FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 8, 2002 REGISTRATION NO. 333-_______
=========================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                           ACT TELECONFERENCING, INC.
             (Exact name of registrant as specified in its charter)


           COLORADO                           7389                       84-1132665
  State or other jurisdiction     (Primary standard industrial        (I.R.S. Employer
       of incorporation)           classification code number)      Identification Number)

                         1658 COLE BOULEVARD, SUITE 130
                             GOLDEN, COLORADO 80401
                                 (303) 235-9000
          (Address and telephone number of principal executive offices)

                                GAVIN J. THOMSON
                             CHIEF FINANCIAL OFFICER
                           ACT TELECONFERENCING, INC.
                         1658 COLE BOULEVARD, SUITE 130
                             GOLDEN, COLORADO 80401
                                 (303) 235-9000
           (Name, address, and telephone number of agent for service)

                                   COPIES TO:
                            WILLIAM J. CAMPBELL, ESQ.
                             MICHAEL M. MCGAWN, ESQ.
                               FAEGRE & BENSON LLP
                       370 SEVENTEENTH STREET, SUITE 2500
                             DENVER, COLORADO 80202
                              PHONE: (303) 820-0630
                               FAX: (303) 820-0600

             APPROXIMATE DATE OF COMMENCEMENT OF SALE TO THE PUBLIC:
 AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

                               ------------------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                         CALCULATION OF REGISTRATION FEE

        TITLE OF EACH CLASS OF            AMOUNT TO BE         PROPOSED MAXIMUM          PROPOSED MAXIMUM          AMOUNT OF
     SECURITIES TO BE REGISTERED           REGISTERED      OFFERING PRICE PER SHARE   AGGREGATE OFFING PRICE    REGISTRATION FEE
     ---------------------------           ----------      ------------------------   ----------------------    ----------------
Shares of common stock no par value         500,000                 $ 4.67                  $ 2,335,000             $ 215(1)

     (1) A registration fee of $215 applies to the common stock offered at $4.67 per share, the average bid and asked prices of our common stock on the Nasdaq National Market on February 6, 2002.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

              Subject to completion, dated February 8, 2002

PROSPECTUS

                                 500,000 SHARES

[ACT TELECONFERENCING LOGO]

                                  COMMON STOCK

                               ------------------

     This is a public offering of 500,000 shares of ACT common stock by certain ACT shareholders. ACT will receive none of the proceeds from the sale of these shares.

     A total of 350,000 of the shares offered are issued and outstanding. The additional 150,000 shares offered will be issued only if certain earnout and escrow provisions in connection with our acquisition of Proximity, Inc. are satisfied. See "The Offering" on page _____.

     Our common stock is quoted on the Nasdaq National Market under the symbol ACTT. On February 6, 2002, the last reported sale price of our common stock was $4.35 per share.

     This will be a continual offering by the selling shareholders and is not underwritten by any investment banker.

                               ------------------

     INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RICK FACTORS" ON PAGE
10.

                                              PRICE TO PUBLIC (1)
                                              -------------------
     Per share of common stock                     $     4.35
     Proceeds to selling shareholders              $2,175,000

----------

     (1) Closing price on Nasdaq National Market on February 6, 2002. Actual sales price will fluctuate with the market.

     Neither the Securities Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               ------------------

                    THIS PROSPECTUS IS DATED FEBRUARY __, 2002

[SIDENOTE]

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THIS DOCUMENT MAY BE USED ONLY IN JURISDICTIONS WHERE OFFERS AND SALES OF THE SECURITIES DESCRIBED HEREIN ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF OUR COMMON STOCK.

                                TABLE OF CONTENTS

                                                                                          PAGE
                                                                                          ----
PROSPECTUS SUMMARY...........................................................................3
SUMMARY CONSOLIDATED FINANCIAL DATA..........................................................8
RISK FACTORS................................................................................10
FORWARD-LOOKING STATEMENTS..................................................................16
PRICE RANGE OF COMMON STOCK.................................................................16
USE OF PROCEEDS.............................................................................17
DIVIDEND POLICY.............................................................................17
CAPITALIZATION..............................................................................18
SELLING SHAREHOLDERS........................................................................19
PLAN OF DISTRIBUTION........................................................................20
SELECTED CONSOLIDATED FINANCIAL DATA........................................................23
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.......26
BUSINESS....................................................................................32
MANAGEMENT..................................................................................41
EXECUTIVE COMPENSATION......................................................................43
PRINCIPAL SHAREHOLDERS......................................................................48
CERTAIN TRANSACTIONS........................................................................49
DESCRIPTION OF SECURITIES...................................................................52
SHARES ELIGIBLE FOR FUTURE SALE.............................................................57
ELIMINATION OF DIRECTOR LIABILITY...........................................................58
INDEMNIFICATION OF OFFICERS AND DIRECTORS...................................................58
WHERE YOU CAN FIND MORE INFORMATION.........................................................59
LEGAL MATTERS...............................................................................59
EXPERTS.....................................................................................59
TRANSFER AGENT AND WARRANT AGENT............................................................59

     In this prospectus, "ACT," "we," "us," "our," and "Company" refer to ACT teleconferencing, Inc., a Colorado corporation.

     Our logo and the names of our products and services mentioned in this prospectus are either trademarks or service marks that we own. Each trademark, trade name, or service mark of any other company appearing in this prospectus belongs to its holder.

                               PROSPECTUS SUMMARY

     THIS SUMMARY HIGHLIGHTS ONLY SELECTED INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU BEFORE INVESTING IN OUR COMMON STOCK. TO UNDERSTAND THIS OFFERING FULLY, YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE RISK FACTORS AND FINANCIAL STATEMENTS.

     ACT Teleconferencing, Inc. provides audio, video, data, and Internet-based conferencing services to businesses and organizations in North America, Europe, and Asia. Our conferencing services enable our clients to conduct remote meetings efficiently and cost effectively by linking multiple participants in geographically dispersed locations.

     Currently, we have operations centers and sales offices in Australia, Belgium, Canada, France, Germany, Hong Kong, Singapore, the Netherlands, the United Kingdom, and the United States. Our global presence and the growth in the conferencing services market have allowed us to build a client base ranging from Fortune 500 companies to small business enterprises. Our primary focus is on providing high value-added conferencing services to organizations such as accounting firms, consulting firms, investment banks, high tech companies, law firms, investor relations firms, and other multinational companies.

OUR BUSINESS

     Our services are designed to meet the growing teleconferencing needs of a broad range of customers across a diverse range of industries. We provide services to clients on a global basis while aiming to deliver excellence in quality of service. We use conferencing technology that allows us to accommodate as many as 1,000 participants in audio conference calls or Internet presentations at a level of quality consistent with the highest business standards. We derived approximately 90 percent of our revenues in 2001 from audio conferencing. We expect growth in our new video and data conferencing services following our acquisition of the video conferencing services assets of PictureTel Corporation as of October 1, 2001, and our merger with Proximity, Inc. on January 2, 2002. We purchase best of class equipment and services from leading suppliers, allowing us to deploy the latest available technology.

     We believe that our range of conferencing services, combined with our global presence and an emphasis on customer service, provides a competitive advantage that will enable us to become a preferred provider for many multinational corporations. Our global presence enables us to serve our clients by operating in local time zones, providing local language service, and staffing our operations centers with country nationals. Attending to the global needs of our customers has allowed us to grow from approximately 20,000 conferences in 1994 to over 366,000 conferences in 2000, a six year average compound growth rate in calls processed that exceeds 60 percent per year.

     We market our services internationally through our direct sales force as well as through outsourcing and co-marketing arrangements with leading telecommunications providers, such as Concert Global Networks Limited, previously the worldwide joint venture of AT&T Corporation and British Telecommunications plc. These arrangements allow our outsourcing and co-marketing partners to market our teleconferencing services as a part of a total telecommunications package for their customers.

RECENT DEVELOPMENTS

     During 2001, we expanded our operations capabilities through:

     - The acquisition in January 2001 of the 40 percent minority interest of our United Kingdom subsidiary, ACT Teleconferencing Limited, for $9.0 million. This subsidiary, which is now wholly owned, currently generates approximately 30 percent of our consolidated revenues. This acquisition enabled us to better integrate our pan-European operations.

     - The introduction of ReadyConnect(SM) , an automated on-demand conference call system. Strong initial call volumes have confirmed our judgment that automated services present significant growth opportunities.

     - The acquisition in October 2001 of the domestic and international video conferencing services business of PictureTel Corporation for approximately $10.0 million. This increased our video conferencing capabilities in response to increased demand for video services between North America, Europe, and Asia. This also positioned us to respond to an increase in demand for domestic U.S. video conferences as an alternative to air travel.

     In addition, on January 2, 2002, we completed our merger with Proximity, Inc. for approximately $5 million. We acquired Proximity's videoconference hosting sites worldwide, as well as their client base. These assets will be used to compliment our existing videoconferencing business, particularly the videoconferencing service delivery business we acquired from PictureTel.

MARKET OPPORTUNITY

     Industry sources, as well as our own analysis, indicate that the total worldwide market for all types of traditional teleconferencing services generated over $2 billion in revenues in 2000. Market trends suggest that this market will exceed $3 billion by 2003. This excludes the potential for Internet-based voice, video, and data conferencing, which we believe has the potential to grow at a faster rate than the growth of traditional conferencing services. Several factors are driving the growth in the teleconferencing services market, including:

     - COST AND TIME ADVANTAGES: Teleconferencing allows clients to conduct meetings, run training sessions, and share information when physical face-to-face meetings would be too costly, impractical, or inconvenient. In today's business environment, the speed of obtaining information, efficient communication of that information, and accelerated high quality decision-making based on that information are increasingly recognized as competitive advantages for companies. Pressure to limit travel costs during difficult economic times and travel security concerns also stimulates the use of teleconferencing.

     - GLOBALIZATION AND CORPORATE DECENTRALIZATION: The increasing number of companies with international subsidiaries has created a growing demand for teleconferencing as a means of conducting business meetings. The growing number of telecommuters who work from home or who travel extensively has also increased the demand for teleconferencing services.

     - INTERNET APPLICATIONS: The emergence of the Internet as an improving communication medium is expected to reduce telephony transmission costs, stimulate usage for teleconferencing, and generate new teleconferencing applications such as voice over Internet products and the streaming of audio and video clips, slides, graphics, spreadsheets, and other data.

     - DEREGULATION OF INTERNATIONAL TELECOMMUNICATIONS MARKETS: In certain international markets, deregulation and privatization of the telecommunications industry presents us with an opportunity to introduce teleconferencing services into new geographic markets. Teleconferencing as a business and productivity tool is relatively new in many countries.

STRATEGY

     Our objective is to become a leading single source provider of audio, video, data, and Internet-based teleconferencing services. The key elements of our strategy are to:

     - Capitalize on the global market for teleconferencing services by growing our operations in major international markets and expanding into others.

     - Develop our present outsourcing and co-marketing arrangements with major telecommunications service providers.

     - Pursue acquisitions to further increase our service offerings, expand our customer base, and broaden our geographic reach.

     - Continue to adapt and implement state of the art conferencing equipment and technology.

     -    Develop a full suite of Internet telephony teleconferencing services.

     - Maintain and grow long-term relationships with our clients by providing superior service, an extensive set of global operations, and the broadest possible range of services.

OTHER INFORMATION

     We were incorporated under the laws of Colorado in 1989 and commenced operations on January 2, 1990. Our headquarters are located at 1658 Cole Boulevard, Suite 130, Golden, Colorado 80401, and our telephone number is (303) 235-9000. Our web site address is www.acttel.com. Information contained on our web site does not constitute part of this prospectus.

THE OFFERING

          Common Stock offered by selling shareholders                500,000 shares
          Common Stock to be outstanding after the offering,
               based on shares outstanding on February 6, 2002        9,141,785 shares

          Nasdaq National Market symbol                               ACTT

     The shares of common stock offered by the selling shareholders were issued in connection with our acquisition of Proximity on January 2, 2002. The total of 9,141,785 shares of common stock to be outstanding after this offering is based on shares outstanding on February 6, 2002, but excludes:

     - 2,100,045 shares of common stock issuable upon the exercise of options and warrants outstanding as of February 6, 2002, which are not held by the selling shareholders, at a weighted average exercise price of $6.18 per share.

     - 186,389 shares reserved for future grants under our 1991, 1996, and 2000 stock option plans.

     - 238,192 shares reserved for purchase under our employee stock purchase plan.

     This is a continuous offering and is not underwritten. We cannot predict when or if any of the selling shareholders will sell their shares. This offering assumes that all holders of warrants to purchase our common stock listed in this document will exercise all warrants held by them.

     Of the shares offered by the selling shareholders, 150,000 are subject to an Earnout Agreement and will only be released to the former shareholders of Proximity upon satisfaction of certain levels of earnings generated by the Proximity assets we acquired in the merger. If the earnout provisions are not satisfied by the end of the fiscal year ending December 31, 2003, any earnout shares not yet released will be returned to us. An additional 50,000 shares, including 15,000 of the shares subject to the earnout conditions, are subject to an Escrow Agreement, to be used to satisfy any indemnification obligations of the former shareholders of Proximity arising under the merger agreement. The Escrow Agreement lasts for a term of one year from the closing of the merger.

                       SUMMARY CONSOLIDATED FINANCIAL DATA

     In the tables below, we provide you with summary historical financial data. We have prepared this information using the consolidated financial statements for the five years ended December 31, 2000, and the nine months ended September 30, 2000 and 2001. You should read the financial information set forth below in conjunction with our "Management's Discussion and Analysis of Financial Condition and Results of Operations," consolidated financial statements, and related notes appearing elsewhere in this prospectus.

                                                                                                                  NINE MONTHS
                                                                  YEAR ENDED DECEMBER 31,                     ENDED SEPTEMBER 30,
                                                                  -----------------------                     -------------------
                                                     1996       1997        1998        1999       2000        2000         2001
                                                     ----       ----        ----        ----       ----        ----         ----
                                                                                                                  (UNAUDITED)
                                                          (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENTS OF OPERATIONS
Net revenues................................       $  6,220    $ 10,234   $ 19,010    $ 28,329    $ 37,700   $ 26,823     $ 34,123
Cost of Services............................          3,605       4,727     10,882      14,798      18,388     13,252       17,431
Selling, general, and administrative expense          3,526       5,310      9,121      11,992      15,356     10,626       13,916
Interest expense, net.......................             13          99        532         848       1,072        663        1,076
Provision for income taxes..................            165         333        402         415         780        793          547
Minority interest...........................            119         202        190         195         709        708          -0-

Net income (loss) before extraordinary item.         (1,208)       (437)    (2,117)         81       1,395        782        1,153
Extraordinary charge related to early
   extinguishment of debt...................            -0-         -0-        -0-         -0-         -0-        -0-          416
                                                   --------    --------   --------    --------    --------   --------     --------

Net income (loss)...........................         (1,208)       (437)    (2,117)         81       1,395        782          737
Preferred dividends.........................            -0-         -0-        -0-         (44)       (160)      (120)        (120)
                                                   --------    --------   --------    --------    --------   --------     --------

Net Income (loss) available to common
   shareholders.............................       $ (1,208)   $   (437)  $ (2,117)   $     37    $  1,235   $    662     $    617
                                                   ========    ========   ========    ========    ========   ========     ========

Weighted average shares outstanding--basic...         2,911       3,204      3,647       4,394       5,312      5,194        6,119

Weighted average shares outstanding--diluted.         2,911       3,204      3,647       4,656       6,024      5,893        6,542
Earnings per share
   Basic
     Net income (loss) before extraordinary item   $  (0.41)   $  (0.14)  $  (0.58)   $   0.01    $   0.23   $   0.13     $   0.17
     Extraordinary item.....................            -0-         -0-        -0-         -0-         -0-        -0-        (0.07)
                                                   --------    --------   --------    --------    --------   --------     --------
     Net Income (loss)......................       $  (0.41)   $  (0.14)  $  (0.58)   $   0.01    $   0.23   $   0.13     $   1.10

   Diluted
     Net income (loss) before extraordinary item   $  (0.41)   $  (0.14)  $  (0.58)   $   0.01    $   0.21   $   0.11     $   0.16
     Extraordinary item.....................            -0-         -0-        -0-         -0-         -0-        -0-        (0.07)
                                                   --------    --------   --------    --------    --------   --------     --------
     Net income (loss)......................       $  (0.41)   $  (0.14)  $  (0.58)   $   0.01    $   0.21   $   0.11     $   0.09

                                                                        DECEMBER 31, 2000     SEPTEMBER 30, 2001
                                                                        -----------------     ------------------
                                                                                                    ACTUAL
                                                                                                    ------
                                                                                                 (UNAUDITED)
CONSOLIDATED BALANCE SHEET DATA (IN THOUSANDS):

Cash and cash equivalents...........................................        $    3,025           $    5,026
Accounts receivable and other current assets........................             9,157               10,993
Total equipment--net................................................            15,632               16,838
Goodwill and other non-current assets...............................             3,582               11,495
                                                                            ----------           ----------
Total Assets........................................................        $   31,396           $   44,352
                                                                            ==========           ==========

Accounts payable and other current liabilities......................            10,527               14,888
Long term debt......................................................             4,653                7,326
Preferred stock.....................................................             1,753                1,801
Deferred income taxes...............................................               306                  276
Minority interest...................................................             1,676                  -0-
Shareholders' equity................................................            12,481               20,061
                                                                            ----------           ----------
Total liabilities and shareholders' equity..........................        $   31,396           $   44,352
                                                                            ==========           ==========

                                  RISK FACTORS

     THIS OFFERING INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE DECIDING WHETHER TO INVEST IN OUR COMMON STOCK. WHILE WE HAVE ATTEMPTED TO IDENTIFY ALL RISKS THAT ARE MATERIAL TO OUR BUSINESS, ADDITIONAL RISKS THAT WE HAVE NOT YET IDENTIFIED OR THAT WE CURRENTLY THINK ARE IMMATERIAL MAY ALSO IMPAIR OUR BUSINESS OPERATIONS. THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE DUE TO ANY OF THESE RISKS, IN WHICH CASE YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT. IN ASSESSING THESE RISKS, YOU SHOULD ALSO REFER TO THE OTHER INFORMATION IN THIS PROSPECTUS, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS, THE UNAUDITED FINANCIAL INFORMATION, AS ADJUSTED, AND RELATED NOTES.

     THIS PROSPECTUS CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THESE STATEMENTS REFER TO OBJECTIVES, EXPECTATIONS, INTENTIONS, FUTURE EVENTS, OR OUR FUTURE FINANCIAL PERFORMANCE, AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES, AND OTHER FACTORS THAT MAY CAUSE OUR ACTUAL RESULTS, LEVEL OF ACTIVITY, PERFORMANCE, OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM ANY RESULTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. IN SOME CASES, YOU CAN IDENTIFY FORWARD-LOOKING STATEMENTS BY WORDS SUCH AS "MAY," "WILL," "SHOULD," "COULD," "EXPECT," "ANTICIPATE," "INTEND," "PLAN," "BELIEVE," "ESTIMATE," "PREDICT," "POTENTIAL," AND SIMILAR EXPRESSIONS. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE INCLUDED IN FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CONTRIBUTE TO THESE DIFFERENCES INCLUDE THOSE MATTERS DISCUSSED IN THESE RISK FACTORS AND ELSEWHERE IN THIS PROSPECTUS.

INCREASED USE OF AUTOMATED CONFERENCING SERVICES WILL RESULT IN A DECREASE OF OUR AVERAGE SELLING PRICES.

     The trend toward increased use of conferencing is accompanied by more demand for lower-priced automated conferencing. Accordingly, as our overall volume of conferences grows, the percentage of calls that are higher-priced, operator-attended conference calls will decline. Since fully attended calls, with additional services such as recording and polling, are our premium product, our pricing may be adversely impacted. Our competitors are facing a similar situation. Our increase in volume may not be sufficient to maintain the average selling prices we have historically experienced; however, due to efficiencies of scale, we expect that our gross margins for automated services will be higher than the margins we receive from our traditional services.

OUR ACQUISITION OF PICTURETEL'S VIDEO CONFERENCING OPERATIONS AND OUR MERGER WITH PROXIMITY MAY PRESENT UNKNOWN RISKS.

     Our experience in the video conferencing segment of our industry has been limited by our relatively small market share. Our acquisition of PictureTel's customers, assets, and software may reveal unexpected issues or obstacles to a profitable operation of our video conferencing services, particularly since this business segment was not profitable for PictureTel during 2001. In addition, although we expect that our merger with Proximity will be accretive to revenue and earnings, we cannot predict how the Proximity assets will perform in the future, nor can we guarantee that we can achieve the synergies that we expect between the PictureTel and Proximity assets. Although we do not anticipate any major issues at this time, we may encounter material issues with our videoconferencing operations and sales. The consequences may be that we need to invest more capital and management resources into this sector.

OUR REVENUES AND GROWTH RATES MAY FLUCTUATE BECAUSE WE DRAW SIGNIFICANT REVENUES FROM THREE MAJOR CLIENTS.

     The loss of any one of our three largest customers, but especially the largest one, would have a material adverse effect on our business. In 2001, our three largest customers accounted for 26, 9, and 3 percent of our revenues. Teleconferencing customers can easily switch to a competing provider or allocate their business among several vendors. Mergers, consolidations, or other changes in ownership or alliances that impact any of our customers could also adversely impact our revenues or cause us to lose a substantial client. For example, the international telephony assets of Concert Global Networks, our largest customer, are being restructured. The business we general from Concert and its customers is being migrated and will remain with us under guidance from Concert's U.S. parent company, AT&T. As this is an international service rather than a U.S. or British domestic service, we expect it to continue to be outsourced to us by AT&T. We offer no assurance, however, that this business will continue to be secured in the long term.

OUR INABILITY TO DEVELOP NEW SERVICE OFFERINGS AND TO HIRE AND TRAIN APPROPRIATE STAFF TO MARKET AND MANAGE GROWTH COULD HAVE A MATERIAL ADVERSE EFFECT ON US.

     If we do not develop new services and employ an innovative staff that can capably manage our growth, we could experience a material adverse effect on our business development, operating results, and financial condition. The expansion of our business into Internet-based service offerings, as well as our rapid internal growth will place a significant strain on our current management resources. To deliver and support these new services, we will need to provide additional training for current employees and compete in the market for new employees, especially those who are skilled in the delivery of Internet services. We cannot assure you that we will be able to attract or retain sufficiently qualified staff to support the growth in our existing business or our expansion into Internet-based conferencing services.

WE MAY NOT BE ABLE TO COMPETE AGAINST OUR MAJOR COMPETITORS IN THE TELECOMMUNICATIONS INDUSTRY WHO HAVE SUBSTANTIALLY GREATER CAPITAL RESOURCES AND NAME RECOGNITION THAN WE HAVE.

     The telecommunications industry is highly competitive, and many of our competitors and potential competitors have greater capital resources and name recognition than we have. Accordingly, we may not be able to compete with them in terms of advertising, marketing, sales, and deployment of capital. To compete successfully against other telecommunications and teleconferencing providers, we must be able to maintain competitive pricing while at the same time offering significantly higher quality services. A well-capitalized competitor can offer a wider array of service and pricing options that we may not be able to match.

THE DEVELOPMENT OF INTERNET-BASED CONFERENCING SERVICES THAT COMPETE WITH CONVENTIONAL CIRCUIT-SWITCHED AUDIO CONFERENCING INJECTS AN UNKNOWN COMPETITIVE FACTOR INTO THE TELECONFERENCING INDUSTRY.

     Our current revenues are derived from conferences that are carried over conventional circuit-switched analog and digital telephone lines. The use of the Internet to transmit long distance voice, video, and data and to develop new types of communication services represents a potential change in historical customer usage patterns in the telecommunications industry. The Internet offers less expensive long distance transmission and greater flexibility in conferences that combine audio, video, and data. We offer no assurance that our current business practices, our new initiatives in Internet conferencing, or our recent acquisition of PictureTel's videoconferencing business will address and exploit these Internet opportunities, particularly since the scope of change and the impact of change are not know to us at this early stage of market development.

IF INTERNET TELEPHONY AND INTERNET INFRASTRUCTURE DO NOT CONTINUE TO DEVELOP AS ANTICIPATED, OUR PLANS TO GROW THIS SERVICE SECTOR WILL BE NEGATIVELY AFFECTED.

     For Internet telephony and Internet-based conferencing services to be commercially viable, the size of the network infrastructure, performance standards, and user security will need to be upgraded and usage must increase substantially. We cannot assure you that the infrastructure or products or services necessary to make the Internet a viable commercial marketplace for the long term will be developed. We can provide you no assurance that the performance or reliability of the Internet will not be adversely affected in the future. The Internet has experienced a variety of outages, viruses, and other delays as a result of damage to portions of its infrastructure, and could face such outages and delays in the future. These outages and delays could adversely affect the level of Internet telephony usage, the level of traffic, and our Internet-based teleconferencing services.

IF INTERNET TELEPHONY CONFERENCING DOES NOT GAIN MARKET ACCEPTANCE, OUR POTENTIAL FOR GROWTH IN THIS MARKET SECTOR WILL BE LIMITED.

     We cannot be certain that Internet telephone service will gain market acceptance or prove to be a viable alternative to traditional telephone service. If the Internet telephony market fails to develop or develops more slowly than we expect, then our future revenues from conferencing over the Internet will be limited.

OTHER TECHNOLOGICAL INNOVATIONS COULD RENDER OUR CURRENT SERVICES OBSOLETE.

     We expect technical innovations to stimulate new developments in teleconferencing services. These range from the development of more sophisticated computers, telephone sets, private branch exchanges, customer-owned bridges, virtual private networks, and centralized office switching equipment to Internet telephony. Other technology-based competitive developments within the telecommunications industry, such as low-priced long distance services and new uses for the Internet, may lead the major telecommunications companies to offer low-cost teleconferencing services as a strategy to obtain greater market share in other product areas. These innovations and developments could render our current service offerings obsolete or uneconomic.

WE MAY BE VULNERABLE TO TECHNICAL MALFUNCTIONS WHICH COULD ADVERSELY AFFECT OUR OPERATIONS.

     We depend upon our software systems, communications hardware, and enhanced services platform to conduct our conferencing business on a worldwide basis. Our systems, communications hardware, vendors' services, and platform are vulnerable to damage or interruption from:

     -    Natural disasters.

     -    Power loss.

     -    Telecommunication failures.

     -    Loss of Internet access.

     -    Physical and electronic break-ins.

     -    Hardware defects.

     -    Computer viruses.

     -    Intentional acts of vandalism, terrorism, or similar events.

WE INCUR FINANCIAL RISKS IN OUR INTERNATIONAL OPERATIONS.

     We incur financial risks associated with international operations and related foreign currencies. International sales comprised approximately 50 percent of our revenues in 2000 and we anticipate that international sales will continue to account for a significant portion of our consolidated revenue. Our international conferences that are initiated outside the United States are denominated in local currency; similarly, operating costs for such conferences are incurred in local currencies. Accordingly, our net profits from these conferences are subject to foreign currency exchange risks. The assets and liabilities in our international operations also are denominated in each country's local currency and are subject to foreign currency exchange risks. The location of certain of our operating centers in economically advanced countries may minimize but cannot eliminate these currency costs.

IF WE ARE UNABLE TO EXPAND OUR INTERNATIONAL OPERATIONS WHEN WE IDENTIFY OPPORTUNITIES AND BRING THEM TO A PROFITABLE OPERATION WITHIN A REASONABLE TIME, WE MAY BE UNABLE TO COMPLETE OUR GLOBAL PLATFORM.

     We cannot assure you that all our international offices will be profitable. We intend to continue the development and expansion of our international operations, which will require us to open and staff new offices in additional countries, invest in more bridging equipment, fund marketing expenses, and incur other start-up costs. We incur these startup expenses when we open a new international office before we generate any revenue from that office. We intend to continue opening new international offices and view these expansion expenses as a necessary investment in future revenue growth; however, we need each of these offices to become and remain profitable within a reasonable time if we are to complete our global platform.

OUR PLANS TO EXPAND MAY BE DISCONTINUED IF WE ARE UNABLE TO OBTAIN SUFFICIENT FINANCING.

     Without sufficient financing, we may not be able to fully implement our domestic and international expansion plans. We may need additional equity or debt financing, collaborative arrangements with corporate partners, or funds from other sources for those purposes. Equity financings may be dilutive to our shareholders and debt financing may impose restrictive covenants on the way we operate our business. We may have difficulty obtaining these funds on a timely basis and on acceptable terms, if at all. If we cannot obtain adequate funds from operations or additional sources of financing, we may experience operational difficulties and the loss of customers. Our business, financial condition, and results of operations will be materially and adversely affected if the capital is unavailable when we need it.

THERE ARE FEW REGULATORY BARRIERS TO ENTRY INTO OUR CURRENT MARKETS AND NEW COMPETITORS MAY ENTER AT ANY TIME.

     There are few regulatory barriers to competition in our markets. Until recently, local exchange carriers in the United States, including local telephone companies, were prohibited from providing teleconferencing, except in limited areas. Recent federal legislation allows local exchange carriers to offer teleconferencing services. This legislation may result in additional competition if some or all of the local exchange carriers choose to enter or expand their activities in the teleconferencing market in the United States.

     There are no significant regulatory barriers to enter the foreign markets we serve in Australia, Belgium, Canada, France, Germany, Hong Kong, the Netherlands, Singapore, or the United Kingdom. Barriers to entry in other foreign markets vary, but may involve governmental regulation or government-owned telephone systems that block changes in existing regulations or resist competition with independent teleconferencing companies. These barriers may restrict our expansion into additional foreign markets.

WE MAY BE UNABLE TO ADEQUATELY PROTECT OUR PROPRIETARY RIGHTS WHICH MAY LIMIT OUR ABILITY TO COMPETE EFFECTIVELY.

     We hold no patents. We may not be able to protect our proprietary information, business practices, trade secrets, or trademarks against a competitor's use, and we may not be successful in litigation we might bring to protect our proprietary information, business practices, or trademarks. To protect our propriety rights, we rely generally on copyright, trademark, and trade secret laws, and confidentiality agreements with employees and third parties. However, employees, consultants, and others could breach their confidentiality agreements and we may not have adequate remedies for such breach. Further, while we believe our name and the "ACT" logo are unique in the teleconferencing market, usage of the name "Act" or "ACT" makes trademark protection in some contexts either unavailable or so likely to generate litigation or the threat of litigation that the pursuit of trademark protection is prohibitively expensive.

OUR COMMON STOCK PRICE HAS BEEN HIGHLY VOLATILE, AND WE EXPECT THIS VOLATILITY TO CONTINUE.

     The market price of our common stock is highly volatile and may decline. We anticipate that the volatility of our common stock price may continue due to factors such as:

     -    Actual or anticipated fluctuations in results of our operations.

     -    Changes in or failure to meet securities analysts' expectations.

     -    Changes in market valuations of other teleconferencing companies.

     - Announcements by us or our competitors of significant technological innovations, contracts, acquisitions, strategic partnerships, joint ventures, or capital commitments.

     -    Introduction of new services by us or our competitors.

     - Conditions and trends in the teleconferencing industry and related technology industries.

     - Future sales of our common stock, including sales by the selling shareholders listed in this prospectus.

     These factors are in addition to significant price and volume fluctuations in the securities markets that may be unrelated to our operating performance.

PROVISIONS OF OUR ARTICLES OF INCORPORATION COULD DELAY OR PREVENT A CHANGE IN CONTROL OF ACT.

     Certain provisions of our articles of incorporation may discourage, delay, or prevent a merger or acquisition that a shareholder may consider favorable. These provisions include:

     -    Authority of the board of directors to issue preferred stock.

     -    Prohibition on cumulative voting in the election of directors.

     -    Election of directors by class for terms of three years.

     - Limitations on the ability of third parties to acquire us by their offer of a premium price to selected shareholders.

     - Agreements with key executives which provide special termination payments in the event of a change in control.

     - A share rights plan that enables shareholders to dilute an acquiring person's investment through the shareholders' purchase of a large number of shares.

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains certain forward-looking statements that involve risks and uncertainties. These statements refer to objectives, expectations, intentions, future events, or our future financial performance, and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, level of activity, performance, or achievements to be materially different from any results expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by words such as "may," "will," "should," "could," "expect," "anticipate," "intend," "plan," "believe," "estimate," "predict," "potential," and similar expressions. Our actual results could differ materially from those included in forward-looking statements. Factors that could contribute to these differences include those matters discussed in "Risk Factors" and elsewhere in this prospectus.

     In addition, such forward-looking statements necessarily depend on assumptions and estimates that may prove to be incorrect. Although we believe the assumptions and estimates reflected in such forward-looking statements are reasonable, we cannot guarantee that our plans, intentions, or expectations will be achieved. The information contained in this prospectus, including the section discussing risk factors, identifies important factors that could cause such differences.

     The cautionary statements made in this prospectus are intended to be applicable to all forward-looking statements wherever they appear in this prospectus. We assume no obligation to update such forward-looking statements or to update the reasons that actual results could differ materially from those anticipated in such forward-looking statements.

                           PRICE RANGE OF COMMON STOCK

                                                                    HIGH      LOW
                                                                    ----      ---

Fiscal year ended December 31, 2000
     First Quarter.............................................    17.00      8.25
     Second Quarter............................................    10.50      5.56
     Third Quarter.............................................     8.00      5.63
     Fourth Quarter............................................     9.38      6.88

Fiscal year ended December 31, 2001
     First Quarter.............................................     8.82      6.75
     Second Quarter............................................     8.20      5.00
     Third Quarter.............................................     8.30      3.95
     Fourth Quarter............................................    11.35      7.65

Current fiscal year
     First Quarter (through February 6, 2002)..................     8.68      4.00

     On February 6, 2002, the last reported sales price of our common stock was $4.35 per share; we estimate that we have approximately 2,000 shareholders.

                                 USE OF PROCEEDS

     We will not receive any proceeds directly from the sale of the shares offered in this prospectus.

                                 DIVIDEND POLICY

     We have never paid any dividends on our common stock. We have paid dividends on our Series A preferred stock, which was fully liquidated on October 11, 2001. We expect for the foreseeable future to retain all of our earnings from operations for use in expanding and developing our business. Any future decision as to the payment of dividends will be at the discretion of our board of directors and will depend upon our earnings, financial position, capital requirements, plans for expansion, loan covenants, and such other factors as the board of directors deems relevant.

                                 CAPITALIZATION

     The following tables sets forth our capitalization as of September 30, 2001. The information set forth below should be read in conjunction with the Consolidated Financial Statements and Notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained elsewhere in this prospectus.

                                                                                                       AS OF
                                                                                                SEPTEMBER 30, 2001
                                                                                              -----------------------
                                                                                                    (UNAUDITED)

                                                                                                              AS
                                                                                              ACTUAL      ADJUSTED(1)
                                                                                              ------      -----------
                                                                                              (AMOUNTS IN THOUSANDS)

Long-term debt and capital lease obligations, net of current maturities..............       $   7,326     $    10,576

Preferred stock, non-voting, 1,000,000 shares authorized; 2,000 shares of Series A
   redeemable preferred outstanding; zero shares as adjusted(1)......................           1,801               -

Common shareholders' equity:
   Common stock, no par value, 10,000,000 shares authorized; 7,103,962 shares issued and       24,224          37,759
   outstanding as of September 30, 2001 (8,389,529 shares as adjusted)...............

   Accumulated deficit...............................................................          (2,957)         (3,189)

Accumulated other comprehensive loss.................................................          (1,207)         (1,207)
                                                                                            ---------     -----------
Total common shareholders' equity....................................................          20,061          33,363
                                                                                            ---------     -----------
Total capitalization.................................................................       $  29,188     $    43,939
                                                                                            =========     ===========

----------

(1) Adjusted to reflect our purchase of the PictureTel 1414(c) business as of October 1, 2001, for $2.5 million in debt and 769,231 shares of common stock valued at $6,035,000; our liquidation of our Series A preferred stock on October 11, 2001 for $1.3 million in common stock, $1 million in cash plus accrued dividends of $338,000, an extraordinary charge of approximately $200,000 for the early extinguishment of our preferred stock, and our reduction of the exercise price in 40,000 warrants from $7.00 to $6.45 which resulted in a charge of approximately $32,000; our acquisition of Proximity, Inc. as of January 2, 2002, for $500,000 in cash, $750,000 in debt, and 500,000 shares of common stock valued at $3,800,000 (150,000 shares are subject to an earnout agreement and could adjust the value of the common stock issued); and exercises of options and warrants that generated $2.8 million in proceeds to us through February 6, 2002.

                              SELLING SHAREHOLDERS

     The shares registered for sale under this prospectus are comprised of an aggregate of 500,000 shares of common stock issued to the former shareholders of Proximity in connection with our merger. These shares represent approximately
5.5 percent of our issued and outstanding common stock as of February 6, 2002.

     The following list provides:

     -    the names of the selling shareholders.

     - the number of shares beneficially owned by each selling shareholder prior to the offering.

     - the number of shares of each selling shareholder that are subject to earnout provisions.

     - the total number of shares being offered under this offering for each selling shareholder's account.

     Assuming that each selling shareholder sells all of the shares listed in this prospectus for such shareholder, each selling shareholder will hold no shares of our common stock.

   NAME OF SELLING                       NUMBER OF SHARES     SHARES SUBJECT TO    TOTAL SHARES
     SHAREHOLDER                        BENEFICIALLY OWNED    EARNOUT AGREEMENT       OFFERED
     -----------                        ------------------    -----------------       -------
 Robert C. Kaphan (1)                           154,829            56,250             154,829
 North Atlantic Venture Fund II, L.P.           219,927            37,500             219,927
 Richard Parlato                                125,244            56,250             125,344

     (1)  Robert C. Kaphan is employed as the manager of our Proximity business.

                              PLAN OF DISTRIBUTION

     The selling shareholders, or their pledgees, donees, transferees, or any of their successors in interest, may sell the shares listed in this prospectus from time to time on any stock exchange or automated interdealer quotation system on which the shares are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at prices otherwise negotiated. The selling shareholders may sell the shares by the following methods:

     - block trades in which a broker or dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction.

     - to a broker or dealer as principal, for resale by the broker or dealer for its own account.

     - an exchange distribution in accordance with the rules of any stock exchange on which the shares are listed.

     - ordinary brokerage transactions and transactions in which the broker solicits purchases.

     -    privately negotiated transactions.

     -    short sales.

     - through the writing of options on the shares, whether or not the options are listed on an options exchange.

     - one or more underwritten offerings on a firm commitment or best efforts basis.

     -    any combination of any of these methods of sale.

     We do not know of any arrangements by the selling shareholders for the sale of any of the shares.

     The selling shareholders may also transfer the shares by gift.

     The selling shareholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the shares. These brokers, dealers, or underwriters may act as principals, or as an agent of a selling shareholder. Broker-dealers may agree with a selling shareholder to sell a specified number of the shares at a stipulated price per security. If the broker-dealer is unable to sell securities acting as agent for a selling shareholder, it may purchase as principal any unsold shares at the stipulated price. Broker-dealers who acquire shares as principals may thereafter resell the shares from time to time in transactions on any stock exchange or automated interdealer quotations system on which the shares are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price, or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling shareholders may also sell the shares in accordance with Rule 144 under the Securities Act rather than under this prospectus, regardless of whether the shares are covered by this prospectus.

     From time to time, one or more of the selling shareholders may pledge, hypothecate or grant a security interest in some or all of the shares owned by them. The pledgees, secured parties or persons to whom the shares have been hypothecated will, upon foreclosure if there is a default, be deemed to be selling shareholders. The number of a selling shareholder's shares offered under this prospectus will decrease as and when the shares are sold. In addition, a selling shareholder may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.

     To the extent required under the Securities Act, the aggregate amount of selling shareholders' shares being offered and the terms of the offering, the names of any agents, brokers, dealers, or underwriters, and any applicable commission with respect to a particular offer will be provided in an accompanying prospectus supplement. Any underwriters, dealers, brokers, or agents participating in the distribution of the shares may receive compensation in the form of underwriting discounts, concessions, commissions, or fees from a selling shareholder and/or purchasers of selling shareholders' shares for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commission).

     The selling shareholders and any underwriters, brokers, dealers, or agents who participate in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, concessions, commissions, or fees received by them and any profit on the resale of the shares sold by them may be deemed to be underwriting discounts and commissions.

     A selling shareholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with that selling shareholder, including, without limitation, in connection with distributions of the shares by those broker-dealers. A selling shareholder may enter into option or other transactions with broker-dealers that involve the delivery of the shares offered in this prospectus to the broker-dealers, who may then resell or otherwise transfer those shares. A selling shareholder may also loan or pledge the shares offered in this prospectus to a broker-dealer and the broker-dealer may sell the shares offered in this prospectus so loaned or upon a default may sell or otherwise transfer the pledged shares offered in this prospectus.

     The selling shareholders and other persons participating in the sale or distribution of the shares will be governed under applicable provisions of the Securities Exchange Act and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares by the selling shareholders and any other person. The anti-manipulation rules under the Securities Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the particular shares being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

     We have agreed to indemnify in some circumstances some of the selling shareholders against some liabilities, including liabilities under the Securities Act. Some of the selling shareholders have agreed to indemnify us in some circumstances against some liabilities, including liabilities under the Securities Act.

     The shares offered in this prospectus were originally issued to the selling shareholders under exemptions from the registration requirements of the Securities Act, and we agreed to register the shares held by or issuable the selling shareholders under the Securities Act. In some cases, the time we are obligated to keep the registration statement effective is limited. We intend to keep the registration statement of which this prospectus is a part effective until the later of (i) the date on which the selling shareholders have sold all of the shares under the registration statement, or
(ii) the expiration of the time when a prospectus relating to such registration is required to be delivered under the Securities Act. We have agreed to pay all expenses in connection with this offering, not including underwriting discounts, commissions, or transfer taxes relating to the sale of the shares by the selling shareholders.

     We will not receive any proceeds from sales of any shares by the selling shareholders.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     In the tables below, we provide you with our summary historical financial data. We have prepared this information using the consolidated financial statements for the five years ended December 31, 2000, and the nine-months periods ended September 30, 2000 and 2001. The financial statements for the five years ended December 31 have been audited by Ernst & Young LLP, independent auditors. The financial statements for the nine-month periods ended September 30, 2000 and 2001 have not been audited.

     When you read this summary historical financial data, it is important that you read along with it the Consolidated Financial Statements and related Notes to the Financial Statements appearing elsewhere in this prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                                 1996             1997             1998                1999
                                                                 ----             ----             ----                ----
CONSOLIDATED STATEMENTS OF OPERATIONS DATA:

Net revenues                                                $   6,219,946    $  10,234,403     $ 19,009,645      $  28,328,791
Costs and expenses:
Cost of services                                                3,604,729        4,727,236       10,881,556         14,797,606
Selling, general, and administrative expense                    3,526,164        5,309,444        9,121,235         11,991,914
Interest expense, net                                              12,702           99,496          532,322            848,013
                                                            -------------    -------------     ------------      -------------
Total costs and expenses                                        7,143,595       10,136,176       20,535,113         27,637,533
Income (loss) before income taxes and minority
interest                                                         (923,649)          98,227       (1,525,468)           691,258
Provision for income taxes                                       (164,591)        (332,566)        (401,762)          (414,866)
                                                            -------------    -------------     ------------      -------------
Income (loss) before minority interest                         (1,088,340)        (234,339)      (1,927,230)           276,392
Minority interest in earnings of consolidated subsidiary         (119,867)        (202,469)        (189,895)          (194,967)
                                                            --------------   --------------    -------------     --------------
Net income (loss) before extraordinary item                    (1,208,107)        (436,808)      (2,117,125)            81,425
Extraordinary charge related to early extinguishment of
   debt                                                               -0-              -0-              -0-                -0-
                                                            -------------    -------------     ------------      -------------
Net income (loss)                                           $  (1,208,107)   $    (436,808)    $ (2,117,125)     $      81,425
                                                            =============    =============     ============      =============
Preferred stock dividend                                              -0-              -0-              -0-            (44,407)
                                                            -------------    -------------     ------------      -------------
Net income (loss) available to common
shareholders                                                $  (1,208,107)   $    (436,808)    $ (2,117,125)     $      37,018
                                                            =============    =============     ============      =============
Weighted average shares outstanding--basic                       2,911,18        3,204,747        3,647,188          4,393,963
                                                            =============    =============     ============      =============
Weighted average shares outstanding--diluted                    2,911,187        3,204,747        3,647,188          4,655,501
                                                            =============    =============     ============      =============
Earnings per share
Basic
   Net income (loss) before extraordinary item              $       (0.41)   $       (0.14)    $      (0.58)     $        0.01
                                                            =============    =============     ============      =============
   Extraordinary item                                                 -0-              -0-              -0-                -0-
                                                            -------------    -------------     ------------      -------------
   Net income (loss)                                        $       (0.41)   $       (0.14)    $      (0.58)     $        0.01
                                                            =============    =============     ============      =============
Diluted

   Net income (loss) before extraordinary item              $       (0.41)   $       (0.14)    $      (0.58)     $        0.01
   Extraordinary Item                                                 -0-              -0-              -0-                -0-
                                                            -------------    -------------     ------------      -------------
   Net Income (loss)                                        $       (0.41)   $       (0.14)    $      (0.58)     $        0.01
                                                            =============    =============     ============      =============
CONSOLIDATED BALANCE SHEET DATA

Cash and cash equivalents                                   $     621,742    $     451,434     $     369,408     $   1,532,551
Net working capital (deficit)                                     697,151          512,982        (1,257,904)        1,382,336
Total assets                                                    4,085,269        7,929,711        15,326,200        22,098,343
Total liabilities, preferred stock, and minority interest       2,317,312        4,551,778        12,821,635        15,529,486
Total shareholders' equity                                      1,767,957        3,377,933         2,504,565         6,568,857

                                                                                         NINE MONTHS ENDED
                                                                                     SEPTEMBER 30 (UNAUDITED)
                                                                    2000              2000              2001
                                                                    ----              ----              ----
CONSOLIDATED STATEMENTS OF OPERATIONS DATA:

Net revenues                                                   $  37,699,785      $  26,823,001    $   34,122,939
Costs and expenses:
Cost of services                                                  18,388,073         13,251,884        17,430,642
Selling, general, and administrative expense                      15,355,804         10,625,683        13,915,791
Interest expense, net                                              1,071,743            662,965         1,075,984
                                                               -------------      -------------    --------------
Total costs and expenses                                          34,815,620         24,540,532        32,422,417
Income (loss) before income taxes and minority
interest                                                           2,884,165          2,282,469         1,700,522
Provision for income taxes                                          (780,250)          (792,794)         (547,331)
                                                               -------------      -------------    --------------
Income (loss) before minority interest                             2,103,915          1,489,675         1,153,191
Minority interest in earnings of consolidated subsidiary            (708,506)          (707,923)              -0-
                                                               --------------     --------------   --------------
Net income (loss) before extraordinary item                        1,395,409            781,752         1,153,191
Extraordinary charge related to early extinguishment of
   debt                                                                  -0-                -0-           416,366
                                                               -------------      -------------    --------------
Net income (loss)                                              $   1,395,409      $     781,752    $      736,825
                                                               =============      =============    ==============
Preferred stock dividend                                            (160,000)          (120,000)         (120,000)
                                                               -------------      -------------    --------------
Net income (loss) available to common
shareholders                                                   $   1,235,409      $     661,752    $      616,825
                                                               =============      =============    ==============
Weighted average shares outstanding--basic                         5,312,200          5,193,739         6,119,409
                                                               =============      =============    ==============
Weighted average shares outstanding--diluted                       6,023,930          5,892,800         6,542,207
                                                               =============      =============    ==============
Earnings per share
Basic
   Net income (loss) before extraordinary item                 $        0.23      $        0.13    $         0.17
                                                               =============      =============    ==============
   Extraordinary item                                                    -0-                -0-            ($0.07)
                                                               -------------      -------------    --------------
   Net income (loss)                                           $        0.23      $        0.13    $         0.10
                                                               =============      =============    ==============
Diluted

   Net income (loss) before extraordinary item                 $        0.21      $        0.11    $         0.16
   Extraordinary Item                                                    -0-                -0-             (0.07)
                                                               -------------      -------------    --------------
   Net Income (loss)                                           $        0.21      $        0.11    $         0.09
                                                               =============      =============    ==============
CONSOLIDATED BALANCE SHEET DATA

Cash and cash equivalents                                      $   3,025,056      $   2,263,067    $    5,026,376
Net working capital (deficit)                                      1,655,391          4,034,373         1,131,419
Total assets                                                      31,395,549         27,312,943        44,351,609
Total liabilities, preferred stock, and minority interest         18,914,445         16,207,863        24,291,102
Total shareholders' equity                                        12,481,104         11,105,080        20,060,507

                        SELECTED QUARTERLY FINANCIAL DATA

                      2001                              MARCH 31           JUNE 30        SEPTEMBER 30
                      ----                              --------           -------        ------------
Net revenues...............................         $  11,525,464      $  11,821,771     $  10,775,704
Gross profit...............................             5,546,267          5,321,126         5,824,904
Operating income...........................               975,107            622,811         1,178,588
Net income before extraordinary item                      352,046            251,742           549,403
                                                    -------------      -------------     -------------
Extraordinary charge related to early
extinguishment of debt.....................                   -0-            416,366               -0-
Net income (loss)..........................         $     352,046      $    (164,624)    $     549,403

Earnings per share--basic and diluted.......
    Net income before extraordinary item...         $        0.05      $        0.04     $        0.08
    Extraordinary item.....................                   -0-              (0.07)              -0-
                                                    -------------      -------------     -------------
    Net income (loss)......................         $        0.05      $       (0.03)    $        0.08
                                                    =============      =============     =============

                      2000                             MARCH 31           JUNE 30         SEPTEMBER 30       DECEMBER 31
                      ----                             --------           -------         ------------       -----------

Net revenues...............................         $   8,183,767      $   9,126,623     $   9,512,611      $ 10,876,784
Gross profit...............................             4,112,111          4,589,496         4,869,510         5,740,595
Operating income...........................               845,501            925,463         1,174,470         1,010,474
Net income.................................         $     187,925      $     204,555     $     389,273      $    613,656

Net income per share--basic ................        $        0.03      $        0.03     $        0.06      $       0.10
Net income per share--diluted ..............        $        0.03      $        0.03     $        0.06      $       0.09

                      1999                             MARCH 31            JUNE 30        SEPTEMBER 30       DECEMBER 31
                      ----                             --------            -------        ------------       -----------
Net revenues...............................         $   6,842,467      $   6,429,079     $   7,221,308      $  7,835,937
Gross profit...............................             3,053,573          3,163,457         3,465,367         3,848,788
Operating income...........................               226,407            220,023           669,979           422,862
Net income (loss)..........................         $    (126,471)     $    (105,371)    $      86,346      $    226,921

Net income (loss) per share--basic .........        $       (0.03)     $       (0.02)    $        0.02      $       0.04
Net income (loss) per share--diluted........        $       (0.03)     $       (0.02)    $        0.02      $       0.04

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ IN CONJUNCTION WITH "SELECTED CONSOLIDATED FINANCIAL DATA" AND OUR CONSOLIDATED FINANCIAL STATEMENTS AND RELATED NOTES INCLUDED ELSEWHERE IN THIS PROSPECTUS. THE DISCUSSION IN THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES, SUCH AS STATEMENTS OF OUR PLANS, OBJECTIVES, EXPECTATIONS AND INTENTIONS. THE CAUTIONARY STATEMENTS MADE IN THIS PROSPECTUS SHOULD BE READ AS BEING APPLICABLE TO ALL RELATED FORWARD-LOOKING STATEMENTS WHEREVER THEY APPEAR IN THIS PROSPECTUS. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED HERE. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE THOSE DISCUSSED IN "RISK FACTORS," AS WELL AS THOSE DISCUSSED ELSEWHERE IN THIS PROSPECTUS.

OVERVIEW

     GENERAL. We are a full-service provider of audio, video, data and Internet-based teleconferencing services to businesses and organizations in North America, Europe, and Asia. Our conferencing services enable our clients to cost-effectively conduct remote meetings by linking participants in geographically dispersed locations. We have operations centers in nine countries and sales offices in those nine countries as well as a sales office and regional headquarters in Belgium. Our primary focus is to provide high value-added conferencing services to organizations such as accounting firms, consulting firms, investment banks, high tech companies, law firms, investor relations firms, and other multinational companies.

     We were incorporated in December 1989 and began offering audio teleconferencing services at our Denver location in January 1990. In 1992 we invested in an audio teleconferencing facility in the United Kingdom and in 1995 we invested in a similar operation in the Netherlands. In 1997 we announced a major international capacity expansion plan intended to grow the Company from its then three locations in three countries (United States, United Kingdom and Netherlands) to the current nine countries offering a full range of audio, video, and internet-based data conferencing services. The rationale for this expansion plan is the rapidly growing market for teleconferencing services worldwide, the expansion of Internet-based conferencing services, and an increasing demand for additional services by certain of our multinational clients.

     We completed a capacity expansion in 1999, after entry into the markets of Canada, France, Belgium, Germany, Australia and Hong Kong. During 1999 we also entered the rapidly growing field of Internet-based teleconferencing products and applications. We now offer data conferencing services, and offer audio, video and data streaming applications over the Internet to our clients outsourced with a nationally recognized provider of broadcast streaming products.

     The following table shows revenues by major product sector:

                                                                                              NINE MONTHS ENDED
                                                        YEAR ENDED DECEMBER 31                   SEPTEMBER 30
                                                   1998         1999         2000           2000            2001
                                                   ----         ----         ----           ----            ----
                                                       (AMOUNTS IN THOUSANDS)              (AMOUNTS IN THOUSANDS)
     CONFERENCING SERVICES
     Audio conferencing services...............   $ 14,627     $ 25,133    $  34,999      $  25,144       $  31,256
     Video, data, and other services...........      4,383        3,196        2,701          1,678           2,866
                                                  --------     --------    ---------      ---------       ---------
     Total.....................................   $ 19,010     $ 28,329    $  37,700      $  26,823       $  34,122
                                                  ========     ========    =========      =========       =========
     REVENUE GROWTH RATES......................         86%          49%          33%            31%             27%

     The following table shows certain costs and other items as a percentage of revenues:

                                                                        YEAR ENDED                  NINE MONTHS ENDED
                                                                        DECEMBER 31                   SEPTEMBER 30
                                                                        -----------                 -----------------
                                                               1998        1999         2000        2000         2001
                                                               ----        ----         ----        ----         ----
     Revenues..........................................        100%        100%         100%        100%         100%
     Cost of services..................................         57          52           49          49           51
                                                               ---         ---          ---         ---          ---
     Gross Profit......................................         43          48           51          51           49
     Selling, general, and administrative expense......         48          43           41          40           41
                                                               ---         ---          ---         ---          ---
     Operating income..................................         (5)          5           10          11            8
     Interest expense, net.............................          3           3            3           3            3
                                                               ---         ---          ---         ---          ---
     Income before taxes and minority interests                 (8)          2            7           8            5
     Minority interest, income taxes, and
               extraordinary items..........................     3           2            3           5            2
                                                               ---         ---          ---         ---          ---
     Net income (loss).................................        (11)%         0%           4%          3%           3%
                                                               ===         ===          ===         ===          ===

RESULTS OF OPERATIONS

NINE MONTHS ENDING SEPTEMBER 30, 2001 COMPARED TO NINE MONTHS ENDING SEPTEMBER 30, 2000.

     NET REVENUES. Net revenues increased 27 percent to $34.1 million for the nine months ending September 30, 2001, compared to $26.8 million for the same period last year, primarily due to ongoing volume growth in our audio conferencing business. Audio conferencing revenues, which are approximately 92 percent of total revenues, increased by 24 percent from $25.1 million to $31.3 million for the nine months ended September 30, 2001. Other services including video, data, and web based conferencing services increased 71 percent from $1.7 million to $2.9 million for the nine months ended September 30, 2001 due to a general uplift in demand for these services. Internationally-based revenues, which make up 48 percent of total revenue, grew by 13 percent while U.S. dollar-based revenues, including certain globally-integrated services, grew by 54 percent. U.S. dollar-based revenues make up 52 percent of our total revenue.

     In November 2001, we reached resolution on certain delayed-payment items for services delivered under contract during 2001 with one of our major customers, Concert. These delayed-payment items arose primarily as a result of the restructure of Concert announced by AT&T and British Telecom during 2001 (see "Risk Factors") in conjunction with problems we encountered while transitioning to new account management software. Although we believe significant and potentially larger opportunities will arise out of the restructure of Concert into the international services of AT&T, we offer no assurance that we will be able to generate the same levels of profit or revenue growth in 2002 during Concert's restructure.

     Items relating to the delayed payments from Concert have been recognized as net income in accordance with services delivered through those periods in the year-to-date as follows: $300,000 in the 2nd quarter of 2001 and $460,000 in the third quarter of 2001.

     The Company has received written confirmation and agreement from Concert for payment of items totaling $480,000 and expects payment for those items in December 2001. The Company has also reached verbal agreement with Concert for payment of items totaling $280,000 and is awaiting written confirmation of these items. Final payment is expected in early 2002.

     GROSS PROFIT. Gross profit increased by 23 percent to $16.7 million for the nine months ending September 30, 2001, compared to $13.6 million for the same period last year. Gross profit percentage decreased from 51 to 49 percent of sales comparing the nine months ending September 30, 2001 and the same period last year. This decrease resulted from the transition to automated service without a significant decrease in operating costs in the first two quarters of 2001. In the third quarter 2001, we experienced increased gross margins as we substantially completed the transition of our major customers to automated services. Gross margin charges were also, to some degree, offset by satisfactory volume increases across the broad base of our business both domestically and internationally and certain productivity gains.

     SELLING, GENERAL, AND ADMINISTRATIVE EXPENSE. Selling, general, and administrative expense for the nine months ending September 30, 2001 was $14 million and accounted for 41 percent of revenue, compared to $10.6 million or 40 percent of revenue for the same period last year. The 31 percent increase in such expenses resulted from an ongoing increase in sales focus as well as ongoing marketing efforts in developing international business units, our video, data, and web conferencing services, and our Internet telephony conferencing business. We continue to focus on sales and marketing efforts as the most important driver of the 63 percent increase in volumes achieved in the period. Selling, general, and administrative expenses also were affected by charges relating to the amortization of approximately $300,000 of goodwill resulting from the purchase of the 40 percent minority interest of ACT Teleconferencing Limited in the United Kingdom.

     NET INTEREST EXPENSE. Net interest expense for the nine months ending September 30, 2001, increased by 62 percent to $1.1 million, compared to $663,000 for the same period last year. This increase reflects the increase in borrowings to fund working capital and fixed asset investments for capacity expansions over the past year, as well as the interest paid on the notes payable associated with the purchase of the remaining 40 percent interest in ACT Teleconferencing Limited.

     MINORITY INTEREST. Minority interest was reduced to zero for the nine months ending September 30, 2001, compared to $708,000 for the same period last year. This decrease reflects the absence of the 40 percent minority interest due to our acquisition of the remaining 40 percent interest in ACT Teleconferencing Limited.

     TAXES ON INCOME AND MINORITY INTEREST. Taxes on income decreased from $793,000 for the nine months ended September 30, 2000 to $550,000 for the nine months ended September 30, 2001 due to reduced income in our UK operations. Our United Kingdom and Canadian operations pay full tax at the statutory rate; however, there is no tax on US and other international subsidiaries earnings due to loss carryforwards of approximately $4 million.

     EXTRAORDINARY ITEM. In association with the early repayment of $1.6 million in subordinated debt, we recognized an extraordinary charge of approximately $416,000 of unamortized debt issuance and debt discount costs related primarily to the valuation of certain warrants issued with the subordinated debt.

FISCAL YEAR ENDED DECEMBER 31, 2000, COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 1999

     NET REVENUES. Net revenues increased 33 percent to $37.7 million for the year ended December 31, 2000, compared to $28.3 million for 1999. The 33 percent revenue growth resulted from an increase in sales to established customers as well as from sales to new customers. Audio conferencing revenues grew by 39 percent while video, data, Internet, and other enhanced conferencing services grew by 15 percent. Audio conferencing accounted for 93 percent and 89 percent of our revenues in 2000 and 1999, respectively.

     GROSS PROFIT. Gross profit increased 43 percent to $19.3 million for the year ended December 31, 2000, compared to $13.5 million for the prior year, reflecting the achievement of significant economies of scale associated with volume increases in voice conferencing. Gross profit percentage increased to 51 percent of net revenues for the year ended December 31, 2000, compared to 48 percent of net revenues for 1999.

     SELLING, GENERAL, AND ADMINISTRATIVE EXPENSE. Selling, general, and administrative expenses for the year ended December 31, 2000 were $15.4 million, or 41 percent of revenue, compared to $12 million or 42 percent of revenue for 1999. The 28 percent increase in such expenses was incurred mainly as a result of the increase in selling, general, and administrative staff from 123 to 142 employees to service new volumes as well as marketing expenses incurred to develop new locations and introduce new products and services associated with Internet-based and other high-speed digital conferencing products.

     INTEREST EXPENSE. Net interest expense grew by 27 percent from $848,013 to $1,071,743 as a result of overall debt and capital leases increasing $700,000 from $7.9 million in 1999 to $8.6 million in 2000, due to additional borrowing.

     PROVISION FOR INCOME TAXES. Provision for income taxes increased 88 percent to $780,250 for the year ended December 31, 2000, compared to $414,866 for 1999, due to increased taxable income earned by our 60 percent majority-owned United Kingdom subsidiary and deferred tax charges in Canada. We paid no other income taxes due to domestic and international tax loss carry-forwards of approximately $7.6 million.

     MINORITY INTEREST. Minority interest grew by 263 percent from $194,967 in 1999 to $708,506 in 2000, primarily reflecting the increased net after-tax income of our 60 percent held United Kingdom subsidiary.

     NET INCOME. Net income for the year was $1,395,409, or $0.21 per share on a diluted basis, and increased by $1,313,985, or $0.20 per share over the previous year income of $81,425 or $0.01 per share, mainly due to the ongoing revenue growth, higher gross margins, and increased economies of scale noted above.

FISCAL YEAR ENDED DECEMBER 31, 1999, COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 1998

     NET REVENUES. Net revenues increased 49 percent to $28.3 million for the year ended December 31, 1999, compared to $19 million for 1998. The 49 percent revenue growth resulted from an increase in sales to established customers as well as from sales to new customers. Audio conferencing revenues grew by 72 percent while video, data, Internet, and other enhanced conferencing services grew by 32 percent. Audio conferencing accounted for 89 and 77 percent of our revenues in 1999 and 1998, respectively. During 1999 we scaled back the sales of video equipment due to low margins in that sector, with the result that video equipment sales accounted for 5 percent of total revenues in 1999, a reduction of 52 percent.

     GROSS PROFIT. Gross profit increased 67 percent to $13.5 million for the year ended December 31, 1999, compared to $8.1 million for the prior year, reflecting the achievement of significant economies of scale associated with volume increases in all service sector categories. Gross profit percentage increased to 48 percent of net revenues for the year ended December 31, 1999, compared to 43 percent of net revenues for 1998.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSE. Selling, general, and administrative expenses for the year ended December 31, 1999 were $11.9 million, or 42 percent of revenue, compared to $9.1 million, or 48 percent of revenue for 1998. The 32 percent increase in such expenses was incurred mainly as a result of the increase in selling, general, and administrative staff in new operations as well as marketing expenses incurred to introduce new products and services associated with Internet-based and other high-speed digital conferencing products.

     INTEREST EXPENSE. Net interest expense grew by 59 percent from $532,322 to $848,013, reflecting the 44 percent growth in our total asset base from $15.3 million at December 31, 1998 to $22.1 million at December 31, 1999. Although long-term debt held relatively steady, $3.9 million in 1998 compared to $3.8 million in 1999, short-term debt grew by over $1.6 million, mainly as a result of the extension of a $1.0 million supplier line of credit. This line was opened in order to finance our audio, video, and data bridging capacity expansion worldwide.

     PROVISION FOR INCOME TAXES. Taxes on income increased 3 percent to $414,866 for the year ended December 31, 1999, compared to $401,762 for 1998, due to increased taxable income earned by our 60 percent majority-owned United Kingdom subsidiary. We paid no other income taxes due to domestic and international tax loss carry-forwards of approximately $8.0 million.

     MINORITY INTEREST. Minority interest grew by 3 percent from $189,895 in 1998 to $194,967 in 1999, primarily reflecting lower growth in net after-tax income of our 60 percent held United Kingdom subsidiary.

     NET INCOME. Net income for the year was $81,425, or $0.01 per share, and increased by $2,198,550, or $0.59 per share over the previous year loss of $2,117,125 or $0.58 per share, mainly due to the ongoing revenue growth, higher gross margins, and increased economies of scale noted above.

LIQUIDITY AND CAPITAL RESOURCES (FOR THE NINE MONTHS ENDING SEPTEMBER 30, 2001)

     For the nine months ending September 30, 2001, our cash provided by operations was $3.5 million, as compared to $2.5 million for the nine months ended September 30, 2000.

     Net cash outflow for investing activities increased by $2.2 million to $5.6 million for the nine months ended September 30, 2001, as compared to an outflow of $3.4 for the nine months ended September 30, 2000. Cash used in investing activities primarily resulted from capital expenditures of $3.5 million to expand current networks and develop new markets. Also, in connection with the acquisition of the remaining 40% minority interest in ACT Teleconferencing Limited, we established an escrow account in the amount of L930,000 ($1,355,000) which is reflected as a cash outflow and is to be used in partial satisfaction of the purchase consideration when the full payment becomes due in 2004.

     Cash provided by new financing activities was $8.4 million for the nine months ending September 30, 2001, and we repaid debt amounting to $4.2 million. This financing was achieved via a combination of additional common stock issued and borrowing on various lines of credit, vendor financing, and other bank credit. Cash provided by financing activities for the nine months ending September 30, 2000 was $3.4 million via additional common stock issued offset by $0.9 million of repayments on various lines of credit, vendor financing, and other bank credit.

     The development and expansion of our existing and future bridging networks and services will require ongoing significant capital to fund these capital expenditures. We expect that our future cash requirements to fund future growth and capital expenditures may require additional financing. There is no assurance that the financing will be available to us, or will be available on acceptable terms. We expect that existing cash and cash equivalents including our current available borrowing base along with internally generated funds, will provide sufficient funds for us to meet our expected capital and liquidity needs to expand our business as currently planned and fulfill our liability obligations. In the event that our plans or assumptions change or prove to be inaccurate, or the foregoing sources of funds prove to be insufficient to fund our growth and operations, or if we consummate acquisitions or joint ventures, we may be required to seek additional capital sooner than currently anticipated. Sources of financing may include public or private debt, equity financing by us or our subsidiaries, or other financing arrangements.

     Our revenue and costs are dependent upon factors that are not within our control, such as regulatory changes, changes in technology and increased competition. Due to the uncertainty of these and other factors, actual revenue and costs will vary from expected amounts, possibly to a material degree, and such variations are likely to affect the level of our future capital expenditures and expansion plans.

     As we continue our expansion plan to enter into new markets, the expenditures incurred, together with initial operating expenses, may result in operating losses from a market until an adequate customer base and revenue stream for the market have been established. Although overall we expect to have positive net income as we develop and expand our business, there can be no assurance that we will earn sufficient positive net income to meet our working capital requirements and service our indebtedness.

                                    BUSINESS

     Industry sources estimate that the worldwide teleconferencing services market amounted to approximately $2 billion in 2000, and will grow to approximately $3 billion by 2003. This excludes growth in Internet-based conferencing services.

     Teleconferencing is a business tool used to bring decision makers together more frequently, at lower cost, and with fewer scheduling conflicts than is possible with face-to-face meetings. Within our target markets of multinationals, professional firms, mid-size firms, and government agencies, our customers use teleconferencing as a high performance productivity tool to accelerate decision making, reduce travel costs, and improve teamwork. Members of project teams, consulting teams, and working groups spread across a country or the world can assemble more quickly and economically than in face-to-face meetings. Examples are board meetings, sales and marketing groups, training programs, investor presentations, press conferences, workshops, seminars, and many other forms of business or professional meetings.

     Several key trends in today's business world, as well as ongoing developments in technology, are driving growth in the world market for teleconferencing services:

     -    Concerns about the time, costs, and security of business travel.
     - The need for accelerated decision-making and the trend toward increased teamwork within companies.
     - Growth of the Internet as a viable medium for the efficient transport of large volumes of voice, video, and data.
     - Enhancements to the overall quality of audio, video, and data conferencing.
     - Reduced costs of audio and video transmission and video conferencing hardware.
     -    Increased bandwidth capacity for video and data conferencing.
     - Improved quality of life for participants in meetings who would otherwise need to spend additional time and effort traveling.
     - Globalization and the resulting demand for additional business communication.

     AUDIO CONFERENCING SERVICES MARKET. We derive our audio conferencing revenue from a fee for our bridging service which combines a few or several hundred telephone lines into one call while maintaining call quality and clarity; long distance which we buy in bulk and resell; and enhanced services, such as conference recording, digital replay, and polling the opinions of conference participants.

     Independent industry research and company estimates indicate that the North American market for all types of audioconferencing services was approximately $1.5 billion in 2000, as measured by annual revenues. We estimate that North America was approximately 75 percent of the total world market in 2000; accordingly, we believe that worldwide sales were over $2 billion. The major long distance companies accounted for an estimated 70 percent of this market with the remaining 30 percent provided by independent companies such as ourselves. We expect the audio conferencing services market to continue growing at a compound rate of 20 to 25 percent annually through year 2003, which would result in a market of approximately $3 billion in sales in 2003. This growth does not include development of the Internet-based services market.

     VIDEO CONFERENCING SERVICES MARKET. Industry sources and our Company estimates indicate that the United States video conferencing services market in 2000 was $300 million, excluding transmission charges and public room rental. We believe, based on industry sources and independent research, that the overall video conferencing market will grow at a compound annual rate of approximately 20 percent to $500 million by the year 2003.

     First introduced in the 1980s, video conferencing applications initially involved expensive systems in dedicated locations used primarily for group conferences. The introduction of affordable small group systems greatly expanded the use of video conferencing. We believe that the growing base of users with in-house systems, combined with the greater bandwidth now available through the integrated services digital network, or ISDN, and improved business quality Internet band width, will continue to drive increased usage.

     Video conferencing is a preferred medium in certain conferencing applications. Examples of professional and industry applications include law (witness depositions), medicine (diagnosis and treatment through telemedicine), business (meetings of executives, boards, and committees), and education (distance learning discussions). The videoconferencing market nevertheless is substantially smaller than the audio conferencing market because the equipment is more difficult to use than a standard telephone, and the transmission costs are more expensive. We expect that improvements in equipment, increased familiarity with video, stable or declining transmission and equipment costs, and Internet technology will drive growth in video.

     INTERNET TELEPHONY SERVICES MARKET. Currently, the Internet telephony market is dominated by consumer voice calling. Despite the attraction of lower costs and more convenience, consumers and businesses have been reluctant to embrace Internet telephony on a large scale; however, we expect that adoption by business customers will follow improvements in quality and usability. Research also suggests that enhanced services such as messaging and conferencing could grow to a significant percent of Internet telephony services.

     Currently, Internet communications are limited to and are dominated by one-way streaming of voice and data to conference participants. An important next step in expanding Internet teleconferencing is to enable each Internet conference participant to participate in an interactive conference in which the participants can speak simultaneously to each other, a full duplex transmission, similar to full duplex conferences conducted over the public switched telephone network, or PSTN. We have begun marketing of this service under the ClarionCall(SM) name. We are preparing for the evolution to Internet conferencing services by implementing full duplex Internet conferencing solutions using gateway and command center technology. Although we have successfully completed product testing, we presently derive no significant revenues from Internet conferencing.

     We are cautious in our approach to Internet conferencing. We envision Internet conferencing to be an incremental service rather than a replacement for our existing teleconferencing solutions, but we believe that Internet-based services will comprise an important portion of the next generation of conferencing services. We intend to devote sufficient resources to develop this market, but with the expectation that its initial growth may be modest. We expect our customers to migrate to Internet conferencing just as they are moving from fully attended conferences to automated conferences, but we do not expect them to do so rapidly. We believe that familiarity, simplicity, convenience, and reduced costs eventually will lead to increased use of Internet telephony and Internet conferencing.

     DATA AND INTERNET-BASED CONFERENCING SERVICES MARKET. Our customers use data conferencing to broadcast and review data, such as sales analyses, cash flow reports, product brochure designs, engineering drawings, or financial statements, for viewing by participants during an audio or video meeting. We enhance the audio or video conference by simultaneously transmitting data over the Internet, which is especially useful in large conferences. These services enable:

     - Interactive audio or video conferences with simultaneous data streaming.

     - Collaborative revision of data by participants equipped with appropriate software.

     -    Viewing of whiteboard illustrations, slide presentations, or drawings.

OUR STRATEGY

     Our strategy is to:

     - CAPITALIZE ON THE GLOBAL MARKET FOR TELECONFERENCING THROUGH A LOCAL PRESENCE. We use local operations centers staffed by country nationals. We operate in local time zones and provide local language services. We employ local management and staff to develop customer loyalty and improve local market penetration. Our network of local centers provides our multinational conference customers with knowledgeable and consistent service, regardless of the continent or time zone.

     - DEVELOP AND LEVERAGE OUR PRESENT DISTRIBUTION CHANNELS THROUGH MAJOR THIRD- PARTY OUTSOURCE RELATIONSHIPS. Outsourcing arrangements with telecom carriers allow us to concentrate on additional volume delivery to their major customers while they promote our conferencing services as part of an overall product portfolio.

     - PURSUE ACQUISITIONS. Having built the base of our teleconferencing platform in key markets worldwide, we are positioned to expand our infrastructure and obtain additional market size through acquisitions. We will pursue acquisitions that increase our service offerings, expand our customer base, and broaden our geographic coverage. We will also utilize acquisitions to broaden our technical expertise and enlarge our pool of management talent.

     - ADAPT AND IMPLEMENT STATE OF THE ART AND BEST PRACTICES TECHNOLOGY. Rather than invest in research and development, we take advantage of technology developed by third-party vendors. We buy best-of-class equipment.

     - FOSTER AND MAINTAIN LONG-TERM RELATIONSHIPS WITH OUR CUSTOMERS. We train our people to be committed to the delivery of superior service through proprietary customer care and service quality training programs. High quality standards and solid customer relationships generate large amounts of repeat business and frequent referrals from satisfied clients. Our long-term relationships with customers are enhanced by our global presence and broad range of services.

CONFERENCING SERVICES

     We are a single-source provider of audio, video, data, and Internet-based conferencing services that are designed to meet the needs of a broad range of customers across a diverse range of businesses. We derive the large majority of our current revenue from audio conferencing (approximately 90 percent) with the remaining 10 percent from the expanding video, data, and Internet-based conferencing sectors. We believe that audio conferencing will continue to comprise the bulk of our revenues for the foreseeable future; however, we estimate that our acquisitions of the PictureTel video conferencing service delivery business and Proximity will increase the percentages of our video, data, and related services to approximately 25 percent of total revenues in 2002 and beyond.

     AUDIO CONFERENCING SERVICES. Our ActionCall(sm) audio conferencing services include full-service, attended conferencing, reservationless unattended conferencing, and a comprehensive suite of enhanced audio conferencing management services. Our data and Internet conferencing services supplement these offerings. Our enhanced audio conferencing services, which are available on request, include:

     -    Continuous monitoring and operator access.
     -    Security codes.
     -    Blast dial-out.
     -    Participant volume control and muting.
     -    Conference recording, translation, and transcription.
     -    Digital replay.
     -    Network management and fault reporting.
     - Broadcast faxes, pre-notification fax, email, and participant notification.
     - Question and answer and polling services for large investor relations calls.
     -    Customized billing.

     In a full-service, attended conference, our conference coordinators either will call each participant (a dial-out conference) or provide participants with a toll free or local number for them to call at a certain time (a dial-in conference). In an unattended or automated conference, we provide the customer with a dial-in telephone number and a PIN code to allow the customers to arrange their own conferences on our bridging equipment. We can connect audio conference participants to a high quality conference call from their office, home, project site, or any mobile phone.

     We generate revenues by charging clients a fee per minute for bridging, call management, and various enhanced conferencing services, as well as charges related to long distance transmission.

     VIDEO CONFERENCING SERVICES. We offer our video conferencing services through our multipoint video bridging centers worldwide. In October 2001, we acquired the video conferencing services business of PictureTel Corporation, which included video operations centers in the United States, United Kingdom, and Singapore, and secondary network operating facilities in other locations. This acquisition augmented our existing video operations facilities in the United States, London, Paris, and Amsterdam, which we are integrating with the acquired PictureTel operations. In January 2002 we acquired Proximity, Inc., a provider of room-based video conferencing services. This gives us access to 3,500 video conferencing sites worldwide, as well as Proximity's customers, software, and management systems.

     Our offerings include full-service, advanced technical management features such as:

     -    Operator-controlled conferences.
     -    Continuous on-screen presence of all participants.
     -    Reservations and scheduling management.
     -    Room reservations.
     -    Video taping and cassettes.

     -    Multiple line speeds and voice-activated switching controls.
     -    Training, installation, and maintenance of equipment.
     -    Video conferencing site certification.

     Although we can accommodate more participants by linking several video bridges, most video conferences, as a practical matter, involve no more than three to ten locations. Technical features of our multipoint control units enable us to display all parties on one screen or select only certain parties as needed during a conference.

     We generate revenues from video conferencing in the same manner as audio conferencing, but at higher per-minute rates. Recent decreases in per-minute rates for video bridging and long distance transmission, driven by improved technology and competition among the long distance companies, have stimulated the market for video conferencing and are expected to continue to do so.

SERVICE QUALITY AND CUSTOMER CARE

     We train all employees in the principles of customer care management, which include continuous service quality monitoring and the development of positive relationships with clients. We pursue a philosophy of continuous performance improvement, and we consistently measure our performance and endeavor to improve it. We actively monitor, analyze, and control all facets of a conference call, including reservations, call execution, and billing, and follow up with customer satisfaction surveys.

     We also review our performance with our customers on a regular basis, set specific performance improvement goals, and modify our operations accordingly. Feedback from our customers indicates that these factors contribute to a high customer retention rate.

SALES AND MARKETING

     Our sales and marketing strategy involves two key steps. First, we attract customers through various distribution channels. Once the relationship has been established, we cross sell services throughout each customer's organization worldwide.

     We attract our customers through direct and indirect sales efforts such as customer referrals, telemarketing, trade show promotions, and advertising. Our direct sales force focuses on multinational and mid-market accounts. We also leverage outsourcing relationships with large telecommunications providers. Our range of service offerings allows us to cross sell our services once we have initially established an account.

     We have built a customer base of approximately 2,000 established accounts. Our records indicate that over 5,000 schedulers, administrative staff, and managers employed by these customers are responsible for requesting or arranging conferences with us that represented over 366,000 conference calls in 2000. These customers range from small manufacturing firms to Fortune 500 companies.

     We have targeted the following customer groups for our conferencing services and applications:

     - Major multinational companies, investment banks, and professional services firms within the Fortune 1000 (GLOBAL ACCOUNTS).

     - Medium-to-large-sized domestic companies, associations, and governmental organizations (MIDMARKET ACCOUNTS).

     - Customers of major telecommunications providers which we access through outsourcing and co-marketing arrangements (OUTSOURCED AND CO-MARKETING RELATIONSHIPS).

     GLOBAL ACCOUNTS. Our global account managers are responsible for some 30 multinational accounts. We focus on the home country or headquarters of these multinationals as a base for developing our global business relationships. Each account manager deals with the customer's home country office or headquarters when establishing service.

     MIDMARKET ACCOUNTS. Our direct sales staff targets medium to large companies with a high volume of teleconferencing, as well as smaller companies with lower demand for our services. As in any business, purchasers of higher volume sales benefit from volume discounts. While we continue to promote sales to our global accounts, we seek situations in which we can provide competitive services to mid-sized companies at higher margins. Our direct sales effort manages each of our midmarket accounts through contacts with our customers' upper management and also with their administrative staff who are responsible for scheduling and travel. Once we have become a repeat provider of services for a customer, we stress personal contact with the call organizers, conference chairpersons, and members of senior management within our customers' organizations.

     OUTSOURCED AND CO-MARKETING RELATIONSHIPS. Outsourced and co-marketing relationships with major telecommunications companies are a relatively new development within our company. Our independence from other network providers allows us to serve these customers without making them feel that we would compete for their customers' other telecommunications business.

INTELLECTUAL PROPERTY

     We seek to protect our proprietary information and business practices as trade secrets. We have developed customized software, which we consider proprietary, for our service and quality control functions, and have also developed in depth technical know-how with respect to the operation of telecommunications equipment and the coordination of large volume conference calls. We currently have two provisional patent applications pending before the United States Patent and Trademark Office. We also require each of our employees to execute a nondisclosure agreement for the protection of confidential information.

     We (or one of our subsidiaries) own the following United Kingdom trademark registrations (some of which include words that are intentionally repeated): ACT and design; ACTIONCAST ACTIONCAST; ACTIONCALL ACTIONCALL; ACTIONSHOW ACTIONSHOW; ACTION FAX ACTION FAX; and ACTION VIEW. A subsidiary owns a Benelux trademark registration for ACT TELECONFERENCING. We own three pending U.S. trademark applications for the terms: MEETINGS ON CALL; CLARION CALL; and READY CONNECT. We do not own a federal trademark registration for the term ACT in the United States. Since a wide variety of companies use the term in their corporate name or advertising, trademark registration could be prohibitively expensive. We do claim a number of common law marks that use the terms ACT or ACTION as a part of such marks. We also believe that we are the only enterprise currently using ACT in the teleconferencing industry.

SUPPLIERS

     We are not dependent on any single carrier or supplier for any of the services we sell. We have negotiated volume discounts with our primary long-distance carriers, and believe we could negotiate similar arrangements at similarly competitive prices with one or more other carriers should our current carriers be unable to continue to provide service at competitive prices. For example, we have a three year agreement to purchase network services from AT&T which, after volume discounts, is expected to range between $14 and $18 million per year. However, we have the right to negotiate this commitment down to the level of actual usage, without penalty, in the event of a business downturn beyond our control.

     The equipment we purchase for use in our operations is also available from a variety of suppliers, some of which compete in the teleconferencing services business. We have chosen to purchase most of our equipment from Compunetix, a supplier based in Pittsburgh, Pennsylvania. According to Compunetix, it accounts for approximately 30 percent of the worldwide market for conferencing bridges. Compunetix is a supplier of conferencing platforms to U.S. government agencies such as the National Aeronautics and Space Administration, the Federal Aviation Administration emergency management platform, and the U.S. Department of Defense, as well as major telecommunications providers. We recently added Spectel, Multilink, Polycom, Tandberg, and Accord to our list of major equipment suppliers.

OUR COMPETITION

     We compete with major long distance companies, independently owned teleconferencing companies, and in-house services such as company-operated bridges and private branch exchange equipment.

     The principal competitive factors in the teleconferencing market are service, quality, reliability, price, name recognition, and available capacity. The location of an operations center can also be a competitive factor, as a local presence will reduce transmission costs and reflect the language, accent, or business practices of local customers. In certain cities and countries, we have opened local sales offices to ensure that marketing is more personal and effective.

     Our competition comes from large companies such as British Telecom, Bell Canada, France Telecom, Deutsche Telekom, Telstra, Belgakom, Hong Kong Tel, Worldcom, and Sprint. We also face competition from independent teleconferencing companies similar to us, including Premiere Technologies, Intercall, and Genesys. In the United States, we may also face additional competition from the regional carriers which, under the Telecommunications Act of 1996, eventually will be allowed to provide long distance services nationwide under certain conditions and whose long distance customers would expect access to teleconferencing services. This may become an additional opportunity for us, as certain carriers may choose to outsource their customers' needs to independent teleconferencing providers.

     Although the major long distance carriers hold a large share of the teleconferencing services market, teleconferencing is not a primary focus of their business. We have been able to compete with the conferencing divisions of long distance companies on the basis of quality of service for the large volume business of prestigious companies such as investment banks, accounting and consulting firms, and law firms. Excess long-distance line capacity enables the long distance companies to offer discounted prices to high-volume conferencing customers, but they generally charge higher conferencing prices to smaller and medium volume customers. This creates a pricing structure that enables us and others to compete on a price-and-service basis for the teleconferencing business of the medium and smaller businesses.

     There are few regulatory barriers in the countries in which we operate, but new entrants into the teleconferencing business will face various economic barriers. The complex planning, installation, and operation of a global teleconferencing platform involving multiple facilities and office locations such as ours, together with the implementation of network technology and coordination of operations, would likely require extensive funding, management, and time to replicate.

     Some companies own and operate their own conferencing bridges, but many companies find that the costs of operating their own bridge outweigh the benefits and prefer to outsource their teleconferencing services. Technology is available to enhance private branch exchange conferencing capability (usually up to six calls), but private branch exchange-handled conference calls typically have poor sound quality and each additional line weakens the overall sound volume. Additional competition may also develop from more sophisticated telephone sets and other centralized switching devices. These alternative techniques may enable our customers to conduct some of their own conferences, but we believe they will continue to outsource larger conferences, particularly if their distance meetings require a collaboration of audio, video, data, and Internet conferencing techniques.

FACILITIES

     Our development of local facilities serves the dual purpose of providing local language, local currency, and local time zone services to the areas served by each operations center, as well as backup and overflow capacity among other centers in the event all or part of a conference needs to be rerouted from an operations center that is at full capacity.

     We currently lease office and operations space at our locations in Denver, Boston, Burlington, Toronto, Ottawa, London (two), Amsterdam, Brussels, Paris, Frankfurt, Sydney, Adelaide, Hong Kong, and Singapore (two), which we have listed in the table below.

                                                                     YEAR
          LOCATION        COUNTRY              DESCRIPTION        ESTABLISHED
          --------        -------              -----------        -----------

        Denver         United States     Sales and operations        1990
        London         United Kingdom    Sales and operations        1992
        Amsterdam      Netherlands       Sales and operations        1995
        Brussels       Belgium           Sales office                1996
        Sydney         Australia         Sales and operations        1997
        Paris          France            Sales and operations        1997
        Ottawa         Canada            Sales and operations        1998
        Toronto        Canada            Sales and operations        1998
        Frankfurt      Germany           Sales office                1998
        Adelaide       Australia         Sales and operations        1999
        Hong Kong      China             Sales and operations        1999
        Hamilton       Bermuda           Administrative office       2000
        Boston         United States     Sales and operations        2001
        Singapore      Singapore         Sales and operations        2001
        Burlington     United States     Sales and operations        2002

     All operations are in office locations close to the city center or in nearby suburbs. These leases expire or are renegotiable within the next five years and are adequate for our expansion plans. Forward lease commitments are not significant in relation to total ongoing operating expenses and all lease costs are consistent with generally available market rentals. We believe we could obtain comparable facilities at similar market rates if necessary.

     Our operations centers provide us with a high degree of redundancy. We can reroute most of our conferences to other centers if necessary. By networking our operations centers in different time zones, we use idle evening and nighttime capacity in one center to fulfill daytime demand at another center.

     Each of our operations centers includes at least one audio or video bridge. Our capacity is measured in ports, with one port needed for each conference participant. Our audio conferencing call centers operate approximately 10,000 ports worldwide. Our video conferencing network comprises over 1,000 ports. This enables us to handle conferences of varying sizes by linking the port capacity of our operation centers together. Although we can network our audio ports to handle 1,000 or more participants and have handled conferences of this size, the low demand for such a large conference and the logistics of handling multiple conferences during the business day make it unlikely that audio conferences will exceed 500 participants. Video and data conference calls are generally much smaller. Weekday mornings and early afternoons are peak conferencing times.

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

REGULATION

     Although the telecommunications industry has been subject to extensive regulation, government regulation or licensing has no material impact on the delivery of teleconferencing services in the countries where we now conduct our business.

EMPLOYEES

     As of January 28, 2002, we had a total of 440 employees worldwide. There were 200 employees in our North American operations, 172 in our European operations, and 68 in our Asia Pacific operations. Of the total worldwide employees, 249 were in teleconferencing operations, 100 were in sales and marketing, and 91 were in management and administration. Our entry into new markets eventually will require new employees, but we expect the initial growth in the number of employees to be gradual. We do not anticipate any material change in the number of employees in the near future. None of our employees are represented by labor unions. We have not experienced any work stoppages and consider our employee relations to be good.

QUALITATIVE & QUANTITATIVE DISCLOSURE OF MARKET RISK

     Our interest expense is sensitive to changes in the general level of interest rates. In this regard, changes in interest rates can affect the interest paid on our long-term debt. To mitigate the impact of fluctuations in interest rates, we generally enter into fixed rate financing arrangements. We believe the fair value of long-term debt approximates the related carrying amount based on market interest rates available to us. Almost all of our long-term debt of is denominated in United States dollars. The following table provides information about our financial instruments that are sensitive to changes in interest rates as of September 30, 2001:

                                                                          EXPECTED MATURITY DATE
                                                                                                                           TOTAL
                                                          2002             2003            2004            2005

Long term debt, including current portion

  Fixed rate...................................      $  6,712,919     $   2,500,011   $   1,128,419   $  1,107,076   $ 11,448,424

  Average interest rate........................               7.6%              9.0%            7.0%           7.0%          7.75%

     We are also subject to foreign exchange currency rate risk as a result of our international operations. Historically, we have not entered into any derivative arrangements to hedge foreign currency risks and we have no firmly committed future sales exposures.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     Officers receive salaries agreed upon by the officer and the board and are eligible for performance incentives determined from time to time by the board.

     Our executive officers and directors since the beginning of the 2001 fiscal year are as follows:

         NAME                           AGE*                              POSITION
Gerald D. Van Eeckhout                   61    Chairman of the Board; Chief Executive Officer
Gavin J. Thomson                         44    Vice Chairman and Chief Financial Officer, Secretary, and Treasurer
Gene Warren                              49    Chief Operating Officer
Carolyn R. Van Eeckhout                  63    Vice President, Human Resources, and Director
James F. Seifert                         73    Director
Ronald J. Bach                           68    Director
Donald L. Sturtevant                     64    Director

----------

*        Age is as of February 6, 2002

     GERALD D. VAN EECKHOUT, one of our founders, has been chairman of our board of directors and chief executive officer since our formation in 1989. He has served as a director and chairman since 1989, and his current term as a director ends in 2004. From 1982 to 1989, Mr. Van Eeckhout was president, chief executive officer, and a director of ConferTech International, Inc., a teleconferencing services and manufacturing company, which was subsequently sold to Global Crossing. Before 1982 he served seven years as chief financial and administrative officer of Medtronic, Inc., five years as chief financial and planning officer at Pillsbury International Division, and eight years as a certified public accountant with Touche Ross & Co., based in Minneapolis, Minnesota. He received a bachelor of science degree from the University of North Dakota in 1962, and completed the Stanford Executive Program in 1976. He has also been a national director of the American Electronic Association and President of the University of North Dakota Foundation.

     GAVIN J. THOMSON, our vice chairman and chief financial officer, secretary, and treasurer, joined us in February 1997. From 1994 to 1996, Mr. Thomson served as managing director of TEK Corporation, a consumer appliance and electronics company based in Johannesburg, South Africa. Before holding that position he was the chief financial officer of TEK Corporation for a four year period, then one of the largest consumer appliance companies in South Africa, which manufactured and distributed products under license to General Electric, RCA, and Pioneer of Japan. He is a chartered accountant (South Africa), having worked for Ernst & Young and Deloitte and Touche, both in South Africa and the U.S., and received his bachelor's and post-graduate degrees in accounting from Natal University, South Africa; earned his master's degree in business administration from the University of Denver; and completed the Stanford Business School Advanced Management College.

     GENE WARREN, our chief operating officer, joined us in August 1996. Mr. Warren came to us with over 20 years of executive and technical experience in telecommunications. From 1993 to 1996, Mr. Warren served as senior vice president of business development, operations, and technology at Global Access, a teleconferencing services company later acquired by Williams Communications and subsequently by Genesys Group. Prior to his employment by Global Access, he served as director of technical services for ConferTech International and senior director of technical support for MCI. Mr. Warren received a bachelor of science degree in physics and mathematics from Clark Atlanta University in 1975 and completed the Stanford Executive Program. He also holds a master's degree in business administration from Regis University.

     CAROLYN R. VAN EECKHOUT, one of our founders, serves as vice president of human resources for ACT Teleconferencing, Inc. She has been one of our directors since 1991 and has been employed by us since our inception. From 1985 to 1989, she was a self-employed consultant to various health professionals and the Denver Public Schools. She received her bachelor's degree in education from Pennsylvania State University. Her current term as a director ends 2002.

     JAMES F. SEIFERT, one of our directors since 1991, has been chairman and chief executive officer of James F. Seifert & Sons LLC since 1993. Mr. Seifert was previously chairman and chief executive officer of Grafton Group, Inc., doing business as Seifert's, a women's apparel chain that operated up to 234 stores in the upper Midwest. Mr. Seifert received his bachelor of science degree in commerce from the University of North Dakota in 1950. He is a former president of the University of North Dakota Foundation. His current term as a director ends in 2003.

     RONALD J. BACH, a director since 1992, is a certified public accountant who was employed continuously by the firm of Deloitte and Touche from 1955 until his retirement in 1991 at which time he was partner in charge of its Bloomington, Minnesota office. He holds a bachelors degree in business administration from the University of Minnesota, and serves as a director of a number of privately held companies in which he has an ownership interest. His current term as a director ends in 2004.

     DONALD L. STURTEVANT was elected as one of our directors in 1996. His current term as a director ends in 2002. Since 1996, he has been the chief operating officer and a director of St. Croix Medical, Inc., a medical implantable hearing systems company. He was president and chief executive officer of MediVators, Inc. from 1991 through 1996. Previously, he held the positions of CEO and chairman of the board of BallistiVet, Inc., from 1988 through 1990. From 1985 through 1987 Mr. Sturtevant was vice president of Alpha Business Group, Inc., a medical venture management group which he co-founded. From 1972 to 1985 Mr. Sturtevant held various positions at Medtronic, Inc., including vice president and general manager of the instrument division. Mr. Sturtevant received a bachelor of science degree in business administration from the University of Minnesota in 1966 and is a 1975 graduate of Northwestern University's International Management Program in Bergenstock, Switzerland. His current term as a director ends in 2002.

     GERALD D. VAN EECKHOUT and CAROLYN R. VAN EECKHOUT are husband and wife. All officers serve at the discretion of our board of directors.

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

                             EXECUTIVE COMPENSATION

     The following table sets forth information regarding compensation we paid to our chief executive officer and our four most highly compensated executive officers for the fiscal years ended December 31, 2001, December 31, 2000, and December 31, 1999. All amounts are in U.S. dollars.

                                                                             Long-term Compensation
                                         Annual Compensation                         Awards
                                      ------------------------------------------------------------------------
                                                                        Restricted Stock Securities underlying      All Other
        Name                    Year        Salary         Bonus          Awards  ($)      options ($)(1)        Compensation ($)
---------------------------------------------------------------------------------------------------------------------------------
Gerald D. Van Eeckhout          2001      $ 237,000     $ 20,000                                                  $ 14,471 (2)(3)
                                2000        200,000       59,778                                                    22,454 (2)(3)
                                1999        160,000       36,320                                                    18,771 (2)(3)

Gavin J. Thomson                2001        200,000       21,336                              20,000 (8)             6,000 (3)
                                2000        160,000       59,778                                                     6,112 (3)
                                1999        140,000        5,091                              10,100 (4)(5)          4,800 (3)

Gene Warren                     2001        230,000       35,377          200,000 (6)         20,000 (8)             6,000 (3)
                                2000        200,000       59,063                                                     7,608 (3)
                                1999        145,000      100,982                              20,100 (4)(5)          6,418 (3)

David Holden (7)                2001        124,000       18,397                                                    16,000 (3)
                                2000        122,000       63,320                                                     7,225 (3)
                                1999        112,000       27,600                                 100 (4)            17,280 (3)

Rob Aubry                       2001        132,000       31,000                              10,000 (3)             6,000 (3)
                                2000         67,000       31,500                               8,000 (9)            31,800 (3)(11)
                                1999         69,000        1,500                              20,100 (4)(10)        14,892 (3)(11)

----------

          (1)     All options are for the purchase of Common Stock.
          (2) Includes an annual disability insurance premium payment of $1,971 per year and a split dollar life insurance policy premium of $12,000 per year.
          (3)     Includes car allowances.
          (4) 100 options granted on December 1, 1999, at an exercise price of $7.00 per share. These options expire December 1, 2009 and vest at 25 percent per year.
          (5)     On June 10, 1999, Mr. Thomson received a grant of
                  10,000 options, and Mr. Warren received a grant of 20,000 options, at an exercise price of $4.25 per share. These options are only valid if our closing bid price is $20 or more for a minimum of ten days before June 10, 2002; however, they will vest immediately in this circumstance.
          (6) In July 2001, we issued 32,000 shares of restricted common stock to Mr. Warren of as part of his incentive package. The common stock vests in equal amounts over four years and is non-transferable during the four years. The shares were valued at $6.25 per share at the time of the grant for a total of $200,000. Under variable accounting, we will expense the value of the grant based on the market price of the shares at the time of vesting. The Board reserves the right to accelerate vesting of these shares at any time if justified by Mr. Warren's performance. Additional shares in similar amounts may be issued to Mr. Warren each year for four years based on strict profit-based performance criteria. These shares would have the same vesting and selling restrictions. We recognized compensation expense of $12,500 for the three months and nine months ended September 30, 2001, related to this agreement.
          (7) Mr. Holden, a resident of Belgium, is our regional managing director of Europe. We do not consider Mr. Holden to be an executive officer of the corporation although he is an officer of a subsidiary.
          (8) Options granted on April 17, 2001 or September 10, 2001, at an exercise price of $5.00 per share. These options expire ten years from the date of grant and vest at 25 percent per year.
          (9) Options granted on June 23, 2000, at an exercise price of $5.75 per share. These options expire ten years from the date of grant and vest at 25 percent per year.
          (10) Options granted from December 27, 1997 to July 1, 1998, at exercise prices ranging from $5.75 to $9.00 per share. These options expire ten years from the date of grant and vest at 25 percent per year.
          (11)    Includes commissions.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

     The table below summarizes options granted to the executives named in the table of annual compensation above during 2001.

                      NUMBER OF SECURITIES     PERCENT OF TOTAL
                       UNDERLYING OPTION/   OPTION/SARS GRANTED TO        EXERCISE         EXPIRATION     PRESENT VALUE AT
          NAME          SARS GRANTED (#)   EMPLOYEES IN  FISCAL YEAR       PRICE              DATE        DATE OF GRANT(1)
          ----        ------------------   --------------------------      -----              ----        ----------------
Gavin J. Thomson           20,000                     8.7%               $5.00/Share        09-10-11          $75,200
Gene Warren                20,000                     8.7%               $5.00/Share        09-10-11           75,200
Rob Aubry                  10,000                     4.4%               $5.00/Share        04-17-11           37,600

----------

(1) The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model. The following assumptions were used: risk-free interest rate of 6.0%; a dividend yield of 0%; volatility factors of the expected market price of our common stock of 0.77, and a weighted-average expected life of the option of seven years.

     The table below summarizes options exercised during 2001 and indicates the value of unexercised options held by the named executives at fiscal year end at the share price of $7.65 per share on December 31, 2001 (last trading day of the year):

                                                                NUMBER OF SECURITIES UNDERLYING           VALUE OF UNEXERCISED
                                                               UNEXERCISED OPTIONS AT DECEMBER          IN-THE-MONEY OPTIONS AT
                                                                           31, 2001                        DECEMBER 31, 2001
                                                                           --------                        -----------------
                                  SHARES
                               ACQUIRED ON    VALUE REALIZED
           NAME                  EXERCISE                       EXERCISABLE      UNEXERCISABLE       EXERCISABLE     UNEXERCISABLE
----------------------------------------------------------------------------------------------------------------------------------
Gerald D. Van Eeckhout           150,000       $ 498,250          50,000                    -     $     80,000     $        -
Gavin J. Thomson                  15,000          90,300          80,650               20,000          247,823         53,033
Gene Warren                       25,000         164,755          70,050               20,000          205,533         53,033
David Holden                      56,275         358,960           1,150                3,825            1,873          1,905
Rob Aubry                              -               -          17,050               21,050           36,083         48,683

     Certain of our officers have adopted or intend to adopt written plans, known as Rule 10b5-1 plans, in which they have contracted or will contract with broker-dealers to exercise their stock options and sell ACT common stock. Transactions will occur on dates identified when the plans were adopted.

PERSONNEL AND COMPENSATION COMMITTEE REPORT

     Our overall compensation philosophy follows. We seek to:

     - Attract and retain quality talent, which is critical to both the short-term and long-term success of this Company.
     - Reinforce performance objectives through the use of incentive compensation programs.
     - Create a mutuality of interest between executive officers and shareholders through compensation structures that share the rewards and risks of strategic decision-making.
     - Ensure that compensation has been and will continue to be tax deductible.

     The personnel and compensation committee's approach to base compensation is to offer competitive salaries in comparison with market practices. The committee annually examines market compensation levels and trends observed in the labor market. Market information is used as a frame of reference for annual salary adjustments and starting salaries.

     The committee makes salary decisions in an annual review with input from the CEO. This annual review considers the decision-making responsibilities of each position and the experience, work performance, and team-building skills of position incumbents.

     For executive officers and the four highest paid executives, consideration for a bonus is based on overall corporate performance and is calculated at 3 percent of the yearly increase in after tax net income, with certain specific additional incentives if performance goals are met. This balance supports the accomplishment of overall objectives and rewards individual contributions by our executives. Individual annual bonus level targets are consistent with market practices for positions with comparable decision-making responsibilities.

     We have a stock option plan as embodied in the 1996, 1998, and 2000 plans, as amended, which committee uses for long-term officer compensation. We establish targeted or projected values of long-term awards at the date of grant by considering observed market practices for similar positions, term of employment, and individual performance.

     The committee is comprised of the following members, all of whom are non-executive directors of the Company:

                           James F. Seifert, Chair
                           Ronald J. Bach
                           Donald L. Sturtevant

KEY EMPLOYEE INSURANCE

     We maintain a key-employee life insurance policy on the lives of our ten most senior executives in amounts ranging from $500,000 to $1.8 million; the major portion of proceeds are payable to us with an amount payable to the executive's estate. The intended purpose of these policies is to assist us in replacing these executives and in making other adjustments in operations if they die. Our United Kingdom subsidiary holds an additional life insurance policy on the life of David L. Holden in the event of his death in the amount of (pound)1,090,000, payable to the subsidiary. The proceeds are for the purpose of managing the subsidiary and recruiting a successor.

KEY EMPLOYEE AGREEMENTS

     Our board adopted executive agreements with Gerald D. Van Eeckhout, Gene Warren, and Gavin J. Thomson as of April 1, 1999, and amended on July 26, 1999. If any person that is not our affiliate takes control of us, the takeover triggers the effective date of the executive agreements. Each executive agreement provides that the executive is entitled to a three-year employment agreement commencing on the effective date at the executive's regular salary and bonus. If the executive is dismissed without cause or leaves for good reason as defined under the agreement, the executive is entitled to three years' salary and a bonus that is determined according to the board of directors' bonus policy. Our board of directors has determined that the average compensation of these executives historically has been less than the compensation received for comparable responsibilities in other companies. Accordingly, our board has decided that actual compensation under these executive agreements may exceed limitations the Internal Revenue Code imposes on "parachute payments" if the compensation is triggered before April 1, 2002, and, therefore, these payments may not be fully deductible. To the extent they are not fully deductible, there will be a 20 percent excise tax. If the compensation is triggered on or after April 1, 2002, the amount will be limited to three times the average total compensation for each person over the preceding five years in accordance with Section 280G of the Code, will be deductible, and will not be subject to 20 percent excise tax.

     One of our founders, Gerald D. Van Eeckhout, also has executed a five-year employment agreement dated July 1, 1999, at a salary and bonus no less than the amount in effect upon execution of the agreement, which includes covenants prohibiting competition with us following the termination of his employment. This employment agreement ensures that the services of Mr. Van Eeckhout will be available to us, as the board of directors may determine, and will prohibit Mr. Van Eeckhout from engaging in activities on behalf of a competitor for two years following termination of his employment. The personnel and compensation committee of the board of directors annually reviews compensation under his agreement. The agreement provides for medical insurance and other benefits available to employees generally. If a change in control occurs, as defined in the executive agreement, Mr. Van Eeckhout's executive agreement will prevail over the terms of his employment agreement, except that his benefits and spousal benefits for his wife, Carolyn R. Van Eeckhout, including medical coverage, will continue for the balance of the five year term, and he will receive a minimum of two years compensation under the employment agreement.

DIRECTORS' FEES

     We compensate our three non-executive directors through a plan that provides for payment of directors' fees in the form of stock options or stock grants. Under this plan, we granted stock options for a total of 15,000 shares in 1997, or 5,000 options for each of our three non-executive directors, at an exercise price of $5.00 per share; for a total of 15,000 shares in 1998 at an exercise price of $9.00 per share; for a total of 15,000 shares in 1999 at an exercise price of $5.25 per share; and for a total of 15,000 shares at an exercise price of $8.00 per share in 2000. All options vest one year from the date of grant and expire ten years from the date of grant. In 2000, we made stock grants of 500 shares to each of our non-executive directors at a grant price of $8.00 per share. In 2001, we made a stock grant of 3,000 shares to each of our non-executive directors at a grant price of $5.00 per share in addition to grants of 5,000 options at a $5.00 per share exercise price.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information known to us regarding beneficial ownership of our common stock as of February 6, 2002, by our officers, directors, and principal shareholders. For this purpose, a principal shareholder is a person that holds beneficial ownership of 5 percent or more of our outstanding common stock. Under the rules of the Securities and Exchange Commission, beneficial ownership includes voting or investment power with respect to securities and includes the shares issuable pursuant to stock options or warrants that are exercisable within 60 days following February 6, 2002. Shares issuable from stock options or warrants are deemed outstanding for computing the percentage of the person holding such options or warrants but are not outstanding for computing the percentage of any other person.

     The percentage of beneficial ownership for the following table is based on 9,141,785 shares of common stock outstanding as of February 2, 2002.

     To our knowledge, except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

                     NAME OF                                                                 AMOUNT AND NATURE OF
                BENEFICIAL OWNER                                                             BENEFICIAL OWNERSHIP
                ----------------                                                             --------------------

                                                   RELATIONSHIP WITH         NUMBER OF SHARES      SHARES ACQUIRABLE     PERCENT OF
                                                         ACT                 CURRENTLY OWNED         WITHIN 60 DAYS         CLASS
                                                         ---                 ---------------         --------------         -----

Gerald D. and Carolyn R. Van Eeckhout (1)         Officers and Directors          761,000                 66,000              8.98%
Ronald J. Bach                                    Director                         74,300                 60,000              1.46%
Donald L. Sturtevant                              Director                         44,000                 40,000              *
James F. Seifert                                  Director                        277,232                 48,000              3.54%
Gavin J. Thomson                                  Executive Officer                                       80,650              *
Gene Warren                                       Executive Officer                                       70,050              *
David Holden (2)                                  Subsidiary Officer              360,000                                     3.94%
Rob Aubry (3)                                     Subsidiary Officer                                      17,050              *
Nikos Moschos (4)                                 Shareholder                                             17,050              *
Special Situations Funds (5)                      Shareholder                     769,231                                     8.41%
PictureTel Corporation (6)                        Shareholder                     638,231                                     6.87%
GMN Investors II, L.P. (7)                        Shareholder                     200,000                400,000              6.29%
All officers and directors as a group (7 people)                                1,156,532                364,700             16.00%


----------

          (1)     1658 Cole Boulevard, Suite 130, Golden, Colorado 80401.

          (2) Rue des Drapiers 40, Espace Moselle, B-1050 Brussels, Belgium. Mr. Holden is not an executive officer of the Company, but is included herein as a "named executive" pursuant to Item 402(a)(3)(iii) of SEC Regulation S-K.

          (3)     555 Legget Drive, Tower B, Suite 842, Kanata, Ontario.

          (4) Agiou Konstaninou 41, 2nd Floor, Marousi, Athens 15124, Greece; 293,940 of these shares are held by Mr. Moschos and Katerina Scordou (his spouse) and 172,296 shares are held by Euro-American Securities SA, a company he controls.

          (5) 153 E. 53rd Street, New York, New York 10022. The shares owned by Special Situations Funds are held by Special Situations Fund III, L.P., Special Situations Private Equity Fund, L.P., and Special Situations Cayman Fund, L.P., each of which is jointly controlled by Austin W. Marxe and David M. Greenhouse. (
          (5) 100 Minuteman Road, Andover, Massachusetts 02110. PictureTel Corporation was acquired by Polycom Inc. in October 2001.

          (6)     20 Williams Street, Suite 250, Wellesley, MA 02481.

                              CERTAIN TRANSACTIONS

PRIVATE EQUITY, LEASE, AND DEBT TRANSACTIONS

     We have obtained financing for our expansion and operations through several private equity, debt, or lease transactions that involved the issuance of securities in reliance on exemptions from the Securities Act of 1933.

     SIRROM CAPITAL CORPORATION AND EQUITAS, L.P. In 1998, we issued subordinated notes in the amount of $1,610,000 and $890,000, or a total of $2,500,000, in favor of Sirrom Capital Corporation and Equitas, L.P., under a subordinated loan and security agreement. In April 2001, we repaid $1,610,000 to Finova (successor in interest to Sirrom). The remaining $890,000 subordinated notes owed to Equitas bear interest at 13.5 percent, payable monthly, are due on March 31, 2003, and are secured by a subordinated security interest in our accounts receivable, inventory, intangibles, equipment, and other personal property. The subordinated notes became subject to an intercreditor and subordination agreement in 2001 between Equitas and our commercial lender, Wells Fargo Business Credit, in which Equitas agreed to subordinate its rights in the collateral to a $4,000,000 line of credit that Wells Fargo Business Credit made available to ACT Teleconferencing Services, Inc., one of our subsidiaries.

     When we issued the subordinated notes, we also issued warrants to Sirrom as of March 31, 1998 for the purchase of 183,853 shares of common stock at an exercise price of $7.00 per share, expiring on April 30, 2003. The number of shares subject to the Sirrom/Finova warrants has increased to 216,802 shares. We issued identical warrants to Equitas for the purchase of 147,114 shares of common stock. The number of shares subject to the Equitas warrants has increased to 200,825. If the subordinated notes to Equitas are not fully paid on the fourth anniversary date, which is March 31, 2002, the number of shares subject to the Equitas warrants will further increase to 228,410 shares.

     The number of shares subject to the Sirrom/Finova warrants and the Equitas warrants are subject to anti-dilution adjustments and are also subject to adjustment for stock splits, stock dividends, consolidations, and similar transactions. Holders of shares issued upon the exercise of the Sirrom/Finova warrants and Equitas warrants have piggy-back registration rights, and we have registered the shares underlying these warrants for resale.

     1999 PRIVATE PLACEMENT. In February 1999, we closed on a private placement of securities in which we sold 109,912 units at $5.50 per unit, which was the average closing price of our common stock on the Nasdaq SmallCap Market for the preceding ten trading days. Each unit was comprised of one share of common stock and a warrant called "the 1999 private placement warrant," to purchase one share of common stock at an exercise price of $7.00 and expiring on December 31, 2003. See "Certain Transactions-Private Equity, Lease, and Subordinated Debt Transactions-1999 Private Placement." The following officers and directors of ACT participated:

                                                    UNITS            VALUE
        Gerald and Carolyn Van Eeckhout            16,000         $  88,000
        James Seifert                              18,000            99,000
                                                                     ------

        Total                                                     $ 187,000
                                                                    =======

Additionally, William Seifert, brother of director James Seifert, purchased 18,181 units for $100,000.

     ISSUANCE AND LIQUIDATION OF PREFERRED STOCK. On October 19, 1999, we issued 2,000 shares of Series A preferred stock to GMN Investors II, L.P. for $2,000,000. In connection with this transaction, we also issued warrants to GMN to purchase 400,000 shares of common stock at an exercise price of $7.00 per share, expiring on October 19, 2006. On October 11, 2001, we liquidated the 2,000 shares of Series A Preferred Stock and re-priced the warrants. See "Description of Securities-Preferred Stock-Series A."

     PURCHASE OF MINORITY INTEREST IN U.K. SUBSIDIARY. On January 17, 2001, we acquired the 40 percent minority interest in ACT Teleconferencing Limited, based in the United Kingdom, from David Holden. The purchase involved our issuance or payment to Mr. Holden of 360,000 shares of common stock valued at $2,182,000, notes payable of $6,111,000, and cash of $794,000, for a total purchase price of $9,087,000. The notes payable consist of a $1,723,000 short-term note that matures on April 6, 2002, and $4,388,000 in long-term notes that mature in equal amounts annually on December 31, 2002 through 2005.

     2001 PRIVATE PLACEMENT. On September 26, 2001, we closed on a private placement of our common stock with existing institutional investors. We sold 769,231 shares to three investors for a total of $5,000,000.

     PICTURETEL TRANSACTION. On October 10, 2001, we completed the purchase of the assets of the worldwide video conferencing service delivery business of PictureTel Corporation. The transaction was effective as of October 1, 2001. The purchase price consisted of 769,231 restricted shares of our common stock valued at $6,035,000, $1,400,000 in cash, and a $2,500,000 two-year unsecured promissory note bearing interest at 10 percent per year. The amount of the note may be reduced under certain conditions involving the performance of our common stock.

     PROXIMITY ACQUISITION. On January 2, 2002, we completed the acquisition of Proximity, Inc. The transaction was structured as a merger between Proximity and a wholly-owned subsidiary that we created for this transaction. The acquisition consideration consisted of $500,000 in cash, notes payable of $750,000, and 500,000 shares of our common stock. Of the consideration, $50,000 in cash, $75,000 of the notes, and 185,000 shares of the common stock will be deliverable upon satisfaction of certain earnout and escrow requirements.

EMPLOYEE STOCK PURCHASE PLAN

     From July 1, 1998 through December 31, 2001, the following executive officers purchased shares under our employee stock purchase plan:

                                                                                       SHARES
        Rob Aubry....................................................................   5,917
        Gavin Thomson................................................................  13,368
        Gene Warren..................................................................  11,577
                                                                                       ------

        Total........................................................................  30,862
                                                                                       ======

     Participants in this plan contribute monthly to the plan which purchases shares in their names every six months on each December 31 and June 30. See "Description of Securities-Employee Stock Purchase Plan."

OPTIONS AND WARRANTS

     We have granted options or warrants for the purchase of our common stock to various officers, directors, subsidiary officers, consultants, lenders, and investors. See also "Executive Compensation-Stock Options" and "Description of Securities-Stock Options."

     We will at all times reserve a sufficient number of shares of common stock for issuance upon exercise of the warrants and options currently outstanding. All currently outstanding shares of common stock are, and any common stock issued in this offering or in connection with the future exercise of options or warrants will be, fully paid and non-assessable.

                            DESCRIPTION OF SECURITIES

     Our authorized capital stock consists of 25,000,000 shares of common stock, no par value, and 2,000,000 shares of non-voting preferred stock, no par value. In connection with our shareholder rights plan, we created Series B Junior Participating Preferred Shares for shareholders of record on and following December 10, 1999, but have not issued any Series B shares.

COMMON STOCK

     The holders of shares of common stock are entitled to one vote for each share held of record on all matters on which shareholders are entitled or permitted to vote. Members of the board of directors are elected for three-year terms in three classes of two members each. There is no cumulative voting for the election of directors. After recognition of any applicable preferences to any outstanding preferred stock, holders of common stock are entitled to share pro rata any liquidation proceeds, receive dividends as the board of directors may lawfully declare out of funds legally available, and share pro rata in any other distribution to the holders of common stock. We have never paid any dividends on our common stock. Holders of common stock have no preemptive or subscription rights. There are no conversion rights, redemption rights, sinking fund provisions, fixed dividend rights, liabilities to further calls, assessment for liabilities under state statute, restriction on alienability, or any discriminating provision against existing or prospective stock with respect to the common stock.

PREFERRED STOCK

     Our board of directors is authorized to establish by resolution different classes or series of non-voting preferred stock and to fix the rights, preferences, and privileges, including dividend rights, dividend rates, conversion rights, terms of redemption, redemption prices, liquidation preferences, and the number of shares constituting any class or series or the designation of such class or series without any further shareholder vote or action. The issuance of a class or series of preferred stock with special rights or privileges could have the effect of delaying, deferring, or preventing a change in our control, which may adversely affect the voting and other rights of the holders of common stock. See "Description of Securities-Anti-Takeover Provisions."

     SERIES A. We issued 2,000 shares of preferred stock, Series A, to GMN Investors II, L.P. for $2 million on October 19, 1999 and liquidated these shares on October 11, 2001, by the exchange of 200,000 shares of our common stock for 1,310 shares of Series A, the payment of $690,000 in cash for 690 shares of Series A, and the payment of accrued dividends. The issuance of Series A was accompanied by warrants to purchase 400,000 shares of common stock at $7.00 per share, expiring on October 19, 2006, the GMN warrants. The GMN warrants were re-priced at $6.45 per share in connection with the liquidation.

     SERIES B. As part of a share rights plan, effective on and following December 10, 1999, our board created Series B Junior Participating Preferred Shares, no par, non-voting, under authority of our Articles of Incorporation. Each share of Series B is entitled to receive a dividend when, as, and if declared by the board of directors out of funds legally available for this purpose, payable quarterly in cash at the rate of $1.00 per share (one cent per 1/100th share) or 100 times the cash or non-cash dividends payable to holders of shares of common stock. Shares of Series B have priority in payment of dividends and distributions on dissolution of our Company which is senior to holders of common stock, but junior to creditors and to holders of Series A. Whether any shares of Series B will be issued and the number of shares issued will be determined under provisions of the rights plan.

STOCK OPTIONS

     As of February 6, 2002, we had a total of 933,506 stock options outstanding that we had granted under three similar plans.

     We adopted the Stock Option Plan of 1991, the 1991 Plan, in order to attract, retain, and motivate key employees and consultants by providing them a means of acquiring an ownership interest in us. The 1991 Plan covers incentive stock options within the meaning of section 422 of the Internal Revenue Code, as amended, and nonstatutory (sometimes called nonqualified) stock options. This plan was amended as of April 28, 1995, to reserve a total of 400,000 shares of common stock for this purpose. We adopted the Stock Option Plan of 1996, the 1996 Plan, at the 1997 annual meeting of shareholders. At our 1998 annual meeting, we increased the number of shares subject to options under the 1996 Plan from 400,000 to 800,000. The 1996 Plan was adopted for the same purposes as was the 1991 Plan, and likewise covers incentive stock options and nonstatutory stock options. We adopted the Stock Option Plan of 2000 for the same purpose and authorized 200,000 shares for option grants. In 2001, we increased the authorized shares under the Stock Option Plan of 2000 for option grants to 400,000 shares.

     The personnel and compensation committee of the board of directors, which is comprised of three non-executive directors, administers the plans. The term of options under the plans may not exceed ten years from the date of grant. The plans also provide that the purchase price of the shares covered by incentive stock options may not be less than the fair market value of the shares on the date the option is granted and that the exercise price of a nonstatutory option shall not be less than 85 percent of such fair market value.

     As a general rule, our incentive stock options vest at the rate of 25 percent per year. The committee determines the length of each option at the time of grant subject to a maximum term of ten years (five years for holders of 10 percent of our outstanding shares). The employee may exercise the options granted under the plans only during his or her employment and, under specified circumstances, for three months following termination of employment. In the event the employee dies while holding options, the employee's personal representative has twelve months, or until the expiration date of the options, whichever is earlier, to exercise the options. The number of shares purchasable and the purchase price under both plans are subject to antidilution provisions and adjustments upon the occurrence of specified events. The committee has power to establish the exercise price of nonstatutory options granted.

     As of February 6, 2002, there were 933,506 options outstanding under the plans, and 480,106 options had been exercised since the inception of the plans. Of the 933,506 outstanding options, 875,506 wee incentive stock options, with exercise prices ranging from $1.00 to $9.00 per share and expiration dates between August 15, 2002, and September 10, 2011. As of February 6, 2002, 554,675 of the outstanding options were vested, and we had options for 186,389 shares available for granting.

WARRANTS

     PREVIOUSLY-ISSUED WARRANTS. We have issued various common stock purchase warrants from time to time, collectively, the warrants, which, as of February 6, 2002, entitled the holders to purchase a total of 1,166,539 shares of common stock. The warrants include 400,000 GMN warrants (See "Description of Securities-Preferred Stock-Series A") and 109,912 1999 private placement warrants (See "Certain Transactions-Private Equity, Lease, and Subordinated Debt Transactions-1999 Private Placement").

     The above warrants expire at various dates from April 1, 2002, to October 19, 2006. See Note 5 of Notes to Consolidated Financial Statements.

EMPLOYEE STOCK PURCHASE PLAN

     Our employee stock purchase plan became effective July 1, 1998. The plan has been structured within the meaning of Section 423(b) of the Internal Revenue Code of 1986. The purpose of the plan is to provide employees with an opportunity to acquire an ownership interest in us through the purchase of our common stock, thereby developing a stronger incentive to work for our continued success. A maximum of 300,000 shares of common stock are available for sale to our employees under the plan. The purchase price of each share of common stock will be the lesser of 85 percent of the fair market value of such share on the first day of the six month purchase period, or 85 percent of the fair market value of such share on the last day of the purchase period. One purchase period commences on January 1 of each year and ends on the following June 30. The other purchase period begins on July 1 and ends on the following December 31. Participants declare on the first day of the purchase period an amount they wish to be deducted from their wages during each payroll period to be applied toward the purchase of shares. Participants have the right to terminate their payroll deductions at any time. Currently, 62 employees have elected to participate in the plan, but we cannot determine the number of shares that will be purchased during any purchase period until the close of that period. Through December 31, 2001, our employees had purchased 61,808 shares of common stock under the plan.

ANTI-TAKEOVER PROVISIONS

     STAGGERED TERMS FOR DIRECTORS. Our articles of incorporation set the maximum number of directors at nine, with the actual number of seats filled determined by the board from time to time. Each class is elected for a term expiring at the annual meeting of shareholders in the third year after the election. The board has established the size of the board at six members, which consists of three classes of two members each. Currently, there are five members and one vacancy. Election of the board by classes strengthens the position of the board in dealing with takeover attempts. By making it difficult to unseat the entire board at one annual meeting, it is intended that the board as a whole will have more bargaining power in the event a potential acquiring person proposes a takeover.

     BUSINESS COMBINATIONS. A provision of our articles of incorporation regarding business combinations imposes substantial conditions on third parties who might attempt to acquire control of us through a two-tiered pricing strategy in which a premium price is paid to obtain a majority of the voting stock and a less desirable consideration, sometimes in the form of bonds or other securities is paid to other shareholders. These conditions include approval of such proposals by holders of two-thirds of the outstanding shares unless (1) the board of directors as constituted prior to receipt of the proposals approve, or
(2) the proposal involves a merger, consolidation, exchange of shares, or sale of all or substantially all our assets and the cash per share the shareholders will receive is not less than the highest per share price any person pays, including the person's affiliates, whose beneficial ownership of the common stock, in the aggregate, equals or exceeds 20 percent of the outstanding voting power. The effect of these conditions is to discourage new shareholders from replacing incumbent directors with new directors solely for the purpose of obtaining approval of a tender offer and to require that the same consideration per share be paid to all shareholders that an acquiring person, who would be willing to pay a premium to obtain a 20 percent or more position in our common stock, would pay. The amendment discourages two-tiered pricing proposals and strengthens the board of directors' position in dealing with potential takeover proposals.

     However, the conditions imposed on third parties attempting to take us over and the potential benefits of the classification of directors are offset, in part, by the possibility that a corporate suitor might be discouraged from making a takeover offer, thereby depriving shareholders of an opportunity to sell their shares at an attractive price. On balance, it is our management's belief that its strengthened position in dealing with suitors will enable it to bargain more effectively with all potential business partners, including those desiring a takeover.

     RIGHTS AND PREFERENCES OF PREFERRED STOCK. The board of directors will determine the rights and limitations of the preferred stock. Shareholder approval will not be required for the issuance of such shares. Such shares of preferred stock could have rights that are senior to the rights of the holders of shares of common stock, e.g., preferred liquidation rights, cumulative dividends, or voting and conversion rights that could adversely affect the voting power or dividend rights of the holders of common stock and delay, defer, or prevent a change in control of us.

     AGREEMENTS WITH CERTAIN OFFICERS. We entered executive agreements dated April 1, 1999, as amended July 26, 1999, with Gerald D. Van Eeckhout, Gavin J. Thomson, and Gene Warren. The executive agreements provide that in the event of a change in our control, as defined in the agreements, any termination without cause or resignation with good reason, generally defined as a significant change in employment duties, will trigger payment of a special termination payment equal to three times the executive's then-current base salary and bonus. We also entered a five year employment agreement with Mr. Van Eeckhout dated July 1, 1999. If a change in control occurs, the terms of Mr. Van Eeckhout's executive agreement will prevail over the terms of the employment agreement, with certain exceptions. See "Executive Compensation-Key Employee Agreements."

     SHARE RIGHTS PLAN. On November 18, 1999, our board of directors adopted a share rights plan, commonly known as a "poison pill." Each right entitles the holder, upon payment of the exercise price of $80.00 per right, to purchase 1/100th of a share of Series B Junior Participating Preferred (See "Description of Securities-Preferred Stock-Series B") Each share of Series B is entitled to receive a dividend when, as, and if declared by the board of directors out of funds legally available for this purpose, payable quarterly in cash at the rate of $1.00 per share (one cent per 1/100th share) or 100 times the cash or non-cash dividends payable to holders of shares of common stock. Our board declared a dividend of one right for each share of common stock. The rights were issued to shareholders of record on and following December 10, 1999. These rights are not exercisable or transferable separately from shares of common stock until 15 days after the ownership of our common stock by any person or group of persons acting together as an acquiring person exceeds 20 percent of our outstanding common stock or 15 days after a tender offer that would result in beneficial ownership of at least 20 percent of our common stock. We can redeem the rights before an acquiring person's ownership of our common stock exceeds 20 percent, subject to an exception for persons who inadvertently cross the 20 percent threshold and promptly divest to a level below 20 percent. The rights expire in ten years and are subject to extension.

     Instead of exercising the right to acquire Series B, the holder of the right may exercise the right, following expiration of the redemption period, to purchase the number of shares of common stock, priced at its then market value, which is equal to twice the exercise price. For example, if the market price of common stock is $16 per share, the holder of one right could purchase 10 shares for each right ($80 times 2 divided by $16 per share). This is called a "flip-in right" and has the effect of substantially diluting the acquiring person's ownership of our common stock because the acquiring person or group is ineligible to exercise this right. The flip-in right also entitles the board to issue common stock of the same economic value to rights holders had they exercised their rights, unless the acquiring person holds at least 50 percent of the outstanding shares of common stock. The rights also become exercisable for the common stock of a surviving or acquiring corporation with market values of twice the exercise paid, called a "flip-over right."

     Our board has broad authority to amend the plan prior to the exercisability of the rights and to amend the plan after the rights are exercisable if the amendments do not adversely affect the interests of rights holders.

     The rights plan discourages hostile takeover bids by the potentially dilutive effect of the exercise of the rights on the acquiring person. The purpose of the rights plan is to provide our board with a stronger hand in negotiating the sale of the Company, should that opportunity be presented. The board will consider the fairness of any offer that it considered a good faith attempt to provide fair value to the shareholders, but it feels it must have the rights plan in effect to deter hostile offers that are undervalued, given all the information about the Company then available to the board.

                         SHARES ELIGIBLE FOR FUTURE SALE

     Sales of substantial amounts of common stock in the public market following the offering could adversely affect the market price of the common stock and adversely affect our ability to raise capital at a time and on terms favorable to us.

     As of February 6, 2002, we had 9,141,785 shares of common stock issued and outstanding, together with warrants to purchase a total of 1,166,539 shares of common stock at a weighted average purchase price of $6.95 per share. See "Description of Securities-Warrants." We also had a total of 933,506 options outstanding under the Stock Option Plan of 1991, the Stock Option Plan of 1996, and the Stock Option Plan of 2000, as amended, at a weighted average purchase price of $5.22 per share. See "Description of Securities-Stock Options."

     If all the warrants and options were to be exercised, the number of outstanding shares of common stock would increase from 9,141,785 shares as of February 6, 2002, to 11,241,830 shares; however, 378,831 stock options are subject to vesting requirements from February 6, 2002, to September 10, 2005. All of the shares optioned under the Stock Option Plans of 1991, 1996, and 2000 are the subject of effective registration statements. All of the options outstanding and 907,627 of the warrants outstanding may be exercised by the surrender of options or warrants at the value per option or warrant that is equal to the excess of the market price per share over the exercise price on the date of exercise, a "cashless exercise," or through a combination of cashless exercise and payment. In a cashless exercise, the dilutive effect on existing shareholders of our issuance of shares underlying the warrants and options is lessened because the shares underlying the surrendered options or warrants do not become outstanding shares.

     Of the 9,141,785 shares outstanding on February 6, 2002, 3,997,622 shares or 41 percent are "restricted securities" as defined in Rule 144 under the Securities Act. Holders of restricted securities are eligible to resell such securities under the provisions of Rule 144. Generally, Rule 144 requires a one-year holding period, compliance with certain volume limitations, and the filing of Form 144 with the Securities and Exchange Commission before sales can be effected. However, Rule 144(k) allows persons who have held restricted securities for at least two years and who have not been "affiliates" for the three months prior to such sale, to sell shares without complying with Rule 144. "Affiliates," generally, are persons who are in a position of control such as executive officers, directors, and principal shareholders. Restricted securities are those shares issued to our founders and other investors prior to our initial public offering in February 1996, shares issued in private placements since our initial public offering, or stock grants. Excluding affiliates' ownership at February 6, 2002, of 1,607,732 shares that continue to be restricted, the required holding period under Rule 144(k) for non-affiliates has now been satisfied for all shares issued prior to February 6, 2001.

                        ELIMINATION OF DIRECTOR LIABILITY

     Our articles of incorporation eliminate the personal liability of our directors to the Company and to our shareholders for monetary damages for breach of fiduciary duty, except in the instances described below. The Colorado Business Corporation Act authorizes the elimination of personal liability and is designed, among other things, to encourage qualified individuals to serve as directors of Colorado corporations by permitting Colorado corporations to limit or eliminate directors' liability for monetary damages for breach of the duty of care.

     Directors remain liable for breaches of their duty of loyalty to us and our shareholders, as well as for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law and for transactions from which a director derives improper personal benefit. The articles do not eliminate director liability under a separate provision of the Colorado Business Corporation Act that makes directors personally liable for unlawful payments of dividends, unlawful stock repurchases or redemptions, unlawful distributions of assets during liquidation, and unlawful loans or guarantees to a director. The Colorado Business Corporation Act expressly sets forth a negligence standard with respect to such liability.

     The provisions that eliminate liability as described above will apply to our officers only if they are our directors and are acting in their capacity as directors and will not apply to our officers who are not directors.

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The Colorado Business Corporation Act contains provisions permitting and, in some situations, requiring Colorado corporations to provide indemnification to their officers and directors for losses and litigation expense incurred in connection with their service to the corporation. Our articles and bylaws contain provisions requiring our indemnification of our directors and officers and other persons acting in their corporate capacities.

     The Colorado Business Corporation Act permits indemnification of a director of a Colorado corporation, in the case of a third-party action, if the director:

     -    Conducted himself or herself in good faith,

     - Reasonably believed that (a) in the case of conduct in his or her official capacity, his or her conduct was in the corporation's best interest, or (b) in all other cases, his or her conduct was not opposed to the corporation's best interest, and

     - In the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

     The Act further provides for mandatory indemnification of directors and officers who are successful on the merits or otherwise in litigation. The statute limits the indemnification that a corporation may provide to its directors in a derivative action in which the director is held liable to the corporation, or in any proceeding in which the director is held liable on the basis of his improper receipt of a personal benefit.

     In addition, we may enter into agreements with our directors providing contractually for indemnification consistent with the articles and bylaws. Currently, we have no such agreements. The Colorado Business Corporation Act also authorizes us to purchase insurance for our directors and officers insuring them against risks as to which we may be unable lawfully to indemnify them. We have obtained limited insurance coverage for our officers and directors as well as insurance coverage to reimburse us for potential costs of our corporate indemnification of officers and directors.

     As far as exculpation or indemnification for liabilities arising under the Securities Act of 1933 may be permitted for directors and officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission such exculpation or indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements, and other information with the SEC. You may read and copy any reports, statements, or other information on file at the SEC's public reference room in Washington, D.C. You can request copies of those documents, upon payment of a duplicating fee, by writing to the SEC.

     We have filed a Registration Statement on Form S-1 with the SEC. This prospectus, which forms a part of the Registration Statement, does not contain all of the information included in the Registration Statement. Certain information is omitted, and you should refer to the Registration Statement and its exhibits. With respect to references made in this prospectus to any contract or other document of ours, such references are not necessarily complete, and you should refer to the exhibits attached to the Registration Statement for copies of the actual contract or document. You may review a copy of the Registration Statement at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549; Chicago, Illinois; or New York, New York. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

     Our Securities and Exchange Commission filings and the Registration Statement can also be reviewed by accessing the SEC's web site at http://www.sec.gov.

                                  LEGAL MATTERS

     The legality of the issuance of shares offered hereby will be passed upon by Faegre & Benson LLP, Denver, Colorado.

                                     EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedules as of December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, as set forth in their report appearing in this prospectus and registration statement. Ernst & Young, independent auditors, have also audited the financial statements of ACT Teleconferencing Limited as of December 31, 2000 and 1999, and for each of the two years in the period ended December 31, 2000, and the 1414c Video Conferencing Service Delivery Business of PictureTel Corporation's statement of assets to be acquired as of September 30, 2001, and the related statement of revenue and direct operating costs for the nine months ended September 30, 2001, as set forth in their reports appearing in this prospectus and registration statement. We have included our financial statements and schedules in the prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                        TRANSFER AGENT AND WARRANT AGENT

     Our stock transfer agent and warrant agent is Computershare Trust Co., Inc., 12039 West Alameda Parkway, Suite Z-2, Lakewood, Colorado 80228.

                   ACT TELECONFERENCING, INC. AND SUBSIDIARIES

                                TABLE OF CONTENTS
                      TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                                PAGE
                                                                                                                ----
Table of Contents.........................................................................................      F- 1

Audited Consolidated /Financial Statements:
Report of Independent Auditors............................................................................      F- 3
Consolidated Balance Sheets at December 31, 2000 and 1999.................................................      F- 4
Consolidated Statements of Operations for each of the three years in the period ended
  December 31, 2000.......................................................................................      F- 5
Consolidated Statements of Shareholders' Equity for each of the three years in the period
  ended December 31, 2000.................................................................................      F- 6
Consolidated Statements of Cash Flow for each of the three years in the period ended
  December 31, 2000.......................................................................................      F- 7
Notes to Consolidated Financial Statements................................................................      F- 8

Schedule I--Condensed Financial Information of Registrant.................................................      F-23
Schedule II--Valuation and Qualifying Accounts............................................................      F-27

Unaudited Interim Condensed Financial Statements:
Unaudited Consolidated Balance Sheet at September 30, 2001 and December 31, 2000..........................      F-28
Unaudited Consolidated Statements of Operations for the three and nine months ended
  September 30, 2001 and 2000.............................................................................      F-29
Unaudited Consolidated Statement of Shareholders Equity for the nine months ended
  September 30, 2001......................................................................................      F-30
Unaudited Consolidated Statements of Cash Flows for the nine months ended September
  30, 2001 and 2000.......................................................................................      F-31
Notes to Unaudited Consolidated Financial Statements......................................................      F-32

Audited Financial Statements of ACT Teleconferencing Limited:
Report of Independent Auditors............................................................................      F-38
Balance Sheets at December 31, 2000 and 1999..............................................................      F-39
Profit and Loss Accounts for the years ended December 31, 2000 and 1999...................................      F-40
Statements of Cash Flow for the years ended December 31, 2000 and 1999....................................      F-41
Notes to Financial Statements.............................................................................      F-42

Audited Statements of 1414c Video Conferencing Service Delivery Business of
  PictureTel Corporation
  Report of Independent Auditors..........................................................................      F-52
  Statement of Assets to be Acquired at September 30, 2001................................................      F-53
  Statement of Revenues and Direct Operating Costs for the nine months ended September 30, 2001...........      F-54
  Notes to Statements.....................................................................................      F-55

Unaudited Pro Forma Condensed Combined Financial Information
Introduction..............................................................................................      F-59
Pro Forma Condensed Combined Balance Sheet at September 30, 2001..........................................      F-60
Pro Forma Condensed Combined Statement of Operations for the Nine Months Ended September 30, 2001.........      F-61
Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2000.................      F-62
Notes to Pro Forma Condensed Combined Financial Information...............................................      F-63

                REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Shareholders
ACT Teleconferencing, Inc.

     We have audited the accompanying consolidated balance sheets of ACT Teleconferencing, Inc. as of December 31, 2000 and 1999, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 2000. Our audits also included the financial statement schedules listed in the index at page F-1. These financial statements and schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of ACT Teleconferencing, Inc. at December 31, 2000 and 1999, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States. Also in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects the information set forth therein.

                                                   /s/ ERNST & YOUNG LLP

Denver, Colorado
February 16, 2001, except for Note 13
as to which the date is
February 28, 2001

                                                      ACT TELECONFERENCING, INC.

                                                     CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 2000 AND 1999

                                                                    ----------------------------------------
                                                                           2000                1999
                                                                    ----------------------------------------
ASSETS
Current assets:
   Cash and cash equivalents                                          $     3,025,056     $     1,532,551
   Accounts receivable (net of allowance for doubtful
     accounts of $621,059 and $153,677 in 2000 and
     1999, respectively)                                                    8,349,295           6,606,641
   Prepaid expenses and other current assets                                  807,725             789,544
                                                                    ----------------------------------------
   Total current assets                                                    12,182,076           8,928,736

Equipment:
   Telecommunications equipment                                            12,462,028           8,254,966
   Office equipment                                                         8,511,001           6,383,765
   Less: accumulated depreciation                                          (5,340,839)         (3,363,484)
                                                                    ----------------------------------------
   Total equipment - net                                                   15,632,190          11,275,247

Other assets:
   Goodwill (net of accumulated amortization of
     $421,966 and $247,980 in 2000 and 1999, respectively                   2,595,055           1,456,944
   Other long term assets                                                     751,926             398,416
   Long term note receivable from a related party                             234,302              39,000
                                                                    ----------------------------------------
Total assets                                                          $    31,395,549     $    22,098,343
                                                                    ========================================

Current liabilities:
   Accounts payable                                                   $     3,387,934     $     2,541,822
   Accrued liabilities                                                      2,579,393           1,492,382
   Current portion of debt                                                  2,871,114           2,313,454
   Capital lease obligations due in one year                                1,052,126             609,076
   Income taxes payable                                                       636,118             589,666
                                                                    ----------------------------------------
   Total current liabilities                                               10,526,685           7,546,400

Long-term debt                                                              3,053,406           3,778,614
Capital lease obligations due after one year                                1,599,160           1,223,795
Deferred income taxes                                                         306,441             320,112
Minority interest                                                           1,676,064             967,559

Preferred stock, no par value, 1,000,000 shares
   authorized; 2,000 issued (net of deferred placement
   cost of $247,261 and $306,944 in 2000 and 1999, respectively)            1,752,689           1,693,006

Shareholders' equity:
   Common stock, no par value; 10,000, 000 shares
     authorized 5,671,140 and 4,595,947 shares issued
     and outstanding in 2000 and 1999, respectively                        16,492,381          11,478,003
   Accumulated deficit                                                     (3,573,767)         (4,809,176)
   Accumulated other comprehensive loss                                      (437,510)            (99,970)
                                                                    ----------------------------------------
Total shareholders' equity                                                 12,481,104           6,568,857

                                                                    ----------------------------------------
Total liabilities and shareholder's equity                            $    31,395,549     $    22,098,343
                                                                    ========================================

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                           ACT TELECONFERENCING, INC.

                                                       CONSOLIDATED STATEMENT OF
                                                                 OPERATIONS

              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999, AND 1998

                                                                   YEAR ENDED DECEMBER 31,
                                                            2000               1999               1998
                                                   ---------------------------------------------------------
Net Revenues                                           $ 37,699,785       $ 28,328,791       $ 19,009,645
Cost of Services                                        (18,388,073)       (14,797,606)       (10,881,556)
                                                   ---------------------------------------------------------
Gross profit                                             19,311,712         13,531,185          8,128,089

Selling, general and administration
   Expense                                              (15,355,804)       (11,991,914)        (9,121,235)
                                                   ---------------------------------------------------------
Operating income                                          3,955,908          1,539,271           (993,146)

Interest expense, net                                    (1,071,743)          (848,013)          (532,322)
                                                   ---------------------------------------------------------
Income (loss) before income taxes and
    minority interest                                     2,884,165            691,258         (1,525,468)

Provision for income taxes                                 (780,250)          (414,866)          (401,762)
                                                   ---------------------------------------------------------
Income (loss) before minority interest                    2,103,915            276,392         (1,927,230)

Minority interest in earnings of consolidated
    subsidiary                                             (708,506)          (194,967)          (189,895)
                                                   ---------------------------------------------------------
Net income (loss)                                         1,395,409             81,425         (2,117,125)

Preferred stock dividends                                   160,000             44,407                  -
                                                   ---------------------------------------------------------
Net income (loss) available to common
    shareholders                                       $  1,235,409       $     37,018       $ (2,117,125)

Net income (loss) per share - basic                    $       0.23       $       0.01       $      (0.58)
                                                   =========================================================
Net income (loss) per share - diluted                  $       0.21       $       0.01       $      (0.58)
                                                   =========================================================
Weighted average number of shares
outstanding - basic                                       5,312,200          4,393,963          3,647,188
                                                   =========================================================
Weighted average number of shares
outstanding - diluted                                     6,023,930          4,655,501          3,647,188
                                                   =========================================================

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                           ACT TELECONFERENCING, INC.

                                                       CONSOLIDATED STATEMENT OF
                                                         SHAREHOLDERS' EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999, AND 1998

                                                                                           ACCUMULATED
                                                                                              OTHER
                                                   COMMON STOCK           ACCUMULATED     COMPREHENSIVE
                                              SHARES          AMOUNT         DEFICIT       INCOME (LOSS)        TOTAL
                                          ---------------------------------------------------------------------------------

BALANCE AT JANUARY 1, 1998                    3,612,758    $ 6,158,584   $ (2,729,069)   $     (51,582)     $ 3,377,933
Shares issued in connection with
  exercise of warrants                           26,893        136,000                                          136,000
Employee stock option exercise                    2,000          6,000                                            6,000
Issue of warrants in association with
  debt                                                         486,521                                          486,521
Shares issued for acquisitions                  113,982        676,826                                          676,826
Comprehensive loss:
  Net loss                                                                 (2,117,125)                       (2,117,125)
  Other comprehensive loss, net of tax
  Foreign currency translation                                                                 (61,590)         (61,590)
                                                                                                           ----------------
Total comprehensive loss                                                                                     (2,178,715)
                                          ---------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1998                  3,755,633      7,463,931     (4,846,194)        (113,172)       2,504,565
Shares issued in connection with
  exercise of warrants                          562,654      2,719,790                                        2,719,790
Issuance of private placement shares            109,912        592,505                                          592,505
Shares issued to employees and
  consultants                                    47,304        148,241                                          148,241
Exercise of unit purchase options               120,444        553,537                                          553,537
Preferred dividend                                                            (44,407)                          (44,407)
Comprehensive income
  Net income                                                                   81,425                            81,425
  Other comprehensive loss, net of tax
  Foreign currency translation                                                                  13,202           13,202
                                                                                                           ----------------
Total comprehensive income                                                                                       94,627
                                          ---------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1999                  4,595,947     11,478,003     (4,809,176)         (99,970)       6,568,857
Shares issued for acquisitions                  120,000        861,607                                          861,607
Shares issued to employees and
  consultants                                   121,543        667,951                                          667,951
Issuance of warrant in association with
  debt                                                         396,844                                          396,844
Public offering of common stock, net
  of offering expenses of $932,049              800,000      3,067,951                                        3,067,951
Issue of warrants to consultants                                20,025                                           20,025
Cashless exercise of warrants                    33,650
Preferred dividend                                                           (160,000)                         (160,000)
Comprehensive income
  Net income                                                                1,395,409                         1,395,409
  Other comprehensive loss, net of tax
  Foreign currency translation                                                                (337,540)        (337,540)
                                                                                                           ----------------
Total comprehensive income                                                                                    1,057,869
                                          ---------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 2000                  5,671,140   $ 16,492,381   $ (3,573,767)   $    (437,510)     $12,481,104
                                          =================================================================================

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                           ACT TELECONFERENCING, INC.
                       CONSOLIDATED STATEMENT OF CASH FLOW
                               FOR THE YEARS ENDED
                        DECEMBER 31, 2000, 1999, AND 1998

                                                                         2000             1999             1998
                                                                   ---------------------------------------------------
OPERATING ACTIVITIES
Net income (loss).............................................         $ 1,395,409    $      81,425     $ (2,117,125)
Adjustments to reconcile net income (loss) to net cash used for operating activities:
     Depreciation.............................................           2,132,657        1,394,056          874,489
     Amortization of goodwill.................................             186,550           80,377           57,920
     Amortization of debt costs...............................             156,462                -                -
     Deferred income taxes....................................              10,417           17,967          184,691
     Shares issued for consulting fees and employee service                330,924           84,591
     Minority interest........................................             708,506          161,040          199,275
                                                                   ---------------------------------------------------
     Cash flow before changes in operating assets and
     liabilities:.............................................           4,920,925        1,819,456         (800,750)

Changes in operating assets and liabilities, net of effects of business combinations:.....................................
     Accounts receivable......................................          (1,989,423)      (2,287,387)      (1,324,560)
     Prepaid expenses and other assets........................            (205,704)        (159,184)        (486,698)
     Accounts payable.........................................             938,556         (425,438)       1,471,474
     Accrued liabilities......................................              91,729          373,771          (84,506)
     Income taxes payable.....................................           1,154,087         (322,495)         994,452
                                                                   ---------------------------------------------------

Net cash provided by (used for) operating activities..........           4,910,170       (1,001,227)        (230,588)

INVESTING ACTIVITIES
   Equipment purchases........................................          (5,189,336)      (4,592,415)      (5,268,971)
   Sale of marketable securities..............................                   -                -           50,000
   Cash paid for acquisitions net of cash acquired............            (675,276)               -         (249,298)
                                                                   ---------------------------------------------------

                                                                   ---------------------------------------------------
Net cash used for investing activities........................          (5,864,612)      (4,592,415)      (5,468,269)

FINANCING ACTIVITIES
   Net proceeds (repayment) from the issuance of debt.........          (1,014,250)       1,178,071        5,255,875
   Net proceeds from the issuance of common stock.............           3,411,278        3,929,481          628,521
   Net proceeds from the issuance of preferred stock..........                   -        1,680,526                -
   Deferred loan issuance costs...............................                   -          (44,445)        (205,975)
                                                                   ---------------------------------------------------

   Net cash provided by financing activities..................           3,715,720        6,743,633        5,678,421
   Effect of exchange rate changes on cash....................              49,919           13,202          (61,590)
                                                                   ---------------------------------------------------
   Net increase (decrease) in cash and cash equivalents.......           1,492,505        1,163,143          (82,026)
   Cash and cash equivalents beginning of year................           1,532,551          369,408          451,434
                                                                   ---------------------------------------------------

                                                                   ===================================================
Cash and cash equivalents end of year.........................         $ 3,025,056    $   1,532,551     $    369,408
                                                                   ===================================================

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                           ACT TELECONFERENCING, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999

1.   ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

BUSINESS

     ACT Teleconferencing, Inc. (the Company) is engaged in the business of providing high quality audio, video and data conferencing products and services to business clients worldwide. The Company operates principally in the United States, Canada, the United Kingdom, France, the Netherlands, Belgium, Germany, Australia and Hong Kong.

BASIS OF PRESENTATION

     The consolidated financial statements include the accounts of ACT Teleconferencing, Inc, and its wholly-owned domestic and worldwide subsidiaries at December 31, 2000. With the exception of ACT Teleconferencing Limited (UK), which was 60% held, and ACT Business Solutions Limited, which is 96.7% held, ACT owns 100% of all of its subsidiaries. Significant intercompany accounts and transactions have been eliminated.

     Effective January 1, 2000, the Company acquired the remaining minority interest in ACT Teleconferencing (Pty) Ltd, based in Australia, for stock issued and other consideration aggregating approximately $380,000, and 16.7% of ACT Business Solutions Limited, based in the United Kingdom, for stock and other consideration aggregating approximately $165,000.

     Effective January 6, 2000, the Company acquired the assets of the Internet service provider division of Mueller Telecommunications, Inc. for stock issued and other consideration aggregating approximately $375,000.

     In July 2000, the Company acquired the teleconferencing services business of Asia Pacific Business Services Limited based in Hong Kong for $440,000. This acquisition was financed through a combination of cash and the issuance of 14,000 restricted shares.

     The above acquisitions were accounted for using the purchase method and the results are included in operations since the acquisition dates.

REVENUE RECOGNITION

     Revenue is recognized upon completion of conferencing services. The Company does not charge up-front fees and bills its customers in arrears based on minutes of usage. Revenue for equipment sales is recognized upon delivery and installation.

USE OF ESTIMATES

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

EQUIPMENT AND DEPRECIATION

     Equipment is stated at cost. Depreciation is calculated on a straight-line basis over the estimated useful lives of five years for office furniture and five or ten years for telecommunications equipment. Certain equipment obtained through capital lease obligations are amortized over the life of the lease. Improvements to leased property are amortized over the lesser of the life of the lease or the life of the improvement. Depreciation expense includes capital lease amortization charges.

INTERNAL USE SOFTWARE

     The Company capitalizes costs of materials, consultants, and payroll and payroll-related costs which are incurred in developing internal-use computer software, beginning once the application development stage is attained and continuing until the post-implementation/operation stage is achieved. Costs incurred prior to and after the establishment of the application development stage are charged to general and administrative expenses. The Company capitalized internal use software development costs of $1,100,000, $250,000, and $0 for the year ended December 31, 2000, 1999, and 1998, respectively.

GOODWILL

     Goodwill represents the excess of purchase price over tangible assets acquired less liabilities assumed arising from acquisitions and is being amortized on a straight-line basis over an estimated useful life of fifteen years.

LONG-LIVED ASSETS

     Long-lived assets are reviewed for impairment when events indicate that the carrying amount may not be recoverable. If such events are noted, the Company estimates the future flows to be generated by those assets. In the event that the sum of the cash flows is less than the carrying amount of those assets, the assets would be written down to fair value, which is normally measured by discounting the estimated future cash flows.

FOREIGN CURRENCY CONVERSION

     The financial statements of the Company's foreign subsidiaries have been translated into United States dollars at the average exchange rate during the year for the statement of operations and year-end rate for the balance sheet.

CASH AND CASH EQUIVALENTS

     The Company considers all liquid investments with original maturities of three months or less when purchased to be cash equivalents.

RECENT PRONOUNCEMENTS

     As of January 1, 2000, the Company adopted the provisions of Staff Accounting Bulletin No. 101, REVENUE RECOGNITION IN FINANCIAL STATEMENTS ("SAB 101"). The adoption of SAB 101 did not have a material effect on the Company's financial condition, results of operations or cash flows.

     The Financial Accounting Standards Board ("FASB") Issued Statement 133 ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES ("SFAS 133") which is required to be adopted by the Company on January 1, 2001. This statement is not expected to significantly impact the Company as the Company has not historically invested in derivative instruments.

ADVERTISING

     The Company expenses advertising costs as incurred. Advertising expense was approximately $524,000, $406,000, and $331,000 in 2000, 1999, and 1998,
respectively.

RECLASSIFICATIONS

     Certain reclassifications have been made to the 1999 and 1998 financial statement presentation in order to conform to the 2000 presentation.

2.   LONG AND SHORT TERM DEBT

                                                                                            DECEMBER 31,
                                                                                        2000              1999
                                                                                --------------------------------------

ACT Teleconferencing Services, Inc., a United States subsidiary, has a line of credit secured by all tangible and intangible assets with the exception of leased assets of its operations. The line of credit carries an interest rate of 9% per annum with a borrowing base restricted to qualified accounts receivable up to $2 million. The
line of credit expires on May 31, 2002.                                           $     989,239      $   1,429,511

Subordinated debt financing - promissory note payable by ACT
Teleconferencing, Inc. bearing an interest rate of 13.5% per annum.
Principal is due on the maturity date of March 31, 2003.  The note is secured by a second lien on Company assets, subordinated to the
Company's senior lenders.                                                             2,500,000          2,500,000

Line of credit to equipment vendor owed by ACT Teleconferencing, Inc. bearing interest at 6% per annum. Payments are due in monthly installments calculated on
6% of principal balance and interest.
This facility is limited to $1,800,000.                                               1,271,388            925,809

Subordinated two-year convertible note to an equipment vendor payable by ACT
Teleconferencing, Inc. bearing interest at 9%, with principal due on July 31,
2001. This note will be converted into common stock at a conversion price of $7
per share if not repaid on or before due date.                                          500,000            500,000

Note payable, due on demand,  by a subsidiary to an equipment vendor
at an interest rate of 7%.                                                              280,000            280,000

Notes payable and revolving lines of credit, through vendors and various banks, secured by accounts receivable and equipment at interest rates ranging from 6%
to 16.75%. Amounts are due between
January 2001 and April 2003.                                                            602,829            772,989
                                                                               ----------------   ----------------

Subtotal                                                                              6,143,456          6,408,309

Less deferred interest cost                                                            (218,936)          (316,241)
                                                                              -----------------  -----------------

Subtotal                                                                              5,924,520          6,092,068

Less, current portion of long term debt                                              (2,871,114)        (2,313,454)
                                                                              -----------------  -----------------

                                                                             ======================================
Long term debt                                                                    $   3,053,406      $   3,778,614
                                                                             ======================================

     Total interest paid on notes and capitalized leases for the year ended December 31, 2000, 1999 and 1998 amounted to $856,000, $848,000, and $532,000 respectively.

     The aggregate minimum annual payments as of December 31, 2000 for long-term debt are as follows:

           2001......................................                $2,871,114
           2002......................................                   570,436
           2003......................................                 2,701,906
                                                                      ---------
                                                                     $6,143,456
                                                                     ==========

3.   COMMITMENTS--OPERATING AND CAPITALIZED LEASES

OPERATING LEASES

     The Company leases office space and office equipment. These leases expire February 2001 through July 2008. Total rent expense charged to operations was $1,290,947, $1,352,496, and $845,731 for the years ended December 31, 2000, 1999 and 1998, respectively.

CAPITALIZED LEASES

     The Company leases telecommunication equipment and office equipment, including computers and furniture, under long-term leases classified as capital leases. For several of these leases, the Company has the option to purchase the equipment for a nominal cost at the termination of the lease.

     The following property is secured under capital leases:

                                                                                DECEMBER 31,
                                                                         2000                1999
                                                                    --------------------------------------
   Telecommunications and office equipment, computers and
   furniture                                                            $3,639,399          $2,582,438
   Less accumulated depreciation                                          (633,024)           (498,281)
                                                                          ---------           ---------
   Net value of equipment secured                                       $3,006,375          $2,084,157
                                                                    ======================================

     The aggregate minimum annual commitments for operating and capital leases as of December 31, 2000 are as follows:

                                                               OPERATING            CAPITAL
                                                                LEASES              LEASES
                                                           -----------------------------------
      2001                                                     $1,231,641         $1,285,099
      2002                                                        980,270          1,003,632
      2003                                                        392,606            597,935
      2004                                                        320,148            103,721
      2005 and thereafter                                         664,867             80,666
                                                             ------------      -------------

      Total minimum lease payments                             $3,589,532          3,071,053
                                                          =================
      Less amounts representing interest                                            (419,767)
                                                                                ------------
      Present value of net minimum capital
         leases payments                                                           2,651,286
      Less capital lease obligations due
        within one year                                                           (1,052,126)
                                                                               --------------

      Capital lease obligations due after one year                                $1,599,160
                                                                               ===============

     During 2000 and 1999, the Company incurred capital lease obligations of $1,582,287 and $422,336 respectively, in connection with lease agreements to acquire equipment.

4.   SHAREHOLDERS' EQUITY

PREFERRED STOCK

     SERIES A. On October 19, 1999, the Company issued 2,000 shares of Series A 8% preferred stock to GMN Investors II, L.P. for $2,000,000. This transaction was accompanied by the issuance of 400,000 warrants to purchase shares of common stock at $7.00 per share (see warrants outstanding below). The holders of Series A are entitled to dividends calculated quarterly, payable no later than the redemption date. Redemption of the Preferred stock is mandatory on October 19, 2004. The Company has the right to redeem this instrument for any reason prior to October 19, 2004 by payment of $2,000,000 plus any outstanding dividends. At December 31, 2000, the preferred stock was carried at $1,752,689, net of deferred placement cost of $247,261 which is accreted to redemption value through October 19, 2004, and in 2000 the Company recognized $160,000 for ordinary dividends and $59,733 for accretion of discount.

     COMMON STOCK

     2000 OFFERING. In May 2000, the Company registered an offering issuing 800,000 shares of common stock at $5.00 per share for net proceeds of $3,067,951. In association with this offering, the Company issued 480,000 warrants. (See warrants outstanding below).

     1999 PRIVATE PLACEMENT. In February 1999, the Company completed a private offering of 109,212 units, each comprised of one share of common stock at $5.50 per share and one warrant to purchase one share of common stock for net proceeds of $592,505. The shares and the shares underlying the warrants entitle the holder to piggyback registration rights through December 31, 2003. See warrants outstanding below.

     WARRANT EXERCISES

     On January 31, 2000 and March 6, 2000, R.C.C. Finance exercised their warrants in a cashless conversion and received 33,650 shares of stock.

     On February 2, 1999, a total of 562,654 warrants, or 77% of the total publicly held 1996 warrants, which were issued pursuant to our initial public offering were exercised at a conversion price of $5.00 per share raising cash proceeds to the Company, net of expenses, of $2,619,890.

     Pursuant also to our initial public offering, the Company granted 71,250 unit options to the underwriter. Each unit contained the right to obtain one share of common stock for $4.20 per share and a three-year warrant for the purchase of a share at $5.00 per share. The three-year warrant period begins on exercise of the $4.20 common stock warrant. In August 1999, 60,222 unit options were exercised resulting in the issuance of 120,444 shares at an average exercise price of $4.60 per unit, raising $553,537 in net proceeds to the Company. On February 2, 2001, 9,835 unit purchase options were exercised in a cashless transaction resulting in the issuance of 4,963 shares. The remaining unit purchase options expired on February 2, 2001. After this transaction, there are 11,099 warrants outstanding. (See warrants outstanding below).

WARRANTS OUTSTANDING

     On March 31, 1998, in conjunction with the issuance of its $2,500,000 subordinated promissory notes, the Company issued stock purchase warrants for the purchase of 330,967 shares of common stock at an exercise price of $7.00 per share to Sirrom Capital Corp. and Equitas L.P. On March 31, 2000, the warrants were increased to 390,634. If the notes are not fully paid on the third or fourth anniversary dates from March 31, 1998, the number of shares subject to these warrants will increase to 470,527 and 588,905 shares, respectively, retaining the same strike price of $7.00 per share. The warrants expire on April 30, 2003.

     In February 1999, the Company issued 109,212 warrants in connection with our private placement at a $7.00 exercise price and an expiration date of December 31, 2003. On October 19, 1999, in association with the issue of preferred stock, the Company issued 400,000 warrants to GMN Investors II at a $7.00 exercise price and an expiration date of October 19, 2006.

     During 1999, the Company issued 95,000 warrants at an average strike price of $5.95 for consulting services for work to be done for the Company in investor relations, global business development and the identification of new partners and acquisitions in new markets. These warrants expire in 2003.

     During 2000, the Company issued 60,000 warrants at a strike price of $10 for consulting services expiring in January 2003. Also in association with the 2000 offering, the Company issued 400,000 warrants to the subscribers and 80,000 warrants to the underwriters at an average strike price of $6.14 and expiring in May 2005.

     At December 31, 2000, the Company has 20,934 unit options outstanding pursuant to an initial public offering. On February 2, 2001, 9,835 of $4.20 warrants were exercised in a cash-less transaction. The remaining 11,099 warrants have an exercise price of $5.00 with 1,264 expiring in July 2002 and 9,835 expiring in February 2004.

     The Company has determined the fair market value of the warrants based on independent valuations or other valuation methods. All warrants are also subject to customary anti-dilution provisions and to adjustment in the event of stock splits, stock dividends, consolidations, and the like. Holders of shares issued upon the exercise of these warrants have piggy-back rights to registration and certain investors, principally GMN Investors II, have demand registration rights.

5.   STOCK OPTION PLAN

     The Company's various Stock Option Plans, as approved and amended by shareholders, authorize the grant of options to officers, key employees, and consultants for up to 1,400,000 shares of the Company's common stock. Options granted under all plans generally have 10-year terms and vest 25% each year following the date of grant.

     The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related interpretations in accounting for its employee stock options. Under APB 25, because the exercise price of the Company's employee stock options are generally equal to the market price of the underlying stock on the date of grant, no compensation expense is recognized. FASB Statement No. 123, "Accounting for stock-based compensation" establishes an alternative method of expense recognition for stock-based compensation awards to employees based on fair values. The Company elected not to adopt FASB Statement No. 123 for expense recognition purposes.

     Pro forma information regarding net income and earnings per share is required by FASB Statement No. 123, which also requires that the information be determined as if the Company has accounted for its employee stock options granted subsequent to December 31, 1994 under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model. The following are weighted-average assumptions for 2000, 1999, and 1998 respectively: risk-free interest rate of 6.0%; a dividend yield of 0%; volatility factors of the expected market price of the Company's common stock of 0.77, 0.77 and 0.75; and a weighted-average expected life of the option of 7 years.

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

     For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information is as follows:

                                                           2000                1999                1998
                                                    -----------------------------------------------------------
     Pro forma net income (loss)                          $ 361,635       $ (1,001,935)       $ (2,746,828
                                                          $               $                   $
     Pro forma income (loss) per share                         0.06              (0.23)              (0.75)


     A summary of the Company's stock option activity, and related information for the years ended December 31 follows:

                                                   2000                          1999                         1998
                                        --------------------------------------------------------------------------------------
                                                         WEIGHTED                      WEIGHTED                   WEIGHTED
                                                         AVERAGE                       AVERAGE                     AVERAGE
                                                         EXERCISE                      EXERCISE                   EXERCISE
                                           OPTIONS        PRICE         OPTIONS         PRICE        OPTIONS        PRICE
                                        --------------------------------------------------------------------------------------

Outstanding-beginning of year             1,106,352      $    4.93       902,437       $    4.89      730,400     $    4.02
Granted                                     150,900           5.97       221,700            5.18      232,693          7.54
Exercised                                   (38,576)          5.39        (4,500)           3.00       (2,000)         3.00
Forfeited                                   (53,436)          6.05       (13,285)           7.35      (58,656)         4.69
                                        --------------               ---------------               ------------
Outstanding-end of year                   1,165,240      $    4.82     1,106,352       $    4.93      902,437     $    4.89
                                        ==============               ===============               ============

Exercisable at end of year                  778,720      $    4.32       561,837       $    4.02      341,675     $    3.15

Weighted-average fair value of
options granted during the year
     Market price equals exercise
     price at date of grant              $     5.01                    $    3.78                     $   6.68
     Market price exceeds exercise
     price at date of grant                                            $    4.05                     $   6.25
     Market price is less than
     exercise price at date of grant              -                            -                     $   3.94

     The following table summarizes our stock options outstanding at December 31, 2000:

                                                          WEIGHTED-AVERAGE
   EXERCISE PRICE RANGE                                 REMAINING CONTRACTUAL        WEIGHTED-AVERAGE
                                     SHARES                     LIFE                  EXERCISE PRICE
-----------------------------------------------------------------------------------------------------------
           $1.00-$2.20                  98,500                 3.08 years                   $1.80
           $2.75-$3.03                 336,400                 3.55 years                   $2.98
           $4.25-$5.25                 191,710                 7.71 years                   $4.63
           $5.50-$6.50                 383,361                 7.58 years                   $5.87
           $7.00-$8.00                  56,800                 8.95 years                   $7.27
                 $9.00                  98,469                 7.60 years                   $9.00
                             ------------------------
                                     1,165,240
                             ========================

6.   INCOME TAXES

     Income tax expense and the related current and deferred tax liabilities for all periods presented relate solely to the Company's U.K. and Canadian operations.

     For financial reporting purposes, income before income taxes includes the following components:

                                                       2000               1999                1998
                                                 ---------------------------------------------------------

     Pretax income (loss):
       United States                                  $1,279,555          $710,747        $(1,701,724)
       Foreign                                         1,604,610           (19,489)           176,256
                                                 ---------------------------------------------------------
                                                      $2,884,165          $691,258        $(1,525,468)
                                                 =========================================================

     The provision for income taxes for the years ended December 31, is comprised of the following:

                                                       2000               1999               1998
                                                 --------------------------------------------------------

     Current                                           $769,833           $393,331          $217,242
     Deferred                                            10,417             21,535           184,520
                                                 --------------------------------------------------------
                                                       $780,250           $414,866          $401,762
                                                 ========================================================

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets as of December 31 are as follows:

                                                                2000              1999              1998
                                                          -----------------------------------------------------
  Deferred Tax Liabilities-Domestic
  Tax depreciation in excess of book depreciation              $  (484,429)      $ (495,227)      $ (257,627)
   Other                                                           (58,730)         (93,998)         (41,106)
                                                          -----------------------------------------------------
                                                                  (543,159)        (589,225)        (298,733)
  Deferred Tax Assets-Domestic
   Net operating loss carry-forward                              1,475,163        1,826,424        2,019,656
   Reserves for doubtful accounts                                  163,287           28,723            7,764
                                                          -----------------------------------------------------
                                                                 1,638,450        1,855,147        2,027,420

  Valuation allowance for deferred tax assets                   (1,095,291)      (1,265,922)      (1,728,687)
                                                          -----------------------------------------------------

  Net deferred tax-Domestic                                    $                 $        -       $        -
                                                          =====================================================

  Deferred Tax Liabilities-International
   Tax depreciation in excess of book depreciation             $  (306,441)      $  320,112       $ (302,145)

  Deferred Tax Assets-International
   Net operating loss carry-forward                              1,167,128        1,096,655          698,677
   Other                                                                 -                -                -

  Valuation allowance for deferred tax assets                   (1,167,128)      (1,096,655)        (698,677)
                                                          -----------------------------------------------------
  Net deferred tax liability-International
                                                               $  (306,441)      $ (320,112)      $ (302,145)
                                                          =====================================================

     The reconciliation of income tax attributable to continuing operations computed at the U.S. federal statutory tax rates to actual income tax expense is:

                                                      2000                1999               1998
                                                 ---------------------------------------------------------
   Expected rate at 35%                              $1,009,458          $241,940           $ (533,914)
   Effect of permanent difference                       128,794            41,567              38,172
   Utilization of NOL's                                (289,918)          (40,339)                   -
   Foreign taxes                                       (126,173)          (38,692)             (47,024)
   Valuation allowance                                  323,011           210,390              944,528
   Other                                               (264,922)               -                     -
                                               ---------------------------------------------------------
                                                     $  780,250          $414,866           $  401,762
                                               =========================================================

     Taxes of $748,000, $23,000, and $279,000 were paid during 2000, 1999, and
1998 respectively. The domestic net operating loss carry forwards of approximately $3,800,000 will begin to expire in the year 2005. The Company has not provided for any taxes on undistributed foreign earnings as the Company intends to permanently reinvest these earnings in the future growth of the business and there are no unremitted, cumulative foreign earnings.

7.   RELATED PARTY TRANSACTIONS

     The Company has a note receivable from one of its officers for $234,302 and $39,000 at December 31, 2000 and 1999, respectively. This note bears interest at a rate of 7.5% and is due June 30, 2003.

8.   EARNINGS PER SHARE

     The following table sets forth the computation of basic and diluted earnings per share.

                                                           2000             1999               1998
                                                     -------------------------------------------------------
Numerator:
  Net income                                            $1,395,409        $  81,425        $(2,117,125)
  Preferred Stock Dividends                               (160,000)         (44,407)
                                                     -------------------------------------------------------
  Numerator
                                                        $1,235,409          $37,018        $(2,117,125)
                                                     =======================================================

Denominator:                                             5,312,200        4,393,963          3,647,188
  Basic shares
  Effect of dilutive securities
     Employee stock options                                461,353          251,076                  -
     Warrants                                              222,712           10,462                  -
     Convertible debentures                                 27,665                -                  -
                                                     -------------------------------------------------------
  Dilutive effect                                          711,730          261,538                  -
                                                     -------------------------------------------------------
  Denominator                                            6,023,930        4,655,501          3,647,188

Net income (loss) per share - basic                     $     0.23            $0.01        $     (0.58)
Net income (loss) per share - diluted                   $     0.21            $0.01        $     (0.58)
                                                     =======================================================

     The computation of diluted EPS did not assume the conversion of options, warrants, and convertible debentures in 1998 and convertible debentures in 1999 as their effect would have been antidilutive.

9.   BUSINESS SEGMENT ANALYSIS

     The Company offers a broad range of audio, video, data, and internet based teleconferencing services to corporate business clients and institutions, and these services are considered one line of business as they are integrated. The Company's decisions on resource allocation and performance assessment are primarily based on the market potential of each operating location. Each of the locations offers the same products and services, has similar customers and equipment, and is managed directly by the Company's executives, allowing all locations to be aggregated under the guidelines of FASB Statement No. 131 resulting in one reportable line of business to the extent that services are separately identifiable. Audio conferencing services presently comprise approximately 90% of total services. Video, data, and Internet conferencing are presently services which are offered together with the audio product offering and their revenues are approximately 10% of total revenues.

     The following summary provides financial data for significant geographic markets in which the Company operates:

     For the year ended December 31, 2000:

                              NORTH AMERICA        EUROPE             ASIA PACIFIC         TOTAL
                           --------------------------------------------------------------------------------

Net Revenues                   $22,146,594         $12,916,449          $2,636,742        $37,699,785

Long-Lived Assets              $10,695,082         $ 4,928,386          $2,603,827        $18,227,245

Deferred Tax Liability             $26,688            $279,753            -               $   306,441

         For the year ended December 31, 1999:

                              NORTH AMERICA        EUROPE             ASIA PACIFIC         TOTAL
                           --------------------------------------------------------------------------------

Net Revenues                                       $12,049,040          $2,097,218        $28,328,791
                               $14,182,533

Long-Lived Assets              $ 7,282,181         $ 4,210,370         $ 1,239,639        $12,732,190

Deferred Tax Liability             -               $   320,112            -               $   320,112

         For the year ended December 31, 1998:

                              NORTH AMERICA        EUROPE             ASIA PACIFIC         TOTAL
                           --------------------------------------------------------------------------------

Net Revenues                                       $10,190,686         $   577,469        $19,009,645
                               $ 8,241,490

Long-Lived Assets              $ 4,626,746          $4,081,218         $   906,245        $ 9,614,209

Deferred Tax Liability             -                  $302,145            -                  $302,145

     The Company's largest customer accounted for 21%, 14%, and 0% of consolidated revenues for the years ended December 31, 2000, 1999, and 1998 respectively. The Company's second largest customer accounted for 17%, 24%, and 22%. All other customers individually amounted to less than 5% of total consolidated revenues in any one year.

10.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company's financial instruments consist primarily of cash, temporary investments, accounts receivable, accounts payable, long-term debt, and capitalized lease obligations.

     Because accounts receivable and accounts payable are short-term instruments that are settled at face value, the Company considers the carrying amounts to approximate fair value.

     The fair value of long-term debt, consisting of notes and capitalized lease obligations, is based on interest rates available to the Company and comparisons to market rates. The Company considers the carrying amounts to approximate fair value.

11.  DEFINED CONTRIBUTION PLAN

     The Company has a defined contribution 401(k) plan for its United States employees, which allows eligible employees to contribute a percentage of their compensation and provides for certain discretionary employer matching contributions. For the years ended December 31, 2000, 1999 and 1998, the Company contributed $23,000, $0, and $25,000 respectively.

12.  EMPLOYEE STOCK PURCHASE PLAN

     The Company's employee stock purchase plan became effective July 1, 1998. The plan has been structured within the meaning of Section 423(b) of the Internal Revenue Code of 1986. A maximum of 100,000 shares of common stock are available for sale to employees under the plan. The purchase price of each share of common stock is the lesser of 85% of the fair market value of such share on the opening day of the six month purchase period, or 85% of the fair market value of such share on the closing day of the purchase period. Currently approximately 60 employees have elected to participate in the plan. Through December 31, 2000, employees had purchased 55,947 shares of common stock under the plan.

13.  SUBSEQUENT EVENTS

     On January 17, 2001, the Company acquired the remaining 40% minority interest in ACT Teleconferencing Limited, based in the United Kingdom, for 360,000 shares of the Company's common stock valued at $2,305,000, notes payable of $6,111,000, and cash of $834,000 for a total of approximately $9,250,000.

     On February 28, 2001, the Company signed an agreement to purchase telecom services from one of its vendors for a minimum commitment of $30,000,000 per year for the next three years.

14.  QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

     The following is a summary of the quarterly results of operations for the years ended December 31, 2000 and 1999.

                                                  MARCH 31       JUNE 30        SEPTEMBER 30       DECEMBER 31
                                                ------------------------------------------------------------------
YEAR ENDED DECEMBER 31, 2000
Net revenues                                      $8,183,767     $9,126,623     $9,512,611         $10,876,784
Gross profit                                       4,112,111      4,589,496      4,869,510           5,740,595
Operating income                                     845,501        925,463      1,174,470           1,010,474
Net income                                           187,925        204,555        389,273             613,656
Net income per share-basic                              0.03           0.03           0.06                0.10
Net income per share-diluted                            0.03           0.03           0.06                0.09

YEAR ENDED DECEMBER 31, 1999
Net revenues                                      $6,842,467     $6,429,079     $7,221,308         $ 7,835,937
Gross profit                                       3,053,573      3,163,457      3,465,367           3,848,788
Operating income                                     226,407        220,023        669,979             422,862
Net income (loss)                                   (126,471)      (105,371)        86,346             226,921
Net income (loss) per share - basic                    (0.03)         (0.02)          0.02                0.04
Net income (loss) per share - fully diluted            (0.03)         (0.02)          0.02                0.04

            SCHEDULE I--CONDENSED FINANCIAL INFORMATION OF REGISTRANT

                           ACT TELECONFERENCING, INC.
                            CONDENSED BALANCE SHEETS
                           DECEMBER 31, 2000 AND 1999

                                                                           2000                1999
                                                                    ----------------------------------------
ASSETS

   Current assets                                                       $     389,425         $ 1,322,905
   Equipment (net of accumulated depreciation of
     $212,000 and $126,000)                                                 1,474,095             245,837
   Other long term assets                                                     986,228             398,416
   Investment in and advances to subsidiaries                              16,489,829          10,304,346
                                                                    ----------------------------------------
Total assets                                                              $19,339,577         $12,271,504
                                                                    ========================================

         Liabilities and shareholders' equity
Current liabilities:
   Accounts payable and accrued liabilities                             $   1,031,244         $   396,005
   Current portion of debt                                                  1,303,942             485,198
                                                                    ----------------------------------------
   Total current liabilities                                                2,335,186             881,203
Long-term debt                                                              2,770,598           3,128,438
Preferred stock, no par value, 1,000,000 shares
   authorized; 2,000 issued                                                 1,752,689           1,693,006
Shareholders' equity:
   Common stock, no par value; 10,000, 000 shares
     authorized 5,671,140 and 4,595,947 shares issued
     and outstanding in 2000 and 1999, respectively                        16,492,381          11,478,003
   Accumulated deficit                                                     (4,011,277)         (4,909,146)
                                                                    ----------------------------------------
Total shareholders' equity                                                 12,481,104           6,568,857
                                                                    ----------------------------------------
Total liabilities and shareholder's equity                              $  19,339,577         $12,271,504
                                                                    ========================================

SEE ACCOMPANYING CONDENSED NOTES TO FINANCIAL STATEMENTS.

                           ACT TELECONFERENCING, INC.
                        CONDENSED STATEMENT OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999, AND 1998

                                                          2000               1999               1998
                                                   ---------------------------------------------------------
Selling, general and administration
         expense                                        $1,458,932         $1,181,353        $ 1,191,308
Interest expense, net                                      634,938            423,340            305,313
Equity in undistributed earnings of subsidiaries         3,489,278          1,686,118           (620,504)
                                                   ---------------------------------------------------------
Net income (loss) for the year                           1,395,409             81,425         (2,117,125)
Preferred stock dividends                                  160,000             44,407                  -
                                                   ---------------------------------------------------------
Net income (loss) available to common
         shareholders                                   $1,235,409         $   37,018        $(2,117,125)
                                                   =========================================================

SEE ACCOMPANYING CONDENSED NOTES TO FINANCIAL STATEMENTS.

                           ACT TELECONFERENCING, INC.
                       CONDENSED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999, AND 1998

                                                           2000               1999               1998
                                                     --------------------------------------------------------
OPERATING ACTIVITIES
Net income (loss)                                         $1,395,409         $   81,425       $(2,117,125)
Adjustments to reconcile net income (loss) to net
   cash used for operating activities:
     Equity in undistributed earnings of
       subsidiaries                                       (3,489,278)        (1,686,118)          620,504
     Depreciation                                             84,842             62,541            50,671
     Shares issued to consultants                            330,924                  -
     Amortization of debt costs                              156,462                  -                 -
     Changes in operating assets and liabilities,
       net of effects of business combinations:
         Current Assets                                      110,341           (118,378)         (166,442)
         Other assets                                       (190,968)                 -                 -
         Accrued liabilities                                 635,239            (68,346)          421,716
                                                     --------------------------------------------------------
         Net cash used for operating activities             (967,029)        (1,728,876)       (1,190,676)

INVESTING ACTIVITIES
Equipment purchases                                       (1,204,990)           227,018          (422,396)
Short-term notes redeemed                                          -            (24,000)           11,000
Sale of marketable securities                                      -                  -            50,000
Investment in and advances to subsidiaries                (1,713,799)        (3,332,946)       (1,594,819)
Cash paid for acquisitions net of cash acquired             (675,276)                 -          (249,298)
                                                     --------------------------------------------------------
Net cash used for investing activities                    (3,594,065)        (3,129,928)       (2,205,513)

FINANCING ACTIVITIES
Net proceeds from the issuance of debt                       304,442            311,804         2,848,749
Net proceeds from the issuance of common stock             3,411,278          4,014,072           628,521
Net proceeds from the issuance of preferred stock                  -          1,693,006                 -
Deferred loan issuance costs                                       -            (44,445)         (205,975)
                                                     --------------------------------------------------------
Net cash provided by financing activities                  3,715,720          5,974,437         3,271,295
                                                     --------------------------------------------------------
Net increase (decrease) in cash and cash
   equivalents                                              (845,374)         1,115,633          (124,894)
Cash and cash equivalents beginning of year                1,115,633                  -           124,894
                                                     --------------------------------------------------------
Cash and cash equivalents end of year                     $  270,259         $1,115,633       $         -
                                                     ========================================================

SEE ACCOMPANYING CONDENSED NOTES TO FINANCIAL STATEMENTS.

                           ACT TELECONFERENCING, INC.
                     CONDENSED NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2000 AND 1999

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

     The financial statements of ACT Teleconferencing, Inc., (the Company) reflect the investments in their wholly and partially owned subsidiaries under the equity method.

CONSOLIDATED FINANCIAL STATEMENTS

     Reference is made to the Consolidated Financial Statements and related Notes of ACT Teleconferencing, Inc. included elsewhere herein for additional information.

DEBT AND GUARANTEES

     Information on the debt of the Company is disclosed in Note 2 of the Notes to Consolidated Financial Statements of ACT Teleconferencing, Inc. included elsewhere herein. Certain subsidiaries of the Company have guaranteed debt of $2,500,000 which is due on March 31, 2003. The Company's ability to transfer assets from these subsidiaries is restricted under the loan agreement.

RECLASSIFICATIONS

     Certain reclassifications have been made to the 1999 and 1998 financial statement presentation to conform to the 2000 presentation.

                  SCHEDULE II--VALUATION OF QUALIFYING ACCOUNTS

                           ACT TELECONFERENCING, INC.
                   ALLOWANCE FOR DOUBTFUL ACCOUNTS RECEIVABLE

                                                                       ADDITIONS/
                                                     BALANCE AT        CHARGES TO                        BALANCE AT
                                                      BEGINNING        COSTS AND                           END OF
                                                      OF PERIOD         EXPENSES        DEDUCTIONS         PERIOD
                                                     ----------        ----------       ----------       ----------
For the year ended December 31, 2000:
   Allowance for doubtful accounts
   receivable                                         $153,677         $475,652          $ (8,270)        $621,059
                                                   ====================================================================

For the year ended December 31, 1999:
   Allowance for doubtful accounts
   receivable                                         $ 32,644         $138,501          $(17,468)        $153,677
                                                   ====================================================================

For the year ended December 31, 1998:
   Allowance for doubtful accounts
   receivable                                         $ 18,992         $ 37,323          $(23,671)        $ 32,644
                                                   ================ ================= ================ ================

                           ACT TELECONFERENCING, INC.
                           CONSOLIDATED BALANCE SHEETS

                                   (UNAUDITED)

                                                                       SEPTEMBER 30         DECEMBER 31
                                                                           2001                2000
                                                                    ----------------------------------------
                                                                        (Unaudited)
ASSETS
Current assets:
   Cash and cash equivalents                                            $   5,026,376       $   3,025,056
   Accounts receivable (net of allowance for doubtful accounts
     of $761,000 and $621,000 in 2001 and 2000, respectively)               9,669,846           8,349,295
   Prepaid expenses and other current assets                                1,322,497             807,725
                                                                    ----------------------------------------
   Total current assets                                                    16,018,719          12,182,076
Equipment:
   Telecommunications equipment                                            12,755,707          11,008,224
   Software                                                                 4,258,036           3,536,241
   Office equipment                                                         7,563,956           6,428,564
   Less: accumulated depreciation                                          (7,739,590)         (5,340,839)
                                                                    ----------------------------------------
   Total equipment - net                                                   16,838,109          15,632,190
Other assets:
   Goodwill (net of accumulated amortization of
     $721,000 and $422,000 in 2001 and 2000, respectively)                  7,944,476           2,595,055
   Other intangible assets (net of accumulated amortization of
     $138,000 and $0 in 2001 and 2000, respectively)                        1,420,973                   -
   Cash held in escrow to guarantee debt                                    1,355,951                   -
   Other long term assets                                                     526,268             751,926
   Long term note receivable from a related party                             247,113             234,302
                                                                    ----------------------------------------
Total assets                                                            $  44,351,609       $  31,395,549
                                                                    ========================================

Current liabilities:
   Accounts payable                                                     $   4,399,861       $   3,387,934
   Accrued liabilities                                                      2,784,702           2,579,393
   Current portion of debt                                                  5,818,643           2,871,114
   Capital lease obligations due in one year                                  950,348           1,052,126
   Income taxes payable                                                       933,746             636,118
                                                                    ----------------------------------------
   Total current liabilities                                               14,887,300          10,526,685

Long-term debt                                                              5,629,781           3,053,406
Capital lease obligations due after one year                                1,696,013           1,599,160
Deferred income taxes                                                         276,400             306,441
Minority interest                                                                   -           1,676,064

Preferred stock, no par value, 1,000,000 shares
   authorized; 2,000 issued (net of deferred placement
   cost of $198,000 and $247,000 in 2001 and 2000, respectively)            1,801,608           1,752,689

Shareholders' equity:
   Common stock, no par value; 10,000,000 shares
     authorized 7,103,962 and 5,671,140 shares issued
     and outstanding in 2001 and 2000, respectively                        24,223,970          16,492,381
   Accumulated deficit                                                     (2,956,942)         (3,573,767)
   Accumulated other comprehensive loss                                    (1,206,521)           (437,510)
                                                                    ----------------------------------------
Total shareholders' equity                                                 20,060,507          12,481,104
                                                                    ----------------------------------------
Total liabilities and shareholders' equity                              $  44,351,609       $  31,395,549
                                                                    ========================================

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                           ACT TELECONFERENCING, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS

                                   (UNAUDITED)

                                                   FOR THE THREE MONTHS ENDED             FOR THE NINE MONTHS ENDED
                                                         SEPTEMBER 30,                          SEPTEMBER 30,
                                                     2001              2000                 2001             2000
                                               -----------------------------------    -----------------------------------

Net revenues                                      $10,775,704        $9,512,611          $34,122,939      $26,823,001
Cost of services                                    4,950,800         4,643,101           17,430,642       13,251,884
                                               -----------------------------------    -----------------------------------
Gross profit                                        5,824,904         4,869,510           16,692,297       13,571,117

Selling, general and administration expense         4,646,316         3,695,040           13,915,791       10,625,683
                                               -----------------------------------    -----------------------------------
Operating income                                    1,178,588         1,174,470            2,776,506        2,945,434

Interest expense, net                                 452,151           203,797            1,075,984          662,965
                                               -----------------------------------    -----------------------------------
Income before income taxes and minority
  interest                                            726,437           970,673            1,700,522        2,282,469

Provision for income taxes                            177,034           315,395              547,331          792,794
                                               -----------------------------------    -----------------------------------
Income before minority interest                       549,403           655,278            1,153,191        1,489,675

Minority interest in earnings of consolidated
  subsidiary                                                -           266,005                    -          707,923
                                               -----------------------------------    -----------------------------------
Net income before extraordinary item                  549,403           389,273            1,153,191          781,752

Extraordinary charge related to early
extinguishment of debt                                      -                 -              416,366                -
                                               -----------------------------------    -----------------------------------
Net income                                            549,403           389,273              736,825          781,752

Preferred stock dividends                              40,000            40,000              120,000          119,999
                                               -----------------------------------    -----------------------------------
Net income available to common
shareholders                                      $   509,403       $   349,273          $   616,825      $   661,753
                                               ===================================    ===================================
Weighted average number of shares
outstanding - basic                                 6,244,715         5,649,622            6,119,409        5,193,739
                                               ===================================    ===================================
Weighted average number of shares
outstanding - diluted                               6,512,622         5,998,461            6,542,207        5,892,800
                                               ===================================    ===================================
Earnings per share
   Basic
     Net income before extraordinary item         $      0.08        $     0.06          $      0.17      $      0.13
     Extraordinary item                                     -                 -                (0.07)               -
                                               ---------------------------------      -----------------------------------
     Net income                                   $      0.08        $     0.06          $      0.10      $      0.13
                                               =================================      ===================================

   Diluted
     Net income before extraordinary item         $      0.08        $     0.06          $      0.16      $      0.11
     Extraordinary item                                     -                 -                (0.07)               -
                                               ---------------------------------      -----------------------------------
     Net income                                   $      0.08        $     0.06          $      0.09      $      0.11
                                               =================================      ===================================

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                           ACT TELECONFERENCING, INC.
                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                                   (UNAUDITED)

                                                                                            ACCUMULATED
                                                                                               OTHER
                                                   COMMON STOCK            ACCUMULATED     COMPREHENSIVE
                                             SHARES          AMOUNT          DEFICIT       INCOME (LOSS)        TOTAL
                                          ---------------------------------------------------------------------------------
BALANCE AT JANUARY 1, 2001                    5,671,140   $  16,492,381    $(3,573,767)  $     (437,510)     $  12,481,104
Shares issued for acquisitions                  360,000       2,181,780                                          2,181,780
Shares issued in private placement              769,231       4,750,000                                          4,750,000
Issuance of warrants with debt                                  144,040                                            144,040
Issue of shares/warrants to consultants          21,613          48,364                                             48,364
Shares purchased by/issued to
  employees                                     252,015         456,155                                            456,155
Exercise of warrants                             29,963         151,250                                            151,250
Preferred dividend                                                            (120,000)                           (120,000)
Comprehensive income
   Net income                                                                  736,825                             736,825
   Other comprehensive loss, net of tax
     Foreign currency translation                                                              (769,011)          (769,011)
                                                                                                           ----------------
Total comprehensive loss                                                                                          (32,186)
                                          ---------------------------------------------------------------------------------
BALANCE AT SEPTEMBER 30, 2001                 7,103,962   $  24,223,970    $(2,956,942)  $   (1,206,521)     $  20,060,507
                                          ---------------------------------------------------------------------------------

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                           ACT TELECONFERENCING, INC.
                       CONSOLIDATED STATEMENT OF CASH FLOW
                                   (UNAUDITED)

                                                                             FOR THE NINE MONTHS ENDED
                                                                                   SEPTEMBER 30
                                                                        -------------------------------------
                                                                                2001              2000
                                                                        -------------------------------------
OPERATING ACTIVITIES
Net income                                                                  $   736,825       $   781,752
Adjustments to reconcile net income to net
   cash provided by operating activities:
     Extraordinary charge related to early extinguishment of debt               416,366                 -
     Depreciation                                                             2,469,728         1,328,139
     Amortization of goodwill and other intangibles                             441,083           329,540
     Amortization of debt costs                                                 154,477            86,737
     Deferred income taxes                                                      (26,668)          (27,844)
     Shares issued to consultants and employees                                 192,404           330,924
     Minority interest                                                                -           707,923
                                                                        -------------------------------------
     Cash flow before changes in operating assets and liabilities:            4,384,215         3,537,171

Changes in operating assets and liabilities, net of effects of business combinations:
     Accounts receivable                                                     (1,452,392)       (1,440,117)
     Prepaid expenses and other assets                                         (945,726)         (173,042)
     Accounts payable                                                         1,076,439           (44,735)
     Accrued liabilities                                                        112,840           431,891
     Income taxes payable                                                       302,949           183,594
                                                                        -------------------------------------
Net cash provided by operating activities                                     3,478,325         2,494,762

INVESTING ACTIVITIES
Equipment purchases                                                          (3,445,180)       (2,903,714)
Cash held in escrow                                                          (1,355,951)                -
Cash paid for acquisitions, net of cash acquired                               (793,976)         (504,527)
                                                                        -------------------------------------
Net cash used for investing activities                                       (5,595,107)       (3,408,241)

FINANCING ACTIVITIES
Net proceeds from the issuance of debt                                        2,972,426                 -
Net repayments of debt                                                       (4,164,317)         (906,354)
Net proceeds from the issuance of common stock                                5,357,405         3,386,261
                                                                        -------------------------------------
Net cash provided by financing activities                                     4,165,514         2,479,907
Effect of exchange rate changes on cash                                         (47,412)         (835,912)
                                                                        -------------------------------------
Net increase in cash and cash equivalents                                     2,001,320           730,516
Cash and cash equivalents beginning of period                                 3,025,056         1,532,551
                                                                        -------------------------------------
Cash and cash equivalents end of period                                     $ 5,026,376       $ 2,263,067
                                                                        =====================================

                                      ACT Teleconferencing, Inc.

                                      Notes to Consolidated Financial Statements
                                      (UNAUDITED)

NOTE 1--BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

         The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. They do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments, consisting of normal recurring accruals, considered necessary for a fair presentation have been included. Operating results for the nine-month and three-month periods ending September 30, 2001, are not necessarily indicative of the results that may be expected for the year ended December 31, 2001. For further information, refer to the financial statements and footnotes included in our annual report on Form 10-K for the year ended December 31, 2000.

         The consolidated financial statements include the accounts of ACT Teleconferencing, Inc., and its wholly-owned domestic and worldwide subsidiaries. ACT owns 100% of all of its subsidiaries. Significant inter-company accounts and transactions have been eliminated.

BUSINESS

         ACT Teleconferencing, Inc. (the Company) is engaged in the business of providing high quality audio, video and data conferencing products and services to business clients worldwide. The Company operates principally in the United States, Canada, the United Kingdom, France, the Netherlands, Belgium, Germany, Australia, Singapore and Hong Kong.

RECENT PRONOUNCEMENTS

         In July 2001, the FASB issued Statement No. 141, BUSINESS COMBINATIONS ("SFAS 141") and Statement 142, GOODWILL AND OTHER INTANGIBLE ASSETS ("SFAS 142"). SFAS 141 requires companies to reflect intangible assets apart from goodwill and supercedes previous guidance related to business combinations. SFAS 142 eliminates amortization of goodwill and amortization of indefinite lived intangible assets. However, SFAS 142 also requires the Company to perform impairment tests at least annually on all goodwill and other intangible assets. These statements are required to be adopted by the Company on January 1, 2002 and for any acquisitions entered into after

July 1, 2001. The Company is evaluating the impact of the statements on its financial position, results of operations, and cash flows.

FOREIGN CURRENCY CONVERSION

         The financial statements of the Company's foreign subsidiaries have been translated into United States dollars at the average exchange rate during the period for the statement of operations and quarter-end rate for the balance sheet.

                                      ACT Teleconferencing, Inc.

                                      Notes to Consolidated Financial Statements
                                      (UNAUDITED)


NOTE 1--BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INTERNAL USE SOFTWARE

         The Company capitalizes costs of materials, consultants, and payroll and payroll-related costs which are incurred in developing internal-use computer software, beginning once the application development stage is attained and continuing until the post-implementation/operation stage is achieved. Costs incurred prior to and after the establishment of the application development stage are charged to general and administrative expenses. The Company capitalized internal use software development costs of approximately $722,000 and $84,000 for the nine months ended September 30, 2001 and 2000, respectively.

RECLASSIFICATIONS

         Certain reclassifications have been made to the 2000 financial statement presentation in order to conform to the 2001 presentation.

NOTE 2--ACQUISITION

         On January 17, 2001, the Company acquired the remaining 40% minority interest in ACT Teleconferencing Limited, based in the United Kingdom, from David Holden, regional managing director of Europe for the Company, for 360,000 shares of the Company's common stock valued at $2,182,000, notes payable of $6,111,000, and cash of $794,000 for a total of approximately $9,087,000.

         This acquisition was accounted for under the purchase method of accounting. The pro forma unaudited results of the Company's operations for the three and nine months ended September 30, 2001 and 2000, assuming consummation of the purchase as of January 1, 2000, are as follows:

                                                      FOR THE THREE MONTHS ENDED          FOR THE NINE MONTHS ENDED
                                                            SEPTEMBER 30,                      SEPTEMBER 30,
                                                        2001             2000              2001            2000
                                                   ---------------------------------  --------------------------------
                                                     (Unaudited)   (Unaudited)           (Unaudited)     (Unaudited)
Net revenues                                       $ 10,775,704    $9,512,611         $  34,122,939    $26,823,001
Net income before extraordinary item                    549,403       441,798             1,117,611        849,235
Extraordinary charge related to early
extinguishment of debt                                        -             -               416,366              -
                                                   ---------------------------------  --------------------------------
Net income                                              549,403       441,798               701,245        849,235
Preferred stock dividends                               (40,000)      (40,000)             (120,000)      (119,999)
                                                   ---------------------------------  --------------------------------
Net income available to common shareholders        $    509,403    $  401,798         $     581,245    $   729,236
                                                   =================================  ================================

Weighted average number of shares outstanding -
basic                                                 6,244,715     6,009,622             6,119,409      5,553,739
                                                   =================================  ================================
Weighted average number of shares outstanding -
diluted                                               6,512,622     6,358,461             6,542,207      6,252,800
                                                   =================================  ================================
Earnings per share
   Basic
     Net income before extraordinary item                  0.08    $     0.07         $        0.16    $      0.13
     Extraordinary item                                       -             -                 (0.07)             -
                                                   --------------------------------  ---------------------------------
     Net income (loss)                             $       0.08    $     0.07         $        0.09    $      0.13
                                                   ================================  =================================
   Diluted
     Net income before extraordinary item          $       0.08    $     0.06         $        0.15    $      0.12
     Extraordinary item                                      -              -                 (0.06)             -
                                                   --------------------------------  ---------------------------------
     Net income (loss)                             $       0.08    $     0.06         $        0.09    $      0.12
                                                   =================================  ================================

NOTE 3--FINANCING

         In April, 2001, the Company paid down $1.6 million in subordinated debt. In conjunction with this early extinguishment of the $1.6 million in subordinated debt, the Company recognized an extraordinary charge of approximately $416,000 of unamortized debt issuance and debt discount costs.

         On September 28, 2001, the Company closed on the $5,000,000 sale of 769,231 shares of restricted common stock to existing institutional investors (the "Private Placement"). Commissions of $250,000 were netted against the proceeds of this Private Placement.

NOTE 4--RELATED PARTY TRANSACTIONS

         In July 2001, the Company entered into an incentive arrangement with one of the Company's officers for the issuance of 32,000 shares of restricted common stock as part of his incentive package. The common stock vests and is restricted in four equal amounts over four years. Additional shares may be issued each year for a four year period based on various profit based performance criteria and would have the same vesting and selling restrictions. The Company recognized compensation expense of $12,500 for the three months and nine months ended September 30, 2001 related to this agreement.

         Also in July 2001, the board of directors authorized a loan to one of its officers in the amount of $347,875. The purpose of the loan is to assist the officer in exercising stock options due to expire in November 2001. This loan is secured by a general pledge of personal assets of the officer, bears interest at 6%, and matures on November 1, 2006. The 115,000 shares issued upon exercise of the stock options is recorded in shareholders' equity but this transaction has no financial effect on shareholders' equity as the loan offsets the amount recorded to common stock for the exercise of the options. No cash was exchanged between parties and the increase in shareholders' equity will be recognized as the loan is paid back to the Company.

NOTE 5--EARNINGS PER SHARE

         The following table sets forth the computation of the denominator for the calculation of basic and diluted earnings per share. The numerator in the computation of earnings per share is the same as that displayed on the face of the income statement.


                                         FOR THE THREE MONTHS ENDED             FOR THE NINE MONTHS ENDED
                                                SEPTEMBER 30                          SEPTEMBER 30
                                      ----------------------------------    ----------------------------------

                                           2001              2000                 2001             2000
                                      ----------------------------------    ----------------------------------
Denominator:
    Weighted average number of
    shares outstanding - basic            6,244,715        5,649,622            6,119,409         5,193,739
    Effect of dilutive securities
      Employee stock options                255,054          322,037              341,367           454,318
      Warrants                               12,854           26,802               81,431           207,791
      Convertible debentures                      -                -                    -            36,952

                                      ----------------------------------    ---------------------------------
    Dilutive effect                         267,908          348,839              422,798           699,061
                                      ----------------------------------    ---------------------------------
    Weighted average number of
    shares outstanding - diluted          6,512,622        5,998,461            6,542,207         5,892,800
                                      ==================================    ==================================

NOTE 6--SUBSEQUENT EVENTS

         On October 10, 2001 (with effect from October 1, 2001), ACT Videoconferencing, Inc. (the "Company"), a Minnesota corporation and wholly owned subsidiary of ACT Teleconferencing, Inc. ("ACT"), closed on the acquisition of substantially all of the assets of PictureTel Corporation's 1414(c) worldwide video conferencing service delivery business. The assets acquired include tangible property (equipment, furniture and machinery), software, and customer contracts. The purchase price consisted of $1 million in cash, $2.5 million in notes bearing interest at 10%, and 769,231 shares of ACT common stock valued at approximately $6.5 million. The principal amount of the notes is due in four equal semi-annual installments beginning in April 2002. The common shares issued in the transaction are restricted securities as defined under Rule 144 of the Securities Act of 1933.

         On October 11, 2001, the Company liquidated the 2000 outstanding shares of its Series A Preferred Stock ("Series A") in an amount of $2 million plus accrued dividends of $338,176. This transaction involved the issuance of 200,000 shares of restricted common stock and cash of $1,028,176. This transaction also re-priced 400,000 warrants from an exercise price of $7.00 to $6.45. The common shares issued in the transaction are restricted securities as defined under Rule 144 of the Securities Act of 1933.

         The board of directors proposed an amendment to the Company's Restated Articles of Incorporation to increase the number of authorized shares of common stock from 10,000,000 to 25,000,000 and the number of authorized shares of preferred stock from 1,000,000 to 2,000,000. This proposal was approved by shareholders on November 2, 2001.

         In November 2001, the Company reached partial resolution of a payment delay and consequent dispute with one of its major customers. The customer had delayed payment while disputing authorization of charges for services provided under an existing contract. As agreement has since been reached with the customer, the Company recognized $360,000 in revenue and $120,000 as an expense reimbursement for the three months ended September 30, 2001, of which approximately $250,000 (including $75,000 of expense reimbursement) pertained to amounts not recorded in prior quarters, as all the criteria for revenue recognition had not been met in the prior quarters. The Company expects to collect these amounts in the fourth quarter 2001 with the remainder to be collected in the first quarter 2002.

                         REPORT OF INDEPENDENT AUDITORS

TO:   THE BOARD OF DIRECTORS
      ACT TELECONFERENCING LIMITED

We have audited the accompanying balance sheets of ACT Teleconferencing Limited as of 31 December 2000 and 1999 and the related profit and loss accounts and statements of cash flows for the years ended 31 December 2000 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with United Kingdom auditing standards and United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurances about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statements presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ACT Teleconferencing Limited at 31 December 2000 and 1999 and the results of its operations and its cash flows for the years ended 31 December 2000 and 1999, in conformity with accounting principles generally accepted in the United Kingdom which differ in certain respects from those followed in the United States (see Note 20 of Notes to the Financial Statements).

                                                           /s/ ERNST & YOUNG
London, England
March 16, 2001

                          ACT Teleconferencing Limited

                             PROFIT AND LOSS ACCOUNT

                                                                                YEAR ENDED       31 DECEMBER
                                                                                      2000              1999
                                                                        NOTES            L                 L
TURNOVER                                                                         7,583,507         6,179,188
Cost of sales                                                                    3,062,947         2,689,118
                                                                               -------------      ----------
Gross profit                                                                     4,520,560         3,490,070
Administrative expenses                                                          2,810,125         2,631,369
                                                                               -------------      ----------
OPERATING PROFIT                                                           2     1,710,435           858,701
Interest payable and similar charges                                       5       (41,012)          (64,960)
Bank interest receivable                                                            13,176             2,389
                                                                               -------------      ----------
PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION                                    1,682,599           796,130
Taxation                                                                   6       497,006           254,697
                                                                               -------------      ----------
PROFIT FOR THE YEAR(1)                                                    16     1,185,593           541,433
                                                                               -------------      ----------

There are no recognized gains and losses other than those as shown above.

------------
(1) There are no differences between accounting principles generally accepted in the United Kingdom and United States generally accepted accounting principles that would affect profit for the year.

                                                                                    AT                 AT
                                                                               31 DECEMBER        31 DECEMBER
                                                                                   2000               1999
                                                                   NOTES             L                  L
FIXED ASSETS
Tangible assets                                                       7          2,050,632         1,820,106
                                                                             -------------       -----------
CURRENT ASSETS
Stocks                                                                8              4,172             7,445
Debtors                                                               9          2,788,440         2,043,919
Cash at bank and in hand                                                           654,984            44,090
                                                                             -------------       -----------
                                                                                 3,447,596         2,095,454
CREDITORS: amounts falling due within one year                       10          1,957,033         1,437,493
                                                                             -------------       -----------
NET CURRENT ASSETS                                                               1,490,563           657,961
                                                                             -------------       -----------
TOTAL ASSETS LESS CURRENT LIABILITIES                                            3,541,195         2,478,067

CREDITORS: amounts falling due after more than one year              11            175,164           286,818

PROVISIONS FOR LIABILITIES AND CHARGES
Deferred taxation                                                    12            187,364           198,175
                                                                             -------------       -----------
                                                                                 3,178,667         1,993,074
                                                                             =============       ===========
CAPITAL AND RESERVES(1)
Called up share capital                                              15             25,000            25,000
Profit and loss account                                              16          3,153,667         1,968,074
                                                                             -------------       -----------
Shareholders' funds - equity interests                               16          3,178,667         1,993,074
                                                                             =============       ===========

------------
(1) There are no differences between accounting principles generally accepted in the United Kingdom and United States generally accepted accounting principles that would affect capital and reserves.

                                                                                YEAR ENDED 31          DECEMBER
                                                                                         2000              1999
                                                                        NOTES               L                 L

NET CASH INFLOW FROM OPERATING ACTIVITIES                                  17a      1,808,479           827,215

RETURNS ON INVESTMENTS AND SERVICING OF FINANCE                            17b        (27,836)          (62,571)

TAXATION                                                                   17c       (446,828)                -

CAPITAL EXPENDITURE                                                        17d       (524,475)          371,689)

FINANCING                                                                  17e       (188,787)          160,512)
                                                                                  -----------       -----------
                                                                                      620,553           232,443
                                                                                  ===========       ===========

        RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET FUNDS/(DEBT)

                                                                                YEAR ENDED 31          DECEMBER
                                                                                         2000              1999
                                                                        NOTES               L                 L
Increase in cash                                                                      620,553           232,443
Cash used to repay capital element of finance leases
 and hire purchase contracts                                                          188,623           122,787
Cash outflow from decrease in loans                                                       164            37,725
                                                                                  -----------        ----------
Change in net debt resulting from cash flows                               17f        809,340           392,955
New finance leases and hire purchase contracts                                        (90,386)                -
                                                                                  -----------       -----------
MOVEMENT IN NET DEBT                                                                  718,954           392,955

NET DEBT AT THE BEGINNING OF THE YEAR                                      17f       (456,382)         (849,337)
                                                                                  -----------       -----------
NET FUNDS/(DEBT) AT THE END OF THE YEAR                                    17f        262,572          (456,382)
                                                                                  ===========       ===========

------------
(1) A summary of the significant differences between the cash flows presented above and those required under United States generally accepted accounting principles is set forth in Note 20 of Notes to the Financial Statements.

1.       ACCOUNTING POLICIES

         THE COMPANY
         The Company is organized under the laws of England and Wales. The Company's parent undertaking at the balance sheet date was ACT Teleconferencing Inc., incorporated in Colorado, USA, which then owned 60% of the company. On 17 January 2001, ACT Teleconferencing Inc. acquired the other 40%, making the company a fully owned subsidiary from that date.

         ACCOUNTING CONVENTION
         The financial statements are prepared under the historical cost convention and in accordance with applicable United Kingdom accounting standards.

         TURNOVER
         Turnover from video conferencing services and sale of video conferencing equipment is recognized when such services are rendered or equipment is sold. Turnover, which all relates to continuing activities within the United Kingdom, is stated net of value added tax and trade discounts.

         FIXED ASSETS AND DEPRECIATION
         Tangible fixed assets are stated at cost less depreciation. Depreciation is provided at rates calculated to write off the cost less estimated residual value of each asset over its expected useful life, as follows:
         Leasehold property              -       20% per annum
         Plant and machinery             -       10%, 20% and 33% per annum
         Fixtures and fittings           -       15% per annum
         The carrying values of tangible fixed assets are reviewed for impairment in periods if events or changes in circumstances indicate the carrying value may not be recoverable.

         STOCKS
         Stocks are valued at the lower of cost and net realizable value, after making due allowance for obsolete and slow moving items.

         DEFERRED TAXATION
         Deferred taxation is provided at appropriate rates on all timing differences using the liability method only to the extent that, in the opinion of the directors, there is a reasonable probability that a liability or asset will crystallize in the foreseeable future.

         FOREIGN CURRENCIES
         Transactions in foreign currencies are recorded at the rate ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are retranslated at the rate of exchange ruling at the balance sheet date.
         All differences are taken to the profit and loss account.

         LEASING AND HIRE PURCHASE COMMITMENTS
         Assets held under hire purchase contracts and finance leases are capitalized as tangible assets and depreciated over their useful lives. Obligations under such agreements are included in creditors net of the finance charge allocated to future periods. The finance element of the rental payment is charged to the profit and loss account so as to produce a constant rate of charge on the net obligation outstanding in each period.

         Rentals payable under operating leases are charged in the profit and loss account on a straight line basis over the lease term.

         PENSIONS
         The Company operates a defined contribution pension scheme. Contributions are charged to the profit and loss account as they become payable in accordance with the rules of the scheme.

2.       OPERATING PROFIT
         This is stated after charging/(crediting):

                                                                                YEAR ENDED   31 DECEMBER
                                                                                      1999          2000
                                                                                         L             L
         Depreciation of tangible fixed assets  -  owned                           315,396       263,186
                                                -  leased                           68,939        69,675
         Operating lease rentals                -  plant and machinery              47,098        48,957
                                                -  land and buildings              170,610       157,874
         Auditors' remuneration                                                     11,000        11,000
         Directors' emoluments                                                     135,685        99,489
         Foreign exchange gains                                                     (1,725)         (873)
                                                                               ============    ==========

         The number of directors for whom retirement benefits are accruing under money purchase pension schemes amounted to 1 (1999 - 1).

3.       DIRECTORS' EMOLUMENTS

                                                                                YEAR ENDED   31 DECEMBER
                                                                                      2000          1999
                                                                                         L             L
         Total emoluments                                                          135,685        99,489
                                                                               ===========    ==========
         Company contributions paid to money purchase pension schemes                3,133         3,133
                                                                               ===========    ==========

4.       STAFF COSTS

                                                                                YEAR ENDED   31 DECEMBER
                                                                                      2000          1999
                                                                                         L             L

         Wages, salaries                                                         2,390,912     2,020,042
         Social security costs                                                     234,568       191,234
         Pensions                                                                   18,158        14,789
                                                                            --------------   -----------
                                                                                 2,643,638     2,226,065
                                                                            ==============   ===========

         The average monthly number of employees during the year was as follows:

                                                                                YEAR ENDED   31 DECEMBER
                                                                                      2000          1999
                                                                                        NO.          NO.
         Operations                                                                     75            70
         Administration                                                                 40           35
                                                                                -----------  -----------
                                                                                       115           105
                                                                                ===========  ===========

5.       INTEREST PAYABLE AND SIMILAR CHARGES

                                                                                 YEAR ENDED 31 DECEMBER
                                                                                      2000         1999
                                                                                         L            L
         Bank loans and overdrafts                                                   1,583         3,706
         Finance charges payable under finance leases
         and hire purchase contracts                                                39,429        61,254
                                                                               -----------   -----------
                                                                                    41,012        64,960
                                                                               ============  ===========

6.       TAXATION

                                                                                  YEAR ENDED 31 DECEMBER
                                                                                        2000        1999
                                                                                           L           L
Current year corporation tax                                                       507,817       238,592
Deferred tax                                                                       (10,811)       16,105
                                                                               -----------   -----------
                                                                                   497,006       254,697
                                                                               ===========   ===========

7.       TANGIBLE FIXED ASSETS

                                                        SHORT
                                                     LEASEHOLD     PLANT AND      FIXTURES
                                                      PROPERTY     EQUIPMENT   AND FITTINGS     TOTAL
                                                             L             L              L         L
        Cost:
        At 1 January 1999                              268,722     1,252,058     783,690     2,304,470
        Additions                                       19,650       178,992     173,048       371,690
                                                        -------     ---------      -------     ---------
        At 31 December 1999                            288,372     1,431,050     956,738     2,676,160
        Additions                                       31,065       272,485     311,311       614,861
                                                    -----------    ----------   ----------  ------------
        At 31 December 2000                            319,437     1,703,535   1,268,049     3,291,021
                                                    -----------    -----------  ---------- -------------
        Depreciation:
        At 1 January 1999                               16,074       316,248     190,871       523,193
        Charge for the year                             57,145       138,496     137,220       332,861
                                                    -----------   -----------   ----------    ----------
        At 31 December 1999                             73,219       454,744     328,091       856,054
        Charge for the year                             59,824       149,675     174,836       384,335
                                                    -----------   -----------  -----------  ------------
        At 31 December 2000                            133,043       604,419     502,927     1,240,389
                                                    ===========   ===========  ===========  ============
        Net book amount:
        At 31 December 2000                            186,394     1,099,116     765,122     2,050,632
                                                    -----------   -----------  ----------- -------------
        At 31 December 1999                            215,153       976,306     628,647     1,820,106
                                                    ===========   ===========  ===========  ============

        At 1 January 1999                              252,648       935,810     592,819     1,781,277
                                                    ===========   ===========  ===========  ============

         Included within plant and equipment are assets held under finance leases and hire purchase contracts with a net book value of L 600,063 (1999 - L 538,920).

8.       STOCKS

                                                                                        AT            AT
                                                                               31 DECEMBER   31 DECEMBER
                                                                                      2000          1999
                                                                                         L             L
       Video conferencing equipment                                                  4,172         7,445
                                                                                ==========   ===========

9.       DEBTORS

                                                                                        AT            AT
                                                                               31 DECEMBER   31 DECEMBER
                                                                                      2000          1999
                                                                                         L             L
         Trade debtors                                                           2,084,469     1,490,940
         Prepayments                                                               137,226       108,838
         Due from fellow subsidiary undertakings                                   566,745       444,141
                                                                                ----------   -----------
                                                                                 2,788,440     2,043,919
                                                                                ==========   ===========

10.      CREDITORS: amounts falling due within one year

                                                                                        AT            AT
                                                                               31 DECEMBER   31 DECEMBER
                                                                                      2000          1999
                                                                                         L             L
         Bank overdrafts                                                            23,665        33,324
         Current installment due on loans                                               -            164
         Trade creditors                                                           401,654       245,069
         Due to parent undertaking                                                 302,539        93,964
         Due to fellow subsidiary undertakings                                     179,750        98,129
         Other taxes and social security costs                                     198,725       157,880
         Corporation tax                                                           426,236       365,247
         Accruals                                                                  230,881       255,581
         Other creditors                                                                 -         7,969
         Obligations under finance leases and hire purchase contracts (note 11)    193,583       180,166
                                                                                ----------    ----------
                                                                                 1,957,033     1,437,493
                                                                                ==========    ==========

11.      CREDITORS: amounts falling due after more than one year

                                                                                        AT            AT
                                                                               31 DECEMBER   31 DECEMBER
                                                                                      2000          1999
                                                                                         L             L
         Net obligations under finance leases and hire purchase contracts          175,164       286,818
                                                                                ==========    ==========


                                                                                        AT            AT
                                                                               31 DECEMBER   31 DECEMBER
                                                                                      2000          1999
                                                                                         L             L
         Amounts payable under finance leases and hire purchase contracts:
         Within one year                                                           219,119       212,456
         Between two and five years                                                189,811       314,008
                                                                                ----------   -----------
                                                                                   408,930       526,464
         Finance charges and interest allocated to future accounting periods        40,183        59,480
                                                                                -----------  -----------
                                                                                   368,747       466,984
         Included in current liabilities                                           193,583       180,166
                                                                                ----------   -----------
                                                                                   175,164       286,818
                                                                                ==========    ==========

12.      PROVISIONS FOR LIABILITIES AND CHARGES
         The movements in deferred taxation during the current and previous years are as follows:

                                                                                        AT            AT
                                                                               31 DECEMBER   31 DECEMBER
                                                                                      2000          1999
                                                                                         L             L
         At 1 January                                                              198,175       182,070
         Charge for the year (note 6)                                              (10,811)       16,105
                                                                                -----------  -----------
         At 31 December                                                            187,364       198,175
                                                                                ===========  ===========

         Deferred taxation provided in the accounts is as follows:

                                                                                                PROVIDED
                                                                                        AT            AT
                                                                               31 DECEMBER   31 DECEMBER
                                                                                      2000          1999
                                                                                         L             L
Capital allowances in advance of depreciation                                      187,364       198,175
                                                                                ===========   ==========

There were no unprovided amounts.

13.      OTHER FINANCIAL COMMITMENTS

         At 31 December 2000 and 1999 the Company had annual commitments under non-cancelable operating leases as set out below:

                                                                        OTHER         LAND AND BUILDINGS
                                                    31 DECEMBER   31 DECEMBER  31 DECEMBER   31 DECEMBER
                                                           2000          1999         2000          1999
                                                              L             L            L             L
         Amounts expiring:
         Within one year                                 18,706         6,933            -             -
         Within two to five years                        14,651        40,070        3,750         3,750
         In more than five years                              -             -      166,860       163,147
                                                    -----------   -----------  -----------   -----------
                                                         33,357        47,003      170,610       166,897
                                                    ===========   ===========  ===========   ===========

14.      PENSION COMMITMENTS
         The Company operates a defined contribution pension scheme. The assets of the scheme are held separately from those of the company in an independently administered fund. The unpaid contributions outstanding at the year end, included in accruals (note 10) are Lnil (1999 L1,334).

15.      SHARE CAPITAL

                                                                                        AT            AT
                                                                               31 DECEMBER   31 DECEMBER
                                                                                      2000          1999
                                                                                         L             L
         AUTHORIZED
         25,000 ordinary shares ofL1 each                                           25,000        25,000
                                                                                ==========   ===========

                                                                                        AT            AT
                                                                               31 DECEMBER   31 DECEMBER
                                                                                      2000          1999
                                                                                         L             L
         ALLOTTED, CALLED UP AND FULLY PAID
         25,000 ordinary shares ofL1 each                                           25,000        25,000
                                                                               ===========   ===========

16.      RECONCILIATION OF SHAREHOLDERS' FUNDS AND MOVEMENTS IN RESERVES

                                                                                                   TOTAL
                                                                                    PROFIT        SHARE-
                                                                        SHARE     AND LOSS      HOLDERS'
                                                                      CAPITAL      ACCOUNT         FUNDS
                                                                            L            L             L
           At I January 1999                                           25,000    1,426,641     1,451,641
           Profit for the year                                             -       541,433       541,433
                                                                -------------   ----------   -----------
           At 31 December 1999                                         25,000    1,968,074     1,993,074
           Profit for the year                                              -    1,185,593     1,185,593
                                                                -------------   ----------    ----------
           At 31 December 2000                                         25,000    3,153,667     3,178,667
                                                                -------------   ----------    ----------

17.      NOTES TO THE STATEMENTS OF CASH FLOWS

         a) reconciliation of operating profit to net cash flow from operating activities

                                                                                YEAR ENDED   31 DECEMBER
                                                                                      2000          1999
                                                                                         L             L
        Operating profit                                                         1,710,435       858,701
        Depreciation                                                               384,335       332,861
        Decrease/(increase) in stocks                                                3,273        (4,678)
        Increase in debtors                                                       (744,521)     (383,547)
        Increase in creditors                                                      454,957        23,878
                                                                                ----------   -----------
        Net cash flows from operating activities                                 1,808,479       827,215
                                                                                ===========    =========

         b) returns on investments and servicing of finance

                                                                        YEAR ENDED   31 DECEMBER
                                                                              2000          1999
                                                                                 L             L
Interest received                                                           13,176         2,389
Interest paid                                                              (17,065)       (3,766)
Interest element of finance lease rentals payments                         (23,947)      (61,254)
                                                                       -----------   -----------
                                                                           (27,836)      (62,571)
                                                                       ===========   ===========


c) taxation

                                                                                YEAR ENDED   31 DECEMBER
                                                                                      2000          1999
                                                                                         L             L
Corporation tax paid                                                              (446,828)            -
                                                                                ===========    =========

d) capital expenditure

                                                                                YEAR ENDED   31 DECEMBER
                                                                                      2000          1999
                                                                                         L             L
        Payment to acquire tangible fixed assets                                  (524,475)     (371,689)
                                                                                ===========    =========

e)       financing

                                                                                YEAR ENDED   31 DECEMBER
                                                                                      2000          1999
                                                                                         L             L
        Decrease in loans                                                             (164)      (37,725)
        Repayments of capital element of finance leases                           (188,623)     (122,787)
                                                                               -----------   -----------
                                                                                  (188,787)     (160,512)
                                                                               ===========    ==========

f)       analysis of changes in net (debt)/funds

                                                             AT                                       AT
                                                      1 JANUARY                   NON-CASH   31 DECEMBER
                                                           2000     CASH FLOW      CHANGES          2000
                                                              L             L            L             L
        Cash at bank and in hand                         10,766       620,533            -       631,319
        Debt due within one year                           (164)          164            -             -
        Finance leases and hire purchase contracts     (466,984)      188,623      (90,386)     (368,747)
                                                    -----------   -----------  -----------   -----------
                                                       (456,382)      809,340      (90,386)      262,572
                                                     ===========    ==========  ===========    ==========

         NON-CASH TRANSACTIONS
         During the year, the Company entered into finance lease arrangements in respect of assets with a total capital value at the inception of the lease of L90,386 (1999 - Lnil).

18.      POST BALANCE SHEET EVENT
         ACT Teleconferencing Limited was 100% acquired by ACT Inc. in January 2001.

19.      RELATED PARTY TRANSACTIONS
         During the year, the company purchased and made sales in the normal course of business with other fellow group undertakings. Transactions entered into and trading balances outstanding at 31 December 2000 are as follows:

                                                        AMOUNTS       AMOUNTS
                                                      OWED FROM       OWED TO
                                                  RELATED PARTY   LATED PARTY        SALES     PURCHASES
                                                              L             L            L             L
        ACT Teleconferencing Inc                              -       302,539       51,617       358,298
        ACT Services Inc                                439,854             -      286,507       141,022
        ACT BV                                           86,897             -       76,195        43,222
        ACT France                                            -        92,333      132,089       156,420
        ACT Australia                                         -        71,401        1,870        65,099
        ACT Canada                                            -        15,940        1,924        20,979
        ACT Business Solutions                           23,424             -            -        35,689
        ACT Germany                                      12,943             -        1,767         2,489
        ACT Belgium                                       3,627             -        2,759             -
        ACT Hong Kong                                         -            76          101           218
                                                    ===========    ==========    ==========    ==========

         Royalties of L227,505 (1999 -L185,376) were paid to ACT
         Teleconferencing Inc., the company's parent undertaking

20. DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED KINGDOM AND UNITED STATES

              The financial statements are prepared in accordance with accounting principles generally accepted in the United Kingdom ("UK GAAP"), which differ in certain respects from those generally accepted in the United States ("US GAAP"). There are no differences between accounting principles generally accepted in the United Kingdom and United States generally accepted accounting principles that would affect profit for the year or capital and reserves. There are no other significant differences in the treatment of items included within these financial statements between how they are treated under UK GAAP and how they would have be treated under US GAAP apart from the following:

         Cashflows

              The statements of cash flows under UK GAAP present substantially the same information as that required under US GAAP. These statements differ, however, with regard to classification of items within the statements.

              Under UK GAAP, cash flows are presented separately for operating activities, returns on investments and servicing of finance, taxation, capital expenditure, equity dividends paid and financing. US GAAP, however, require only three categories of cash flow activity to be reported: operating, investing and financing. Cash flows from taxation and servicing of finance and return on investments shown under UK GAAP would, with the exception of dividends paid, be included as operating activities under US GAAP. Capital expenditure would be included within investing activities and the payment of dividends would be included as a financing activity under US GAAP.

         The categories of cash flow activities under US GAAP can be summarized as follows:

                                                                                YEAR ENDED   31 DECEMBER
                                                                                      2000          1999
                                                                                         L             L
        Cash flows from operating activities                                     1,333,815       764,644
        Cash flows from investing activities                                      (524,475)     (371,689)
        Cash flows from financing activities                                      (188,787)     (382,189)
                                                                                  --------   -----------
        Increase in cash and cash equivalents                                      620,553        10,766
        Cash and cash equivalents at the beginning of the year                      10,766             -
                                                                                ----------     ---------
        Cash and cash equivalent at the end of the year                            631,319        10,766
                                                                                ==========     =========

                         REPORT OF INDEPENDENT AUDITORS

THE BOARD OF DIRECTORS AND SHAREHOLDERS
ACT TELECONFERENCING, INC.

     We have audited the accompanying statement of assets to be acquired of 1414c Video Conferencing Service Delivery Business (the Business) of PictureTel Corporation (the Statement of Assets to be Acquired) as of September 30, 2001, and the related statement of revenues and direct operating costs for the nine months then ended. These statements are the responsibility of the Business' management. Our responsibility is to express an opinion on these statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statements. We believe that our audit provides a reasonable basis for our opinion.

     As described in Note 1, the Statement of Assets to be Acquired has been prepared in accordance with the Asset Purchase Agreement dated October 10, 2001 between ACT Teleconferencing, Inc., ACT Video Conferencing, Inc., and PictureTel Corporation and is not intended to be a complete presentation of the Business' assets and liabilities. Furthermore, the Statement of Assets to be Acquired and related Statement of Revenues and Direct Operating Costs were prepared for the purpose of complying with Rule 3-05 of the Securities and Exchange Commission's Regulation S-X. They are not intended to be a complete presentation of the Business' assets and liabilities or its revenues and expenses.

     In our opinion, the statements referred to above present fairly, in all material respects, the assets to be acquired of 1414c Video Conferencing Service Delivery Business of PictureTel Corporation at September 30, 2001, and its revenues and direct operating costs for the nine months then ended in conformity with accounting principles generally accepted in the United States.

                                                           /s/ Ernst & Young LLP

December 19, 2001
Denver, Colorado

               1414c VIDEO CONFERENCING SERVICE DELIVERY BUSINESS
                            OF PICTURETEL CORPORATION


                       STATEMENT OF ASSETS TO BE ACQUIRED

                               September 30, 2001

ASSETS

Conferencing equipment and software                       $5,555,000
Less: accumulated depreciation and amortization            3,761,000
                                                     -------------------
                                                           $1,794,000
                                                    ====================

SEE ACCOMPANYING NOTES.

               1414c VIDEO CONFERENCING SERVICE DELIVERY BUSINESS
                            OF PICTURETEL CORPORATION

                STATEMENT OF REVENUES AND DIRECT OPERATING COSTS

                      Nine months ended September 30, 2001

Net revenues                                                                         $9,255,000
Cost of sales                                                                         7,588,000
                                                                             --------------------
Gross margin                                                                          1,667,000

Direct operating expenses:
   Selling, general and administrative                                                1,967,000
                                                                             --------------------
Total direct operating expenses                                                       1,967,000
                                                                             --------------------
Excess of cost of sales and direct operating expenses over net revenues              $ (300,000)
                                                                             ====================

SEE ACCOMPANYING NOTES.

               1414c VIDEO CONFERENCING SERVICE DELIVERY BUSINESS
                            OF PICTURETEL CORPORATION

                               NOTES TO STATEMENTS

                               September 30, 2001

1.       BACKGROUND, NATURE OF BUSINESS AND BASIS OF PRESENTATION

         On October 10, 2001, ACT Teleconferencing, Inc (ACT) and ACT Videoconferencing, Inc. entered into an asset purchase agreement with PictureTel Corporation (PictureTel) to acquire certain assets of the 1414c Video Conferencing Service Delivery Business (Acquired Business) of PictureTel. The accompanying statements have been prepared for the purpose of presenting the assets to be acquired and the revenues and direct operating costs of the Acquired Business pursuant to the requirements of Rule 3-05 of the Securities and Exchange Commission's Regulation S-X.

         PictureTel, which is headquartered in Andover, Massachusetts, designs, manufactures and services video conferencing equipment. The assets acquired consist of equipment, furniture, machinery, software and customer contracts. No liabilities were assumed in this transaction. Net assets, net revenues, cost of sales and direct operating expenses of PictureTel's remaining business activities have not been presented in these financial statements.

         The Acquired Business operates and provides video conferencing services in Massachusetts, the UK, and Singapore and maintains a sales office in Australia.

         PictureTel did not maintain the Acquired Business as a separate business unit and thus external financial statements historically have not been prepared. Therefore, the accompanying statements were derived from the historical accounting records of PictureTel to present the assets to be sold as of September 30, 2001, and to present revenues and direct operating costs of the Acquired Business for the nine months ended September 30, 2001 in accordance with generally accepted accounting principles.

         The statement of revenues and direct operating costs include the revenues and expenses directly attributable to the Acquired Business. The sales force of the Acquired Business generated the revenues included in the statement of revenues and direct operating costs. Cost of sales includes network expenses, direct labor, and allocated facility costs. Network expenses have been allocated based upon the number of network lines in use and facility costs have been allocated based upon the floor space occupied by employees of the Acquired Business dedicated to supporting sales and operating activities. Direct operating expenses consisted principally of engineering costs, marketing and selling expenses, and general and administrative expenses.

               1414c VIDEO CONFERENCING SERVICE DELIVERY BUSINESS
                            OF PICTURETEL CORPORATION

                               NOTES TO STATEMENTS

1.       BACKGROUND, NATURE OF BUSINESS AND BASIS OF PRESENTATION (CONT.)

         These direct operating expenses were incurred by the Acquired Business and are based upon the number of full-time equivalent employees estimated by management to be dedicated to the Acquired Business as a component of total PictureTel employees. PictureTel provided the Acquired Business with various infrastructure and support services, which among other things included computer and network systems, human resources, payroll services, accounting and cash management services and legal support. Human resource, payroll, accounting and legal support costs have not been allocated to the Acquired Business under the assumption that their use of such services was minimal. Computer and network system costs were allocated to the Acquired Business based upon the number of full-time equivalent employees estimated to be dedicated to the Acquired Business as a component of total PictureTel employees and network lines in use by the Acquired Business.

         The statements do not include certain PictureTel corporate costs such as interest, income taxes, amortization of intangible assets or other such indirect PictureTel corporate expense allocations. Since the Acquired Business was not a separate business unit, PictureTel had never segregated indirect operating cost information relative to the Acquired Business for external financial reporting purposes. Accordingly, it was not practical to isolate or allocate such indirect PictureTel operating costs to the Acquired Business.

         A statement of cash flows is not presented as the Acquired Business did not maintain a cash balance. All cash flow activities were funded by PictureTel and were primarily comprised of amounts for capital expenditures and any operational cost requirements of the Acquired Business. These statements are not intended to be a complete presentation of the Acquired Business' financial position, results of operations and cash flows. Management of PictureTel believes the methods used to allocate the direct operating expenses and infrastructure and support services were reasonable. The historical operating results may not be indicative of the results of operations of the Acquired Business in the future due to several factors: (1) ACT did not acquire the majority of significant supplier contracts held by PictureTel, and may have to negotiate new contracts with significant suppliers, which may have significantly different terms, (2) it was not practical for PictureTel to isolate and allocate indirect operating costs, and (3) the loss of a major contract as described in
Note 3.

               1414c VIDEO CONFERENCING SERVICE DELIVERY BUSINESS
                            OF PICTURETEL CORPORATION

                               NOTES TO STATEMENTS

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

Revenue is derived primarily from bridge port rental, network charges, customer bridge remote management, conference room scheduling, problem tracking and resolution, and event management. The Acquired Business recognizes revenue from all sources upon the completion of services provided.

COST OF SALES
Cost of sales consists principally of telephone costs, equipment product costs, operator and operations management salaries, office expenses for operations staff, and depreciation on teleconferencing bridges and telecommunications equipment.

SELLING, GENERAL AND ADMINISTRATIVE
Selling, general and administrative expense include costs resulting from direct expenses for customer needs and sales support, expenses associated with market planning, market operations and product line planning and management; and employee salaries.

FOREIGN CURRENCY
Revenues and expenses are translated at the average exchange rates for the nine months ended September 30, 2001.

USE OF ESTIMATES
The preparation of statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affected the reported amounts of assets at the date of the statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

               1414c VIDEO CONFERENCING SERVICE DELIVERY BUSINESS
                            OF PICTURETEL CORPORATION


                               NOTES TO STATEMENTS

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost and depreciated over their estimated useful life of three to five years using the straight-line method. Depreciation expense for the nine months ended September 30, 2001 was $696,000. Repairs and maintenance costs are expensed as incurred. Expenditures for capital additions for the nine months ended September 30, 2001 were $722,000.

3.  SIGNIFICANT CUSTOMERS

         Sales to the Acquired Business' two individual major customers accounted for approximately 49.5% and 11.8% of the net revenues for the nine-month period ended September 30, 2001.

         In June of 2001, the Acquired Business' contract with the major customer that represented 49.5% of net revenues for the nine-month period ended September 30, 2001 was terminated. As a result of the loss of this customer, management of the Acquired Business took action to reduce costs including employee headcount and network costs.

4.  SEGMENT INFORMATION

Segment information has been prepared in accordance with Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards (SFAS) No. 131, "Disclosures about Segments of an Enterprise and Related Information". The Acquired Business operates under one operating segment. Geographic net revenues are reported based upon the location of the end user of the services provided and net assets are reported based upon location of such assets.

                               -----------------------------------------------
        Americas                   $    3,768,000           $   1,269,000
        Europe                          3,645,000                 352,000
        Asia Pacific                    1,842,000                 173,000
                               ----------------------- -----------------------
        Total                      $    9,255,000           $   1,794,000
                               ===============================================

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

THE FOLLOWING INFORMATION CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES, SUCH AS STATEMENTS OF OUR PLANS, OBJECTIVES, EXPECTATIONS AND INTENTIONS. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED HERE.

The selected unaudited pro forma condensed combined financial information presented below has been derived from the audited historical financial statements of ACT Teleconferencing, Inc. (the Company or ACT) and the acquired 1414c Video Conferencing Service Delivery Business of PictureTel Corporation and reflects management's present estimate of pro forma adjustments, including a preliminary estimate of the purchase price allocations, which ultimately may be different.

         The acquisition is being accounted for using the purchase method of accounting. The pro forma adjustments are based on preliminary estimates and certain assumptions that ACT believes are reasonable under the circumstances. The preliminary allocation of the purchase price to assets acquired reflects the assumptions that the assets are carried at historical amounts which approximate fair market value. The allocation of purchase price in excess of net tangible assets acquired is based on ACT's estimated fair value of the other intangibles acquired. The actual allocation of the consideration paid may differ from that reflected in the unaudited pro forma combined financial statements after a more extensive review of the fair market values of the assets acquired has been completed.

         The unaudited pro forma condensed combined balance sheet as of September 30, 2001 gives effect to the acquisition as if it had been consummated on that date. This pro forma balance sheet combines the historical consolidated balance sheet at that date for ACT Teleconferencing, Inc. with the Statement of Assets to be Acquired from 1414c Video Conferencing Service Delivery Business of PictureTel Corporation.

         The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2000 and the nine months ended September 30, 2001 gives effect to the acquisition as if it had been consummated at the beginning of the respective periods. These pro forma statement of operations combines the historical consolidated statements of operations for the periods reported for ACT Teleconferencing, Inc. with the Statement of Revenues and Direct Operating Costs of 1414c Video Conferencing Service Delivery Business of PictureTel Corporation.

       The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2000 and the nine months ended September 30, 2001 gives effect to the acquisition as if it had been consummated at the beginning of the respective periods. These pro forma statement of operations combines the historical consolidated statements of operations for the periods reported for ACT Teleconferencing, Inc. with the Statement of Revenues and Direct Operating Costs of 1414c Video Conferencing Service Delivery Business of PictureTel Corporation.

       The unaudited pro forma condensed combined financial statements may not be indicative of the results that actually would have occurred if the transaction described above had been completed and in effect for the periods indicated or the results that may be obtained in the future. The unaudited pro forma condensed combined financial data presented below should be read in conjunction with the audited historical financial statements and related notes thereto as of and for the Nine Months ended September 30, 2001 and the year ended December 31, 2000 for ACT Teleconferencing, Inc. and the historical financial statements and notes thereto of 1414c Video Conferencing Service Delivery Business of PictureTel Corporation included elsewhere in this current report.

       The combination of the Acquired Business with ACT will increase our video conferencing capabilities in response to increased demand for video services in North America, Europe, and Asia. This transaction also positioned us to respond to an increase in demand for domestic U.S. video conferences as an alternative to air travel. Synergies should also occur with our current video operations and the cross-selling video conferencing services to our current customers and audio conferencing services to the Acquired Business' current customers.

PRO FORMA CONDENSED COMBINED FINANCIAL DATA (UNAUDITED)

BALANCE SHEET

SEPTEMBER 30, 2001

                                                         ACT Teleconferencing,              PictureTel
                                                              Inc. (A)                Corporation's 1414c (B)
                                                       ------------------------------------------------------
Cash and cash equivalents                              $        5,026,376             $          -
Accounts receivable and other current assets                   10,992,343
                                                       ----------------------         -----------------------
Total current assets                                           16,018,719

Total equipment - net                                          16,838,109                      1,794,000
Intangible assets other than goodwill                           1,420,973
Goodwill                                                        7,944,476
Other non-current assets                                        2,129,332
                                                       ----------------------         -----------------------
Total assets                                           $       44,351,609                    $ 1,794,000
                                                       ======================         =======================

Accounts payable                                       $        4,389,861
Other current liabilities                                      10,487,439             $          -
                                                       ----------------------         -----------------------
Total current liabilities                                      14,887,300

Long term debt and capital leases                               7,325,794
Deferred income taxes                                             276,400
Redeemable preferred stock                                      1,801,608
Shareholders equity                                            20,060,507
                                                       ----------------------         -----------------------
Total liabilities and shareholders equity              $       44,351,609             $           -
                                                       ======================         =======================

                                                             Pro Forma                      Pro Forma
                                                           Adjustments (D)                  Combined
                                                       ------------------------------------------------------
Cash and cash equivalents                              $      (1,434,000)       (1)   $        3,592,376
Accounts receivable and other current assets                                                  10,992,343
                                                       ----------------------         -----------------------
Total current assets                                          (1,434,000)                     14,584,719


Total equipment - net                                                                         18,632,109
Intangible assets other than goodwill                             600,000       (2)            2,020,973
Goodwill                                                        7,575,000       (2)           15,519,476
Other non-current assets                                                                       2,129,332
                                                       ----------------------         -----------------------
Total assets                                           $        6,741,000             $       52,886,609
                                                       ======================         =======================

Accounts payable                                                                      $        4,399,861
Other current liabilities                              $        1,250,000       (3)           11,737,439
                                                       ----------------------         -----------------------
Total current liabilities                                       1,250,000                     16,137,300

Long term debt and capital leases                               1,250,000       (3)            8,575,794
Deferred income taxes                                                                            276,400
Redeemable preferred stock                                                                     1,801,608
Shareholders equity                                             6,035,000       (4)           26,095,507
                                                       ----------------------         -----------------------
Total liabilities and shareholders equity              $        8,385,000             $       52,886,609
                                                       ======================         =======================

SEE NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL DATA

PRO FORMA CONDENSED COMBINED FINANCIAL DATA (UNAUDITED)

STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001

                                                                                             PictureTel
                                                        ACT Teleconferencing,           Corporation's 1414c
                                                               Inc. (A)                          (B)
                                                       ------------------------------------------------------

Net revenues                                           $       34,122,939             $        9,255,000
Cost of services                                               17,430,642                      7,588,000
                                                       ----------------------         -----------------------
Gross profit                                                   16,692,297                      1,667,000
Selling, general and administration expense                    13,915,791                      1,967,000
                                                       ----------------------         -----------------------
Operating income (loss)                                         2,776,506                      (300,000)
Interest, net                                                   1,075,984                           -
                                                       ----------------------         -----------------------
Income (loss) before income taxes                               1,700,522                      (300,000)
Provision for income taxes                                        547,331                           -
                                                       ----------------------         -----------------------
Net income (loss) before extraordinary item                     1,153,191                      (300,000)
Extraordinary charge related to early extinguishment
of debt                                                           416,366                           -
                                                       ----------------------         -----------------------
Net income (loss)                                                 736,825                      (300,000)
Preferred stock dividends                                         120,000                           -
                                                       ----------------------         -----------------------
Net Income (loss) available to common shareholders     $          616,825             $        (300,000)
                                                       ======================         =======================
Weighted average shares outstanding - basic                     6,119,409
Weighted average shares outstanding - diluted                   6,542,207

Earnings per share
    Basic
         Net income before extraordinary item          $             0.17
         Extraordinary item                                        (0.07)
                                                       ----------------------
         Net income                                    $             0.10
                                                       ======================
    Diluted
         Net income before extraordinary item          $             0.16
         Extraordinary item                                        (0.07)
                                                       ----------------------
         Net income                                    $             0.09
                                                       ======================

                                                              Pro Forma                    Pro Forma
                                                           Adjustments (D)                 Combined
                                                       ----------------------------------------------

Net revenues                                           $      (4,576,000)       (5)   $       38,801,939
Cost of services                                              (3,867,000)       (5)           21,151,642
                                                       ----------------------         -----------------------
Gross profit                                                    (709,000)                     17,650,297
Selling, general and administration expense                     (811,000)       (5)           15,071,791
                                                       ----------------------         -----------------------
Operating income (loss)                                          102,000                       2,578,506
Interest, net                                                    187,500        (3)            1,263,484
                                                       ----------------------         -----------------------
Income (loss) before income taxes                                (85,500)                      1,315,022
Provision for income taxes                                           -                           547,331
                                                       ----------------------         -----------------------
Net income (loss) before extraordinary item                      (85,500)                        767,691
Extraordinary charge related to early extinguishment of
debt                                                                 -                           416,366
                                                       ----------------------         -----------------------
Net income (loss)                                                (85,500)                        351,325
Preferred stock dividends                                            -                           120,000
                                                       ----------------------         -----------------------
Net Income (loss) available to common shareholders     $         (85,500)                  $     231,325
                                                       ======================         =======================
Weighted average shares outstanding - basic                       769,231       (6)            6,888,640
Weighted average shares outstanding - diluted                     769,231       (6)            7,311,438

Earnings per share
    Basic
         Net income before extraordinary item                                         $             0.09
         Extraordinary item                                                                       (0.06)
                                                                                      -----------------------
         Net income                                                                   $             0.03
                                                                                      =======================
    Diluted
         Net income before extraordinary item                                         $             0.09
         Extraordinary item                                                                       (0.06)
                                                                                      -----------------------
         Net income                                                                   $             0.03
                                                                                      =======================

PRO FORMA CONDENSED COMBINED FINANCIAL DATA (UNAUDITED)

STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2000

                                                                                            PictureTel
                                                        ACT Teleconferencing,           Corporation's 1414c
                                                             Inc. (A)                           (C)
                                                       ------------------------------------------------------

Net revenues                                           $       37,699,785             $       17,734,000
Cost of services                                               18,388,073                     12,883,000
                                                       ----------------------         -----------------------
Gross profit                                                   19,311,712                      4,851,000
Selling, general and administration expense                    15,355,804                      4,322,000
                                                       ----------------------         -----------------------
Operating income                                                3,955,908                        529,000
Interest, net                                                   1,071,743                           -
                                                       ----------------------         -----------------------
Income before income taxes and minority interest                2,884,165                        529,000
Provision for income taxes                                        780,250                           -
                                                       ----------------------         -----------------------
Net income before minority interest                             2,103,915                        529,000
Minority interest                                                 708,506                           -
                                                       ----------------------         -----------------------
Net income                                                      1,395,409                        529,000
Preferred stock dividends                                         160,000                           -
                                                       ----------------------         -----------------------
Net Income available to common shareholders            $        1,235,409             $          529,000
                                                       ======================         =======================
Weighted average shares outstanding - basic                     5,312,200
Weighted average shares outstanding - diluted                   6,023,930

Net income per share - basic                           $             0.23
                                                       ======================
Net income per share - diluted                         $             0.21
                                                       ======================

                                                             Pro Forma                       Pro Forma
                                                           Adjustments (D)                   Combined
                                                       ------------------------------------------------------
Net revenues                                           $     (10,838,000)       (5)   $       44,595,785
Cost of services                                              (9,158,000)       (5)           22,113,073
                                                       ----------------------         -----------------------
Gross profit                                                  (1,680,000)                     22,482,712
Selling, general and administration expense                   (2,076,000)       (5)           17,601,804
                                                       ----------------------         -----------------------
Operating income                                                  396,000                      4,880,908
Interest, net                                                     250,000       (3)            1,321,743
                                                       ----------------------         -----------------------
Income before income taxes and minority interest                 146,000                       3,559,165
Provision for income taxes                                           -                           780,250
                                                       ----------------------         -----------------------
Net income before minority interest                               146,000                      2,778,915
Minority interest                                                    -                           708,506
                                                       ----------------------         -----------------------
Net income                                                        146,000                      2,070,409
Preferred stock dividends                                             -                          160,000
                                                       -----------------------        -----------------------
Net Income available to common shareholders            $          146,000              $        1,910,409
                                                       ======================         =======================
Weighted average shares outstanding - basic                       769,231       (6)            6,081,431
Weighted average shares outstanding - diluted                     769,231       (6)            6,793,161

Net income per share - basic                                                          $             0.31

                                                                                      =======================
Net income per share - diluted                                                        $             0.28
                                                                                      =======================

      NOTES TO THE PRO FORMA CONDENSED COMBINED FINANCIAL DATA (UNAUDITED)

BASIS OF PRESENTATION

       The accompanying unaudited pro forma condensed combined balance sheet is presented as of September 30, 2001. The accompanying unaudited pro forma condensed combined statement of operations is presented for the year ended December 31, 2000 and the nine months ended September 30, 2001.

(A) The audited consolidated results of ACT Teleconferencing, Inc. for the year ended December 31, 2000 and the unaudited consolidated results of ACT Teleconferencing, Inc. as and for the nine months ended September 30, 2001.

(B) The audited Statement of Assets to be Acquired as of September 30, 2001 and the Statement of Revenues and Direct Operating Costs for the nine months ended September 30, 2001 of 1414c Video Conferencing Service Delivery Business of PictureTel Corporation.

(C) The unaudited Statement of Revenues and Direct Operating Costs for the year ended December 31, 2000 of 1414c Video Conferencing Service Delivery Business of PictureTel Corporation.

(D) The following pro forma adjustments have been made to the unaudited condensed combined balance sheet as of September 30, 2001 and the unaudited condensed combined statement of operations for the nine months ended September 30, 2001:

(1) The pro-forma adjustment reflects cash paid on acquisition of approximately $1,434,000.

(2) The excess purchase price over the fair value of the assets acquired has been allocated to goodwill. The pro forma adjustment reflects the incremental goodwill in the approximate amount of $7,575,000 and $600,000 for a customer list. The final allocation of the purchase price will be made after the appropriate analyses are performed. The amortization expense has been adjusted for approximately $200,000 for the year ended December 31, 2000 and $150,000 for the nine months ended September 30, 2001 due to the customer list, using a life of 3 years, as if the acquisition had been completed as of the beginning of the periods.

(3) To reflect short term debt incurred of approximately $1.25 million and $1.25 million in long term debt in association with the acquisition. Interest expense has been adjusted for $250,000 for the year ended December 31, 2000 and $187,500 for the nine months ended September 30, 2001. The debt bears interest at 10% and principal and interest are due in four equal semi-annual installments beginning on April 9, 2002.

(4) To adjust the equity accounts for the additional 769,231 shares of stock issued on the acquisition valued at $7.85 per share for a total value of $6,035,000.

(5) Adjusted to reflect the loss of a major customer of 1414c Video Conferencing Service Delivery Business of PictureTel Corporation. The customer accounted for $10,838,000 of revenue for the year ended December 31, 2000 and $4,576,000 for the nine months ended September 30, 2001 and based on historical PictureTel information, the cost of sales was allocated based on the following: (a) network revenue was approximately $5,450,000 and $2,300,000 for the year ended December 31, 2000 and the none months ended September 30, 2001, respectively, and network gross margin is approximately 15%, thus cost of revenues associated with the network were approximately $4,633,000 and $1,955,000, respectively, and (b) service revenue was approximately $5,388,000 and $2,276,000 for the year ended December 31, 2000 and the nine months ended September 30, 2001, respectively, and service gross margin is approximately 16%, thus cost of revenues associated with service was approximately $4,526,000 and $1,912,000, respectively. Also based on historical PictureTel information, the selling, general, and administrative expense was allocated based on a 21% ratio which was derived from costs associated with this customer or $2,076,000 and $961,000 (offset by $200,000 and $150,000 in expense for amortization - see footnote 2) for the year ended December 31, 2000 and the nine months ended September 30, 2001, respectively. The ratios used for this adjustment are taken from the information underlying the audited statements of 1414c Video Conferencing Service Delivery Business of PictureTel Corporation as this is the best information available.

(6) The basic and diluted income per share and the average number of common shares outstanding for the pro forma combined amounts gives effect to the results as if 1414c Video Conferencing Service Delivery Business of PictureTel Corporation had been completed at the beginning of such periods.

[Included on the inside back cover is the opening page of our website (acttel.com), a brief description of our business, and our address and telephone number]

[OUTSIDE BACK COVER]

[ACT TELECONFERENCING LOGO]

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses, other than agent's commissions, payable by us in connection with the sale of common stock being registered. All amounts are estimates except the Securities and Exchange Commission filing fee.

        Securities and Exchange Commission filing fee    $    215
        Legal fees and expenses*                           20,000
        Accounting fees and expenses*                      20,000
        Transfer agent fees and expenses*                   5,000
        Printing and engraving expenses*                   15,000
        Miscellaneous*                                      5,000

           Total                                         $ 65,215

----------

* Indicates estimate for the purpose of this filing.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Colorado Business Corporation Act permits a corporation organized under it to indemnify its directors, officers, employees, and agents for various acts. Our articles of incorporation conform to the Colorado Business Corporation Act. Our articles of incorporation, and their amendments, are incorporated by reference as Exhibit 3.1 to this registration statement.

     In general, we may indemnify any officer, director, employee, or agent against expenses, fines, penalties, settlements, or judgments arising in connection with a legal proceeding to which this person is a party, if that person's actions were in good faith, were believed to be in our best interest, and were not unlawful. Indemnification is mandatory with respect to a director or officer who was wholly successful in defense of a proceeding. In all other cases, indemnification of a director, officer, employee, or agent requires the board of directors independent determination, independent legal counsel's determination, or a vote of the shareholders that the person to be indemnified met the applicable standard of conduct.

     The circumstances under which indemnification is granted in connection with an action brought on our behalf are generally the same as those mentioned above. However, with respect to actions against directors, indemnification is granted only with respect to reasonable expenses actually incurred in connection with the defense or settlement of the action. In these actions, the person to be indemnified must have acted in good faith and in a manner the person reasonably believed was in our best interest; the person must not have been adjudged liable to us; and the person must not have received an improper personal benefit.

     Indemnification may also be granted under the terms of agreements which may be entered into in the future according to a vote of shareholders or directors. In addition, we are authorized to purchase and maintain insurance which protects our officers and directors against any liabilities incurred in connection with their services in these positions. We may obtain an insurance policy in the future.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     During the past three years, the registrant has issued and sold unregistered securities as set forth below. We did not utilize an underwriter in any of these transactions. The recipients of securities in each transaction represented their intention to acquire the securities without a view to the distribution thereof. All the issued securities were restricted securities under Rule 144 and appropriate restrictive legends were affixed to the securities in each transaction.

     1. On March 31, 1998, we agreed to issue 183,853 warrants to purchase common stock, exercisable at $7.00 each (the market value of our common stock on the day we began negotiations), to Sirrom Capital Corporation and 147,114 identical warrants to Equitas L.P., in consideration for a loan to us totaling $2.5 million in the form of subordinated debt. As of September 30, 2001, Sirrom Capital Corporation held 216,802 warrants and Equitas L.P. held 200,825 warrants. The warrants expire April 30, 2003. The number of Equitas warrants is adjustable on March 31, 2002 to 228,410 if the loan is not repaid by that date. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

     2. In February 1999, we completed a private offering of 109,912 units, each comprised of one share of common stock at $5.50 per share and one warrant to purchase one share of common stock. The private placement generated net proceeds of $592,505, which were used for general corporate purposes. The warrants are exercisable at $7.00 and expire on December 31, 2003. The securities were purchased primarily by our officers, directors, and employees. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) of the Securities Act of 1933 and Rule 506 thereunder.

     3. On April 1, 1999, we issued 12,000 shares of common stock and warrants to purchase 25,000 shares of common stock to the Adizes Institute in consideration for consulting services. The warrants are exercisable at $7.00 and expire on April 1, 2002. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

     4. On July 1, 1999, we issued warrants to purchase 50,000 shares of common stock to John Pfeiffer in consideration for corporate communications services provided to us. The warrants are exercisable at $5.00 per share and expire on July 1, 2003. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

     5. On July 31, 1999, we issued a two-year convertible note to Compunetix, Inc. in the amount of $500,000 bearing interest at 9 percent, payable on July 31, 2001. This note was to convert into 71,429 restricted shares of common stock at the option of the holder if it was not repaid by July 31, 2001. The note was extended and subsequently repaid in October 2001. No shares of stock were issued to Compunetix. The note was issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

     6. On October 19, 1999, we issued 2,000 shares of Series A preferred stock to GMN Investors II, L.P. for $2,000,000. The issuance of Series A was accompanied by warrants to purchase 400,000 shares of common stock at $7.00 per share. The warrants expire on October 19, 2006. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933 and Rule 506 thereunder.

     7. On October 19, 1999, we issued warrants to purchase 20,000 shares of common stock to Bathgate McColley Capital Group, LLC,. The warrants are exercisable at $7.00 and expire on October 19, 2006, in consideration for Bathgate's services as placement agent in our issuance of preferred stock to GMN Investors II, L.P., and were issued in reliance on Section 4(2) of the Securities Act of 1933.

     8. On January 1, 2000, we acquired the 20 percent minority interest of our Australian subsidiary, ACT Teleconferencing (Pty) Ltd. for $65,000 cash and 50,000 shares of our common stock from its managing director. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) of the Securities Act of 1933.

     9. On January 1, 2000, we acquired a 16.7 percent minority interest in ACT Business Solutions Limited, based in the United Kingdom by issuing 20,000 shares of our common stock to its three minority owners. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) of the Securities Act of 1933.

     10. On January 6, 2000, we issued 36,000 shares and paid $50,000 cash to purchase the assets of Mueller Telecommunications, Inc.'s internet service provider division. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

     11. On January 6, 2000, we issued 40,000 shares of common stock and warrants to purchase 60,000 shares of common stock to Dinway Services, Ltd. in consideration for consulting services. The warrants are exercisable at $10.00 per share and expire on January 6, 2003. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

     12. On July 31, 2000, we acquired the teleconferencing services business of Asia Pacific Business Services Limited based in Hong Kong for approximately $440,000 including 14,000 shares of our common stock. These securities were issued in a transaction exempt from registration under Regulation S of the Securities Act of 1933.

     13. On January 17, 2001, we acquired the 40 percent minority interest of our United Kingdom subsidiary, ACT Teleconferencing Limited, from its managing director, for notes payable of $6,111,000, cash of $794,000, and 360,000 shares of our common stock valued at $2,182,000. These securities were issued in a transaction exempt from registration under Regulation S of the Securities Act of 1933.

     14. On April 5, 2001, we issued warrants to purchase 10,000 shares of common stock to Bathgate McColley Capital Group in consideration for services rendered. The warrants are exercisable at $7.00 and expire on April 5, 2005. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

     15. On May 24, 2001, we issued warrants to purchase 18,000 shares of common stock to the Adizes Institute in consideration for consulting services. The warrants are exercisable at $10.00 and expire on May 24, 2004. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

     16. On June 6, 2001, we issued 12,500 shares of common stock to the Adizes Institute for consulting services. These securities were issued in a transaction exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

     17. On September 28, 2001, we issued a total of 769,231 shares of common stock to Special Situations Fund III, L.P., Special Situations Cayman Fund, L.P., and Special Situations Private Equity Fund, L.P. for $5,000,000 cash. These securities were issued in transactions exempt from registration in reliance on Section 4(2) of the Securities Act of 1933 and Rule 506 thereunder.

     18. On October 10, 2001, we issued 769,231 shares of common stock to PictureTel Corp. as partial consideration for the assets of the 1414(c) video conferencing service delivery business of PictureTel. These securities were issued in a transaction exempt from registration under Section 4(2) of the Securities Act of 1933 and Rule 506 thereunder.

     19. On October 11, 2001, we issued 200,000 shares of common stock to GMN Investors II, L.P., together with a payment of $690,000 cash and $338,176 in accrued dividends and a repricing of 400,000 warrants to purchase our common stock from $7.00 to $6.45 per share, to liquidate the 2,000 shares of Series A preferred stock that we had issued to GMN in October 1999. The issuance of common stock in this transaction was exempt from registration under Section 4(2) of the Securities Act of 1933 and Rule 506 thereunder.

     20. On January 2, 2002, we issued 500,000 shares of common stock to certain shareholders of Proximity, Inc. as partial consideration for our merger with Proximity. These securities were issued in transactions exempt from registration in reliance on Section 4(2) of the Securities Act of 1933 and Rule 506 thereunder.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     The Financial Statements and Schedule I--Condensed Financial Information of Registrant and Schedule II--Valuation and Qualifying Accounts listed on the index on Page F-1 following are included herein by reference. All other schedules are omitted, either because they are not applicable or because the required information is shown in the financial statements or the notes thereto.

                                    EXHIBITS

    NUMBER            DESCRIPTION

      1.1(1)          Form of Agency Agreement
      1.3(1)          Form of Agent's Warrant
      1.4(1)          Form of Warrant Agreement
      3.1(2)          Restated articles of incorporation of ACT April 15, 1996, as amended October 18, 1999, and November 26, 2001
      3.2(3)          Bylaws of ACT, amended and restated as of May 22, 2001
      4.1(4)          Form of specimen certificate for common stock of ACT
      5               Opinion of counsel
     10.(4)           Stock option plan of 1991, as amended, authorizing 400,000 shares of common stock for issuance under the plan
     10.2(4)          Form of stock option agreement
     10.3(4)          Form of common stock purchase warrant
     10.10(4)         Split dollar insurance agreement dated March 1, 1990, between ACT and Gerald D. Van Eeckhout
     10.11(4)         Service agreement dated April 10, 1992 between David Holden and ACT Teleconferencing Limited
     10.19(5)         Stock option plan of 1996, as amended
     10.20(2)         Employee stock purchase plan, as amended
     10.22(6)         Loan and security agreement dated March 31, 1998 and form of stock purchase warrant with Sirrom Capital
                      Corporation and Equitas L.P.
     10.23(6)         Loan agreement with Key Bank, N.A.
     10.24(7)         Lease commitment and warrant with R.C.C. Finance Group Ltd.
     10.25(7)         Contract for the supply of conferencing services design development and information signed July 14, 1998 between ACT Teleconferencing Services, Inc. and Concert Global Networks Limited
     10.26(7)         Agreement for the supply of conferencing services signed July 14, 1998 between ACT Teleconferencing Services,
                      Inc. and Concert Global Networks Limited
     10.27(7)         Agreement for videoconferencing equipment and services (GTE
                      Telephone Operating Companies) dated October 1, 1998
     10.28(2)         Stock option plan of 2000, as amended
     10.29(2)         Service order attachment signed March 15, 2001, between ACT Teleconferencing Services, Inc. and AT&T
                      Corporation for the supply of domestic voice/data services.
     10.30(8)         Asset Purchase Agreement by and between ACT Teleconferencing, Inc., ACT Videoconferencing, Inc. and PictureTel
                      Corporation dated as of October 4, 2001.
     10.31(8)         Note in the original principal amount of $2.25 Million with ACT Teleconferencing, Inc. as maker and PictureTel
                      Corporation as holder.
     10.32(8)         Letter agreement between ACT Teleconferencing, Inc. and GMN Investors II, L.P. dated as of October 11, 2001, for the redemption of Series A Preferred Stock.
     10.33(8)         Amended and Restated Warrant between ACT Teleconferencing, Inc. and GMN Investors II, L.P.
     10.34(8)         Terms and Conditions for Purchase of Shares between ACT Teleconferencing, Inc. and Special Situations Fund
                      III, L.P., Special Situations Cayman Fund, L.P., and Special Situations Private Equity Fund, L.P.


    NUMBER            DESCRIPTION

     10.35(9)         Agreement and Plan of Merger dated as of December 21, 2001, by and among ACT Teleconferencing, Inc., ACT
                      Proximity, Inc., Proximity, Inc., Robert C. Kaphan, Richard Parlato, and North Atlantic Venture Fund II, L.P.
     21               Subsidiaries of ACT Teleconferencing, Inc.
     23.1             Consent of independent auditors
     23.2(10)         Consent of counsel to the Company
     24(11)           Power of attorney

----------

(1) Incorporated by reference, attached as an exhibit of the same number to our registration statement on Form S-1, filed with the Securities and Exchange Commission on March 10, 2000, File No. 33-32156.

(2) Incorporated by reference, attached as an exhibit of the same number to our registration statement on Form S-1, filed with the Securities and Exchange Commission on December 3, 2001, File No.333-744138.

(3) Incorporated by reference, attached as an exhibit of the same number to our Form 10-Q for the quarter ended June 30, 2001, filed with the Securities and Exchange Commission on August 21, 2001, File No.0-27560.

(4) Incorporated by reference, attached as an exhibit of the same number to our registration statement on Form SB-2, filed with the Securities and Exchange Commission on October 10, 1995, and amendments to our Form SB-2, File No. 33-97908-D.

(5) Incorporated by reference, attached as an exhibit to our schedule 14A Information filed with the Securities and Exchange Commission on April 30, 1997, File No. 0-27560, and amended and attached as exhibit 4.6 to our Form S-8, filed on July 2, 1998, File 333-58403.

(6) Incorporated by reference, attached an exhibit of the same number to our Amendment No. 1 to Form 10-QSB for the quarter ended June 30, 1998, filed with the Securities and Exchange Commission on August 24, 1998 (originally filed under cover of Form SE on August 14, 1998)
        File 0-27560.

(7) Incorporated by reference, attached as an exhibit of the same number to our Form 10-QSB for the quarter ending September 30, 1998, filed with the Securities and Exchange Commission on November 16, 1998,
        File 0-27560.

(8) Incorporated by reference, attached an exhibit to our report on Form 8-K filed with the Securities and Exchange Commission on October 18, 2001, File No. 0-27560.

(9) Incorporated by reference, attached as exhibit 10.1 to our report on Form 8-K filed with the Securities and Exchange Commission on January 16, 2002, File No. 0-27560.

(10)    Included in Exhibit 5.

(11)    Included with signature pages.

ITEM 17.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification by the registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referenced in Item 14 of this Registration Statement or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by a director, officer, or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

     (1) For the purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Golden, State of Colorado, on February 7, 2002.

                            ACT TELECONFERENCING, INC
                            Registrant


                            By:         /s/ Gerald D. Van Eeckhout
                                        --------------------------
                                          Gerald D. Van Eeckhout
                                   CHAIRMAN AND CHIEF EXECUTIVE OFFICER

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 8th day of February, 2002 by the following persons in the capacities indicated:

                 SIGNATURE                      TITLE

 /s/ Gerald D. Van Eeckhout             Chairman and Chief Executive Officer
 --------------------------             (Principal Executive Officer)
   Gerald D. Van Eeckhout

    /s/ Gavin J. Thomson                Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)
    --------------------
      Gavin J. Thomson

   /s/ James F. Seifert*                Director
   ---------------------
      James F. Seifert

 /s/ Donald L. Sturtevant*              Director
 -------------------------
    Donald L. Sturtevant

    /s/ Ronald J. Bach*                 Director
    -------------------
       Ronald J. Bach

/s/ Carolyn R. Van Eeckhout             Director
---------------------------
  Carolyn R. Van Eeckhout

*  By Gavin J. Thomson, Attorney in Fact

                                POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gavin J. Thomson and Carolyn R. Van Eeckhout, each or either of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 8th day of February, 2002 by the following persons in the capacities indicated:

SIGNATURE                          TITLE

/s/ Gerald D. Van Eeckhout
----------------------------       Chairman and Chief Executive Officer
Gerald D. Van Eeckhout             (Principal Executive Officer)

/s/ Gavin J. Thomson               Chief Financial Officer and Secretary
----------------------------       (Principal Financial and Accounting Officer)
Gavin J. Thomson

/s/ James F. Seifert
----------------------------
James F. Seifert                   Director

/s/ Donald L. Sturtevant
----------------------------
Donald L. Sturtevant               Director

/s/ Ronald J. Bach
----------------------------
Ronald J. Bach                     Director

/s/ Carolyn R. Van Eeckhout
----------------------------
Carolyn R. Van Eeckhout            Director

                                INDEX OF EXHIBITS

All exhibits are filed electronically, unless incorporated by reference.

    NUMBER      DESCRIPTION

     1.1(1)     Form of Agency Agreement
     1.3(1)     Form of Agent's Warrant
     1.4(1)     Form of Warrant Agreement
     3.1(2)     Restated articles of incorporation of ACT April 15, 1996, as amended October 18, 1999, and November 26, 2001
     3.2(3)     Bylaws of ACT, amended and restated as of May 22, 2001
     4.1(4)     Form of specimen certificate for common stock of ACT
     5          Opinion of counsel
    10.(4)      Stock option plan of 1991, as amended, authorizing 400,000 shares of common stock for issuance under the plan
    10.2(4)     Form of stock option agreement
    10.3(4)     Form of common stock purchase warrant
    10.10(4)    Split dollar insurance agreement dated March 1, 1990, between ACT and Gerald D. Van Eeckhout
    10.11(4)    Service agreement dated April 10, 1992 between David Holden and ACT Teleconferencing Limited
    10.19(5)    Stock option plan of 1996, as amended
    10.20(2)    Employee stock purchase plan, as amended
    10.22(6)    Loan and security agreement dated March 31, 1998 and form of stock purchase warrant with Sirrom Capital Corporation and Equitas L.P.
    10.23(6)    Loan agreement with Key Bank, N.A.
    10.24(7)    Lease commitment and warrant with R.C.C. Finance Group Ltd.
    10.25(7)    Contract for the supply of conferencing services design development and information signed July 14, 1998 between
                ACT Teleconferencing Services, Inc. and Concert Global Networks Limited
    10.26(7)    Agreement for the supply of conferencing services signed July 14, 1998 between ACT Teleconferencing Services, Inc.
                and Concert Global Networks Limited
    10.27(7)    Agreement for videoconferencing equipment and services (GTE Telephone Operating Companies) dated October 1, 1998
                10.28(2) Stock option plan of 2000, as amended 10.29(2) Service order attachment signed March 15, 2001, between ACT
                Teleconferencing Services, Inc. and AT&T Corporation for the supply of domestic voice/data services.
    10.30(8)    Asset Purchase Agreement by and between ACT Teleconferencing, Inc., ACT Videoconferencing, Inc. and PictureTel
                Corporation dated as of October 4, 2001.
    10.31(8)    Note in the original principal amount of $2.25 Million with ACT Teleconferencing, Inc. as maker and PictureTel
                Corporation as holder.
    10.32(8)    Letter agreement between ACT Teleconferencing, Inc. and GMN Investors II, L.P. dated as of October 11, 2001, for the redemption of Series A Preferred Stock.
    10.33(8)    Amended and Restated Warrant between ACT Teleconferencing, Inc. and GMN Investors II, L.P.
    10.34(8)    Terms and Conditions for Purchase of Shares between ACT Teleconferencing, Inc. and Special Situations Fund III,
                L.P., Special Situations Cayman Fund, L.P., and Special Situations Private Equity Fund, L.P.
    10.35(9)    Agreement and Plan of Merger dated as of December 21, 2001, by and among ACT Teleconferencing, Inc., ACT Proximity,
                Inc., Proximity, Inc., Robert C. Kaphan, Richard Parlato, and North Atlantic Venture Fund II, L.P.
    21          Subsidiaries of ACT Teleconferencing, Inc.
    23.1        Consent of independent auditors
    23.2(10)    Consent of counsel to the Company
    24(11)      Power of attorney

(1) Incorporated by reference, attached as an exhibit of the same number to our registration statement on Form S-1, filed with the Securities and Exchange Commission on March 10, 2000, File No. 33-32156.

(2) Incorporated by reference, attached as an exhibit of the same number to our registration statement on Form S-1, filed with the Securities and Exchange Commission on December 3, 2001, File No. 333-744138.

(3) Incorporated by reference, attached as an exhibit of the same number to our Form 10-Q for the quarter ended June 30, 2001, filed with the Securities and Exchange Commission on August 21, 2001, File No. 0-27560.

(4) Incorporated by reference, attached as an exhibit of the same number to our registration statement on Form SB-2, filed with the Securities and Exchange Commission on October 10, 1995, and amendments to our Form SB-2, File No. 33-97908-D.

(5) Incorporated by reference, attached as an exhibit to our schedule 14A Information filed with the Securities and Exchange Commission on April 30, 1997, File No. 0-27560, and amended and attached as exhibit 4.6 to our Form S-8, filed on July 2, 1998, File 333-58403.

(6) Incorporated by reference, attached an exhibit of the same number to our Amendment No. 1 to Form 10-QSB for the quarter ended June 30, 1998, filed with the Securities and Exchange Commission on August 24, 1998 (originally filed under cover of Form SE on August 14, 1998) File 0-27560.

(7) Incorporated by reference, attached as an exhibit of the same number to our Form 10-QSB for the quarter ending September 30, 1998, filed with the Securities and Exchange Commission on November 16, 1998, File 0-27560.

(8) Incorporated by reference, attached an exhibit to our report on Form 8-K filed with the Securities and Exchange Commission on October 18, 2001, File No. 0-27560.

(9) Incorporated by reference, attached as exhibit 10.1 to our report on Form 8-K filed with the Securities and Exchange Commission on January 16, 2002, File No. 0-27560.

(10)    Included in Exhibit 5.

(11)    Included with signature pages.